As filed with the Securities and Exchange Commission on June 1, 2021

File No. 024-11410

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Masterworks Collection 001, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

497 Broome Street

New York, New York 10013

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks Collection 001, LLC

497 Broome Street

New York, New York 10013

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	85-4294283
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the offering circular may be obtained.

Masterworks Collection 001, LLC

Preliminary Offering Circular

June 1, 2021

Subject to Completion

500,000 Class A ordinary shares

Representing Class A Limited Liability Company Interests

$10,000,000 Maximum Offering Amount

Masterworks Collection 001, LLC is a Delaware limited liability company formed to facilitate an investment in a portfolio of artwork by artists that have an established track record of public auction sales and historical price appreciation. We believe that, for many investors, our Class A shares represent an effective means to gain economic exposure to the 20th Century and Contemporary segment of the fine art market.

We are offering up to $10,000,000, or 500,000 of our Class A shares representing Class A limited liability company interests, at an offering price of $20.00 per Class A share in a “Tier 2” offering under Regulation A (the “Offering”). We expect to offer Class A shares in this Offering until we raise the maximum amount being offered. The maximum offering period is 24 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time prior to the initial closing. Subscriptions will be accepted on a rolling basis and the initial closing of the Offering and the final closing of the Offering will occur on a date or dates determined by the Company in its discretion. This Offering will commence on the date this Offering is qualified by the SEC. If any of the Class A shares offered remain unsold as of the final closing, a number of Class A shares shall be issued to “Masterworks,” as such term is defined below, at a purchase price of $20.00 per Class A share. Masterworks will acquire any such Class A shares for cash and/or by contributing Class A ordinary shares in single-asset art investment entities sponsored by Masterworks as described in this Offering Circular, which would be valued at $20 per share for such purposes. There is no minimum number of Class A shares or dollar amount that needs to be sold in this Offering as a condition to any closing of this Offering. Subscriptions, once received, are irrevocable by investors but can be rejected by us.

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold through our underwriter, Independent Brokerage Solutions LLC (“IndieBrokers” or the “Underwriter”), a Securities and Exchange Commission (“SEC”) registered broker-dealer, and a member of the Financial Industry Regulatory Authority (“FINRA”) and Securities Investors Protection Corporation (“SIPC”). See “Plan of Distribution” in this Offering Circular.

Our affiliate Masterworks.io, LLC owns an online investment platform located at https://www.masterworks.io/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies that invest in distinct artworks or a portfolio of artworks. Once an investor establishes a user profile on the Masterworks Platform, they can browse and screen potential artwork investments, view details of an investment and sign contractual documents online. Information contained on, or accessible through, the above website is not a part of, and is not incorporated by reference into, this offering circular.

We do not currently intend to list the Class A shares for trading on a national securities exchange. We intend to facilitate secondary sales of Class A shares on a bulletin board platform at www.masterworks.io, referred to as the Masterworks “Secondary Market,” commencing on or after the three-month anniversary of the final closing of this Offering. No assurance can be given that the Secondary Market will provide an effective means of selling your Class A shares or that the price at which any Class A shares are sold through the Secondary Market will be reflective of the fair value of the Class A shares or the underlying artwork.

No sales of Class A shares will be made prior to the qualification of the Offering statement by the SEC. All Class A shares will be offered in all jurisdictions at the same price that is set forth in this offering circular.

Class A shares Offered by Us	Number of Class A ordinary shares	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds, Before Expenses, to Us (2)
Per Class A share:	1	$20.00	$0.00	$20.00
Total (3)	500,000	$10,000,000	$0.00	$10,000,000

(1)	We have engaged IndieBrokers as the Underwriter in connection with this Offering. IndieBrokers may engage other broker-dealers to assist us in finding potential investors. IndieBrokers will receive certain fees and commissions and expense reimbursements from Masterworks, in respect of its activities, but no commissions, fees or expense reimbursements of IndieBrokers shall be paid by the Company or from the proceeds of this Offering. The maximum amount of underwriting compensation payable to IndieBrokers in connection with this offering shall not exceed approximately 4.06% of the gross offering proceeds if the maximum offering is sold. IndieBrokers is acting solely on a “best efforts” basis and will not acquire or sell any Class A shares for its own account. The Company intends to distribute the Offering through the Masterworks Platform. See the section entitled “Plan of Distribution” beginning on page 31 of this offering circular for additional information.

(2)	This amount does not include underwriting compensation, including maximum fees and commissions payable to IndieBrokers and estimated offering expenses in an aggregate amount of approximately $455,812, all of which will be paid by Masterworks, rather than from the net proceeds of the Offering.

(3)	Assumes that the maximum aggregate offering amount of $10,000,000 is received by us.

The Class A shares are to be offered on a “best efforts” basis primarily through the Masterworks Platform. The Company is not offering, and does not anticipate selling, Class A shares in any state where IndieBrokers is not registered as a broker-dealer.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Class A shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 15.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

We expect that our operations will not cause us to meet the definition of an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), because (1) at all times at least 60% of the value or our assets will consist only of cash, controlling interests in entities that own artwork and whole ownership of works of art, none of which is deemed to be an “investment security” for purposes of the 1940 Act, and (2) at all times we will not be engaged primarily in owning, holding, investing or trading in “investment securities” (as such term is used for purposes of the 1940 Act).

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions, whether via the Masterworks Platform or otherwise, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received. Periodically, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 497 Broome Street, New York, New York 10013 and our phone number is (203) 518-5172. Our corporate website address is located at www.masterworks.io. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II of Form 1-A.

INDEPENDENT BROKERAGE SOLUTIONS LLC

The date of this offering circular is ______, 2021.

We have not and IndieBrokers has not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. Neither we nor IndieBrokers take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this offering circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to artwork, artists, the art market, and the art industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to any artwork. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Class A shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF CERTAIN TERMS AND DEFINITIONS

In this offering circular, unless the context indicates otherwise, the following terms have the following meaning:

●	“Artwork” refers to any painting, sculpture or other artistic object included in the Portfolio.

●	“Artwork Investments” refers generically to Single-Asset Issuer Investments and Whole Artwork Investments.

●	“Masterworks” refers to Masterworks.io, LLC, and or its wholly owned subsidiaries, which include (i) Masterworks Investor Services, LLC, which will conduct operations related to investor relations and pay all fees and expenses of the Underwriter, (ii) Masterworks Administrative Services, LLC, which will provide administrative services to us and Single-Asset Issuers, and which is referred to herein as the “Administrator,” and (iii) Masterworks Gallery, LLC, which performs certain artwork acquisition, divestiture and financing operations. The term “Masterworks” does not include Masterworks Collection 001, LLC, any Masterworks Single-Asset Issuer, Masterworks Cayman or Masterworks Transfer Services, LLC.

●	“Masterworks Cayman” refers to a Cayman Islands segregated portfolio company, segregated portfolios of which will be the direct purchasers of and will hold title to all Artwork in the Portfolio.

●	“Masterworks Platform” refers to the first online fine art investment platform located at https://www.masterworks.io/. The Masterworks Platform gives eligible investors the ability to:

○	Browse art investment offerings;
○	Transact entirely online, including digital legal documentation, initiate funds transfer, and ownership recordation;
○	Execute secondary sales of shares issued by Masterworks issuers; and
○	Manage and track investments easily through an online portfolio management tool.

●	“Portfolio” refers to all Artwork in which the Company directly or indirectly invests via Artwork Investments.

●	“Share” or “Shares” refers to a Class A ordinary share or Class A ordinary shares, respectively, representing membership interests in the Company.

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●	“Single-Asset Issuer” an entity formed by Masterworks to facilitate investment in a single work of art that issues its shares in Single-Asset Offerings.

●

“Single-Asset Issuer Investment” refers to an investment by the Company in securities of a Single-Asset Issuer, whereby, as part of its investment, the Company acquires the right to replace the board of managers of such Single-Asset Issuer.

●	“Single Asset Offering” means an offering of securities conducted pursuant to Regulation A under the Securities Act of 1933, as amended, conducted by a Single-Asset Issuer.

●	“we,” “our,” “ours,” “us,” “Masterworks Collection 001” or the “Company,” refer to Masterworks Collection 001, LLC, a Delaware limited liability company and its consolidated subsidiaries.

●

“Whole Artwork Investment” refers to an investment by the Company in Artwork which, following such investment, will be 100% beneficially owned by the Company, except for beneficial interests retained or earned by Masterworks.

Dollar amounts throughout this offering circular have been rounded to the nearest whole dollar and information such as auction sale prices, that were originally denominated in a currency other than the U.S. dollar have been converted into U.S. dollars at the prevailing exchange rate on the applicable date of such sale transaction. Information contained on, or accessible through, the foregoing website is not a part of, and is not incorporated by reference into, this offering circular.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this Offering highlight material information regarding us and this Offering. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase the Class A ordinary shares.

Q:	What is Masterworks?

A:	Masterworks.io, LLC has created the first fine art investment platform that facilitates fractional investment in works of art through securities offerings that are available to the general public. “Masterworks” refers to a group of companies that acquire and securitize artwork by creating a legal structure to offer fractional investment in artwork, as well as hold, administer and eventually sell the artwork. These activities, coupled with the Masterworks online investment platform located at https://www.masterworks.io/, enable passive investment in artwork via Regulation A offerings.

Q:	What is Masterworks Collection 001, LLC?

A:	Masterworks Collection 001, LLC, is a Delaware limited liability company, formed to invest, directly and indirectly, in a portfolio of artwork. The specific objects that will comprise the portfolio have not yet been identified. We believe that, for many investors, our Class A ordinary shares represent an effective means to gain economic exposure to the 20th Century and Contemporary segment of the fine art market.

Q:	How is this Offering different from past offerings sponsored by Masterworks?

A:

To date, all offerings sponsored by Masterworks have been conducted by entities that were formed to hold a single work of art which has been identified at the time of investment. These entities are referred to herein as “Single-Asset Issuers.” Masterworks intends to continue to conduct these types of offerings by Single-Asset Issuers, which we refer to as “Single-Asset Offerings” and, after this Offering is qualified by the SEC, potential investors will have the choice to invest directly in Single-Asset Offerings or to invest in this Offering. We believe that this Offering makes it easier for an investor to gain more diversified exposure to the 20th Century and Contemporary segment of the art market through a single investment. It is intended that no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio.

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Q.	How will Masterworks Collection 001 allocate capital to investments?

A:

Our investments will vary in size, depending on the value of the specific Artwork and the composition of the Portfolio at the time of the investment, but no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio. The Offering proceeds will be invested in a manner intended to preserve or further enhance the diversification of the Portfolio. Although we have broad discretion to allocate the proceeds of this Offering, our objective is to achieve sufficient exposure to each of the artists we invest in to achieve a diversified portfolio of Artwork Investments.

Q.	What are the main advantages and disadvantages of investing in this Offering as compared to investing directly in Single-Asset Issuers?

A:	We believe that the primary advantage of investing in this Offering is that it provides the easiest way to gain diversified exposure to the 20th Century and Contemporary segment of the fine art market. The disadvantages are that you will not have discretion with respect to specific investments made by us in individual artworks and you may not be able to sell your shares.

The primary disadvantage of investing in this Offering as opposed to investing in Single-Asset Offerings is that we have not identified any specific investments to acquire with the net proceeds of this Offering so you are more reliant on Masterworks to select an appropriate mix of Artwork Investments. You cannot determine which Single-Asset Offerings we may choose to invest in and you cannot determine the amount we invest in each Single-Asset Offering. By contrast, if you invest in Single-Asset Offerings, you can also rebalance your holdings by electing to buy shares or sell shares acquired in Single-Asset Offerings in secondary market transactions via the Masterworks Secondary Market. These features of Single-asset Offerings give you more control over the specific artwork you invest in and more flexibility to create and maintain an art investment portfolio that matches your individualized investment objectives, but requires more active ongoing participation.

Q.	What type of artwork will the Company invest in?

A.	We currently expect to invest in the same broad categories of artwork and types of artists that Single-Asset Issuers have previously acquired. These works are typically 20th Century and Contemporary paintings by artists with a track-record of price appreciation based on auction sale history that are acquired at a purchase price of between $500,000 and $30,000,000. A list of artists that we believe are representative of the types of artists we seek to invest in is included on page 43 of this Offering Circular.

Q.	What fees and expenses are paid to Masterworks?

A.	We currently expect that a majority of our investments will be investments in shares of Single-Asset Issuers. We will not pay any separate fees to Masterworks for administering our operations or our activities with respect to investments in Single-Asset Issuers. Masterworks pays all of the ordinary and necessary costs and expenses of administering our business and the business of Single-Asset Issuers for which it receives certain fees and expense reimbursements, including a 20% profits interest and a 1.5% annual administrative services fee in the form of shares from the Single-Asset Issuers. These shares will be subject to vesting provisions set forth in the applicable administrative services agreement. In addition to investing in Single-Asset Issuers, we may also acquire whole artwork, in which case Masterworks will receive a comparable administrative services fee, which will also be subject to vesting provisions set forth in the administrative services agreement, and profits interest from our subsidiary, Masterworks Artwork Holdco 001, LLC.

Masterworks also receives a cash true-up up to 11% of the purchase price of Artwork for sourcing and financing the Artwork and may receive a sales commission in connection with a disposition of the Artwork if it brokers the sale without engaging an intermediary. Masterworks receives no compensation or reimbursement for underwriting fees or other costs in connection with this Offering or any other securities offering.

Q.	Will Masterworks Collection 001 always maintain a diversified portfolio of art investments at all times?

A.

No. We expect that individual Artwork Investments will be acquired and liquidated episodically and opportunistically. As Artwork Investments are sold or liquidated, we expect to distribute the proceeds to shareholders and our remaining capital will be concentrated in a shrinking number of Artwork Investments until we sell or liquidate our last Artwork Investment, distribute the net proceeds and dissolve our Company.

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Q.	Will Masterworks launch other investment entities similar to the Company?

A.	We expect that if this Offering is successful, Masterworks will launch other companies with a similar structure and investment strategy in the future, which would allow for further art investment diversification.

Q.	Does the Company plan to make distributions?

A.	We do not intend to make regular cash distributions, but we do intend to distribute to our shareholders of record the net proceeds from the sale or liquidation of Artwork Investments. We anticipate that Artwork will be sold and distributions will be made episodically between the three-year anniversary and ten-year anniversary of the final closing of this Offering, but Artwork may be held indefinitely. The timing of Artwork sales cannot be predicted. Accordingly, you should be prepared to hold your investment in the Class A shares for an indefinite period of time.

Q.	Is the Company required to liquidate all Artwork Investments on or before the ten-year anniversary of the final closing of the Offering ?

A.	No. The timing of Artwork sales cannot be predicted and Artwork Investments may be held for an indefinite period.

Q.	How will the Company fund distributions?

A.	Our only sources of cash flow following the final closing of the Offering will be from the sale or liquidation of Artwork or Artwork Investments.

The timing of our receipt of cash flows to make distributions is uncertain. When Artwork is sold, we will receive our share of the net proceeds as a dividend and all of such cash proceeds will, in turn, be distributed to our shareholders in accordance with our operating agreement, subject to a limited exception for a sale of Artwork occurring within one-year of the final closing of this Offering, in which case, we may elect to reinvest the proceeds. We may also sell all or a portion of our shares in one or more Single-Asset Issuers to unaffiliated third party investors, in which case we would also distribute all of the net proceeds of such sale to our shareholders.

Q.	Who can help answer my questions about the Offering?

A.	If you have more questions about the Offering, or if you would like additional copies of this offering circular, you should contact us by email at support@masterworks.io or by mail at:

Masterworks Collection 001, LLC

c/o Masterworks Administrative Services, LLC

497 Broome Street

New York, New York 10013

Attn: Investor Relations

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SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Class A shares. You should read this entire offering circular carefully, especially the risks of investing in the Class A shares discussed under “Risk Factors,” before making an investment decision.

Overview

We were formed as a Delaware limited liability company on December 14, 2020 to facilitate an investment in a portfolio of artwork by artists that have an established track record of public auction sales and historical price appreciation. We believe that, for many investors, our Class A shares represent an effective means to gain economic exposure to the Portfolio and, by extension, to the 20th Century and Contemporary segment of the fine art market. Masterworks will manage all maintenance and administrative services relating to the Portfolio and the Company. We will not conduct any business activities except for activities relating to Artwork Investments. Our strategy will be to make Artwork Investments that provide our investors with diversified exposure to the 20th Century and Contemporary segment of the art market.

We are offering up to 500,000 Class A shares in this Regulation A+ Offering for aggregate proceeds of up to $10,000,000.

We do not expect to generate any material amount of revenues or cash flow unless and until Artwork or Artwork Investments are sold and no profits will be realized by investors unless they are able to sell their Class A shares or Artwork or an Artwork Investment is sold. We will be totally reliant on Masterworks for administrative services, including services relating to the Artwork and to fund operations.

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Objectives and Strategy

Our objective is to provide our investors with diversified exposure to the 20th Century and Contemporary segment of the art market. We intend to invest in artwork by artists that have an established track record of public auction sales and historical price appreciation. We and the Single-Asset Issuers in which we invest will hold such Artwork for an indefinite period of time and seek to realize gains by opportunistically timing the sale of Artwork and Artwork Investments, generally between three (3) and ten (10) years of making our investment, although Artwork and Artwork Investments may be held for a substantially longer period of time.

The Offering proceeds will be invested in a manner intended to preserve or further enhance the diversification of the Portfolio. Our investments will vary in size, depending on the value of the specific Artwork and the composition of the Portfolio at the time of the investment, but we will not acquire more than 49.9% of the Class A shares of any Single-Asset Issuer and as of the final closing of the Offering, no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio. Our objective is to create a relatively balanced and diversified Portfolio within the 20th Century and Contemporary segment.

The Art Market

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. The total value of artwork held by private collectors has been estimated to be approximately $1.7 trillion, according to the Deloitte Art and Finance Report 2019, or roughly half of the size of the private equity market. Over the past decade, total annual art sales have ranged from $50.1 to $68.2 billion and have grown at a 5.1% compound annual growth rate since 1995.

The global art market is influenced over time by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

Investments

We have not yet identified any of the Artwork that will be included in the Portfolio. We expect that the types of Artwork we invest in will be similar in many respects to artwork that Masterworks affiliates have acquired in the past. Artwork will consist primarily of paintings, but may also include sculptures and other artistic objects, created by 20th Century and Contemporary artists with a track record of historical price appreciation at public auction. Our investments will vary in size, depending on the value of the specific Artwork and the composition of the Portfolio at the time of the investment, but we will not acquire more than 49.9% of the Class A shares of any Single-Asset Issuer and as of the final closing of the Offering, no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio.

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We currently expect that a majority of our Artwork Investments will take the form of Single-Asset Issuer Investments. As the Company raises funds in the Offering, we intend to purchase shares in Single-Asset Offerings. When and if we become an “accredited investor” with at least $5.0 million in assets, we may also purchase shares in Single-Asset Issuers in privately negotiated resale transactions or, in the future, on an automated trading system or exchange on which such shares may then be listed for trading. We do not intend to purchase securities on the Masterworks Secondary Market, in registered offerings or in primary private placements. All Single-Asset Issuers that we invest in will be subject to ongoing SEC reporting obligations under Regulation A and are expected to have a substantially similar offering, governance, organizational, tax and fee structure as past offerings conducted via the Masterworks Platform, although we will have the absolute right to reconstitute, remove or replace the Board of Managers of certain Single-Asset Issuers that we invest in. We will invest in Single-Asset Offerings on the same terms and at the same price as other non-affiliated investors. We may also make Whole Artwork Investments if our Board of managers determines that such acquisitions would facilitate our diversification objectives.

Artwork will be purchased at public auctions through auction houses and in privately negotiated transactions from private sellers. Masterworks may advance us and or Single-Asset Issuers all or a portion of the funds required to make Artwork Investments.

Any Artwork Investment will be identified and described in a Current Report on Form 1-U and a supplement to this Offering Circular filed pursuant to Rule 253(g)(2) under the Securities Act. Additionally, the Form 1-U will include an exhibit containing a copy of the agreement used to acquire the Artwork or a link to such agreement if it has been previously filed by a Single-Asset Issuer.

Asset Sales; Limited Reinvestment Rights

We and the Single-Asset Issuers that we invest in intend to own the Artwork for an indefinite period, although the Artwork is effectively perpetually available for sale following its acquisition by us or the Single-Asset Issuer, as applicable. We, in our sole and absolute discretion, will be able to execute a sale of the Artwork representing Whole Artwork Investments at any time and in any manner and the Board of Managers of each Single-Asset Issuer, in its sole and absolute discretion, will be able to execute a sale of the Artwork owned by such Single-Asset Issuer at any time and in any manner. We may also sell shares in Single-Asset Issuers. Because we would be deemed to be an “affiliate” of Single-Asset Issuers, the shares we own will not be freely transferable and must be sold pursuant to an exemption from, or in a transaction that is not subject to, the Securities Act of 1933, as amended. When we receive net proceeds from a sale of Artwork or Artwork Investments we will promptly distribute all of such funds to our shareholders. However, in the event that Artwork is sold within one-year of the closing of this Offering, we may elect to reinvest all or a portion of such proceeds within six-months of receipt thereof. Our criteria for reinvestment of proceeds would be the same criteria as we will use to make our initial investments. If a suitable investment is not found within six-months of receipt of proceeds from closing on a sale or any excess proceeds remain after such reinvestment, such proceeds shall be distributed to shareholders in accordance with the Company’s operating agreement. Any election to reinvest proceeds from a sale shall be communicated to all Class A shareholders by email or other electronic means and, if the sale proceeds are deemed to be material in relation to the total assets held by the Company at such time, such sale and any such election to reinvest all or a portion of the proceeds therefrom will be reported on a Form 1-U filed with the SEC. If any sale results in taxable income for our shareholders, we would not reinvest all of the proceeds, but rather we would distribute at least an amount of cash determined by our Board of Managers intended to be sufficient for investors in this Offering to pay such tax obligations. Class A shareholders shall have no consent or approval rights with respect to any reinvestment of proceeds from a sale of Artwork or Artwork Investments that occurs within one-year of the closing of this Offering.

In any transaction involving a sale of Artwork or Artwork Investments, Masterworks would be entitled to recoup expenses incurred in connection with such sale transaction. Masterworks may also determine to sell Artwork without engaging a third-party intermediary, in which event, Masterworks would charge the buyer of the Artwork a reasonable fee, not to exceed the lowest published buyer premium charged by Sotheby’s or Christie’s in effect at such time.

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Administrative Services

Pursuant to an administrative services agreement between us and Masterworks, to be entered into prior to the initial closing of the Offering, the Administrator will fund our ongoing operating costs and expenses and manage all administrative services relating to our business and any Artwork underlying a Whole Artwork Investment, if any.

In addition, we will indirectly benefit from similar agreements between Single-Asset Issuers, Masterworks Cayman and Masterworks with respect to Artwork held by such Single-Asset Issuers in which we invest.

In exchange for services relating to Artwork owned indirectly by Single-Asset Issuers and as reimbursement for ordinary and necessary administrative costs, class A shares in such Single-Asset Issuers will be issued to the Administrator at a rate of 1.5% of the total class A shares of such Single-Asset Issuers outstanding or for which subscriptions have been received, after giving effect to such issuance, per annum, commencing on the date of the final closing of such Single-Asset Offering or the date of an earlier closing if, as of such earlier closing date, the Single-Asset Offering is fully subscribed and at least 95% of the subscription proceeds have been received by the Single-Asset Issuer. These shares will be subject to vesting provisions set forth in the applicable administrative services agreement. There is no overall limit to the number of shares that may be issued to pay these fees. Any extraordinary or non-routine costs, payments and expenses, if any, relating to Single-Asset Issuers, Artwork Investments or the Artwork owned by Single-Asset Issuers will be paid for by the Administrator, but will be reimbursed by the Single-Asset Issuer or its subsidiaries upon the sale of the Artwork or Artwork Investments. The Administrator will have a substantially identical arrangement with our subsidiary, Masterworks Artwork Holdco 001, LLC, or “Holdco”, in respect of Whole-Artwork Investments. Except in respect of Whole Artwork Investments, if any, the Administrator will not receive any separate fees or consideration from the Company in respect of administrative services performed with respect to the Company or Single-Asset Issuer Investments.

Organizational Structure

The following diagram reflects the planned organizational structure that will exist following the Offering:

*All entities are Delaware limited liability companies, except Masterworks Cayman, which is a Cayman Islands segregated portfolio company.

(1)

Single-Asset Issuers are entities that will indirectly beneficially own a single Artwork and will issue two types of membership interests represented by Class A ordinary shares and Class B ordinary shares. Class A shares representing ordinary membership interests in the Single-Asset Issuers will be sold to investors, including the Company, via Regulation A offerings and will be issued to Masterworks following the final closing of the applicable Regulation A offering at a rate of 1.5% of the Class A shares outstanding, or for which subscriptions have been received, per annum in respect of administrative services. These shares will be subject to vesting provisions set forth in the applicable administrative services agreement. The number of Class A shares sold in the Single-Asset Issuer’s Regulation A offering will equal (A) the sum of (i) the purchase price for the applicable Artwork, plus (ii) up to 11% of such amount (up to 10% of the aggregate offering amount), divided by (B) $20.00, which is the price per share that investors (including the Company) will pay for Class A shares in the offering. Masterworks will own 100% of the Class B ordinary shares of Single-Asset Issuers, which entitle Masterworks to 20% of the positive difference, if any, between (X) the net sale proceeds from the Artwork and (Y) the product of (a) the number of Class A shares of the Single-Asset Issuer outstanding at the relevant time of determination and (b) $20.00.

(2)

Masterworks Artwork Holdco 001, LLC, or “Holdco” will be formed to indirectly beneficially own Whole Artwork Investments, if we decide to make any. It is intended that the capitalization of Holdco will be substantially similar to the capitalization of Single-Asset Issuers. Holdco, if formed, shall issue Class A shares to the Company in an amount equal to (A) the sum of (i) the purchase price of the Whole Artwork Investment, plus (ii) up to 11% of such amount, divided by (B) 20, which shall initially represent 100% of the ordinary membership interests of Holdco and Holdco shall issue 1,000 Class B shares to Masterworks Gallery, LLC, which entitle Masterworks to 20% of the positive difference, if any, between (X) the net sale proceeds from a particular Artwork beneficially owned by Holdco and (Y) the capital contribution by the Company made in connection with the acquisition of such Artwork, which equals the amount calculated pursuant to clause (A) above. Class A shares of Holdco will be issued to Masterworks at a rate of 1.5% of the total Class A shares in Holdco outstanding per annum in respect of administrative services. These shares will be subject to vesting provisions set forth in the administrative services agreement. Holdco may incur indebtedness for borrowed money following the final closing of this Offering, provided that our consolidated debt to equity ratio shall not exceed 1:1.

(3)	Single-Asset Issuers and Holdco, if formed, intend to hold title to Artwork beneficially owned by them in segregated portfolios of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company (“Masterworks Cayman”). The Artwork beneficially owned by each Single-Asset Issuer will be the only asset of the segregated portfolio owned by such Single-Asset Issuer and all Artwork beneficially owned by Holdco will be the only asset of a segregated portfolio owned by Holdco. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each portfolio’s assets and liabilities are legally separated from the assets and liabilities of any ordinary or general account and are also separate from assets and liabilities attributed to Masterworks Cayman’s other segregated portfolios. This means that a creditor of Masterworks Cayman will only be entitled to recover against assets attributed and credited to the specific segregated portfolio to which the contract is also attributed. The segregated portfolios of Masterworks Cayman holding title to Artwork do not intend to enter into any contracts or incur any liabilities, except as may be necessary in connection with a purchase and sale of Artwork.

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Masterworks Organizational Structure and Material Relationships

The following diagram reflects the Masterworks Organizational Structure and material relationships that exist or will exist between Masterworks and the Company following the Offering:

(1)	“Masterworks.io” refers to our affiliate Masterworks.io, LLC, which owns the Masterworks Platform at www.masterworks.io which will facilitate online investment in connection with this Offering and facilitates similar offerings for other companies and offerings for Single-Asset Issuers. Scott W. Lynn, the founder of Masterworks and the individual responsible for funding Masterworks, has effective control over Masterworks.

(2)	“Masterworks Investor Services” refers to Masterworks Investor Services, LLC, which conducts investor relations services and pays all fees and expenses of the Underwriter. Masterworks Investor Services is not a registered investment advisor under the Investment Advisors Act of 1940, a registered broker-dealer under the Exchange Act, or licensed under any state securities laws. Masterworks Investor Services acts as an agent of Masterworks Administrative Services, LLC and all services performed by Masterworks Investor Services are covered by the administrative services agreement (See Note 3). Masterworks Investor Services receives no compensation or reimbursement from the Company or investors.

(3)

“Masterworks Administrative Services, LLC or the “Administrator” will pay the expenses of this Offering, other than the Underwriter expenses paid by Masterworks Investor Services, and will operate the Masterworks Platform and will perform administrative services for us, Holdco (if formed) and Masterworks Cayman pursuant to the administrative services agreement. In addition, Masterworks performs and will perform similar services for Single-Asset Issuers and their respective segregated portfolios of Masterworks Cayman. Masterworks recently formed Masterworks Transfer Services, LLC, a wholly owned subsidiary of the Administrator. Masterworks Transfer Services, LLC is registered as a transfer agent with the SEC.

(4)

“Masterworks Gallery” refers to Masterworks Gallery, LLC, which owns 100% of our membership interests prior to giving effect to the Offering. We intend to use the Offering proceeds to purchase shares sold at the offering price of Single-Asset Issuer Investments and or to make contributions to Holdco (which in turn will make contributions to the segregated portfolio of Masterworks Cayman that it owns) to acquire Whole Artwork Investments. Masterworks may advance us any additional funds required to pay such amounts and or may advance funds to Single-Asset Issuers to acquire Artwork. Masterworks will receive any net proceeds of the Offering to repay any advance made to the Company and will indirectly receive a pro rata portion of any net proceeds of the Offering used to make Single-Asset Issuer Investments to the extent Masterworks advanced funds to such Single-Asset Issuer. Masterworks may also receive any unsold Shares, if any, as repayment of its advance and payment of the true-up.

An investment in the Class A shares includes a number of risks and uncertainties which are described in the “Risk Factors” section of this offering circular, including the following:

●

Risks Related to Our Business Model. Our business model is relatively new and untested and we do not plan to generate any material amount of revenues. All fees are earned by Masterworks and are not shared with us. Our strategy and the strategy of Single-Asset Issuers is to hold the Artwork for an extended period of time and sell it at a profit, but no assurance can be given that we or Single-Asset Issuers we will be able to sell the Artwork at a profit or the timing of any such sale. We have not identified any investments to acquire with the net proceeds of this Offering. You will not be able to evaluate our investments prior to purchasing Class A shares. We are permitted to borrow money secured by our Artwork Investments and to the extent we do so there will be added risk associated with such borrowings. In addition, there is a significant risk that subsequent to this Offering we will be determined to be an investment company required to be registered under the Investment Company Act 0f 1940, as amended (the “ICA”), and that registration with the SEC as an investment company would be impractical and therefore, any such determination would force us to restructure or liquidate, in which case Art Investments could be sold for materially less than we paid to acquire them.

●	Risks Associated with an Investment in a Company investing in Fine Art. Artwork can be highly illiquid and investors must be prepared to hold their investment for an extended period of time. The Artwork in the Portfolio may decline in value or may not appreciate sufficiently to exceed administration fees and expenses. There are a variety of other risks to art investing, including, without limitation, the risk of claims that the artwork is not authentic, physical damage and market risks for any particular artist or work.

●	Risks Relating to Our Relationship with Masterworks. Since we have minimal liquid assets, we are totally reliant on Masterworks to administer our business. If Masterworks were to cease operations for any reason it would be difficult for us to find a replacement administrator and we and Single-Asset Issuers would likely be required to sell the Portfolio and dissolve the Company.

Masterworks:

●	will earn fees and incur expenses relating to services to be provided to the Single-Asset Issuers, segregated portfolios of Masterworks Cayman and Holdco, if formed;
●	may receive a selling commission from a buyer upon a sale of Artwork if such sale does not involve a selling agent or a sales commission from us in connection with a securitization of Whole Artwork Investments, up to an amount not to exceed the lesser of the then-prevailing buyer’s premium fees at Christies or Sotheby’s;
●	may in the future receive fees in connection with trading shares of Masterworks issuers;
●	will receive a “true-up” in connection with acquiring Artwork of up to approximately 11% of the purchase price of such Artwork;
●	will own a 20% “profits” interest in Single-Asset Issuers and Holdco, if formed; and
●	may have economic interests that diverge from your interests.

●	Risks Related to Ownership of the Class A shares and the Offering. Investors in this Offering will have limited voting rights and Masterworks and its affiliates will have significant discretion to operate the business and sell the Artwork. In addition, Class A shares held by Masterworks and certain electing shareholders, if any, are non-voting, but will become voting shares upon sale, which makes it difficult to predict or determine the aggregate voting power represented by your shares at any given point in time. In addition, we do not currently intend to list the Class A shares for trading on a national securities exchange and although we intend to facilitate secondary sales of Class A shares on the Masterworks Secondary Market, the Secondary Market will have significant limitations. Accordingly, the Class A shares are highly illiquid and investors need to be prepared to own the Class A shares for an extended and indefinite period.

Company Information

We are a manager-managed limited liability company, managed by the Board of Managers. Our principal office is located at 497 Broome Street, New York, New York 10013 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks.io at www.masterworks.io. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

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THE OFFERING

Class A shares Offered	Up to 500,000 Class A shares, on a “best efforts” basis for up to $10,000,000 of gross proceeds. Purchasers of the Class A shares will become members of the Company.

Offering Price per Class A share by the Company	$20.00 per Class A share.

Number of Shares Outstanding Before the Offering	As of the date of this filing, 100% of the membership interests of Masterworks Collection 001, LLC are held by Masterworks. At the time of the initial closing of this Offering, all of Masterworks’ membership interest will be redeemed by the Company for $100, which is the amount of its initial capital contribution.

Amended and Restated Operating Agreement	Our amended and restated operating agreement, referred to herein as the “operating agreement,” created a single class of membership interests of the Company in the form of Class A shares. By participating in this Offering, investors will become party to the operating agreement.

Number of Shares Outstanding After the Offering	500,000 Class A shares.

Minimum and Maximum Investment Amount	The maximum investment amount per investor is $500,000 (25,000 Class A shares) and the minimum investment amount per investor is $100,000 (5,000 Class A shares), however, we can waive the maximum or minimum purchase restriction on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us prior to acceptance. Further, pursuant to the terms of the Company’s Operating Agreement, an investor generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 19.99% of the total number of Class A shares outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Subscribing Online	Our affiliate Masterworks.io owns the Masterworks Platform and Masterworks Administrative Services, LLC operates the Masterworks Platform located at https://www.masterworks.io/ that enables investors to become equity holders in companies that own artworks. Through the Masterworks Platform, investors can browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the Offering will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. For additional information, see “Plan of Distribution – Subscription Procedures.”

Underwriter	Independent Brokerage Solutions LLC (“IndieBrokers” or “Broker”), a New York limited liability company and a broker-dealer that is registered with the SEC and in each state where the offering will be made is an Underwriter of this Offering on a “best efforts” basis. IndieBrokers is a member of FINRA and SIPC.

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Payment for Class A shares	After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price in the form of ACH debit transfer or wire transfer into a segregated non-interest bearing account held by us with First Republic Bank Corporation or a similar institution until the applicable closing date. We may also permit payment to be made by credit card. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” On each closing date, the funds in the account will be released to us and the associated Class A shares will be issued to the investors in this Offering. If there is no closing of this Offering, the funds deposited in the segregated account will be returned to subscribers by mail via a check in U.S. dollars, without interest. Credit card subscription shall not exceed the amount permitted by applicable law, per subscriber, per transaction.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Class A shares will be offered worldwide, provided that we may elect not to sell shares in particular jurisdictions for regulatory or other reasons. No sales of Class A shares will be made anywhere in the world prior to the qualification of the offering circular by the SEC in the United States and FINRA’s issuance of a No Objections Letter. All Class A shares will be offered everywhere in the world at the same U.S. dollar price that is set forth in this offering circular.

Voting Rights	The Class A shares have no voting rights other than to vote, as a single class, to approve certain acts as described in our operating agreement, including the right to vote on certain amendments to the operating agreement and the administrative services agreement. Any member that beneficially owns 5% or more of the Class A shares (excluding shares beneficially owned by Masterworks, if any) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A shares beneficially owned by such member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates.

Risk Factors	Investing in the Class A shares involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A shares.

Use of Proceeds	We expect to receive gross proceeds from this Offering of up to $10,000,000. Masterworks will pay all expenses of the Offering, including fees and expenses associated with qualification of the Offering under Regulation A and all fees and expenses of the Underwriter. Therefore, the gross proceeds from this Offering will equal the net proceeds from this Offering. We intend to use the proceeds of this Offering to make Artwork Investments. Masterworks may, but has no obligation to, advance us any additional funds required to consummate one or more Artwork Investments. Such advances shall not bear interest. To the extent any such advance is made, a portion of the proceeds will be used to repay such advance. Our investments will vary in size, depending on the value of the specific Artwork and the composition of the Portfolio at the time of the investment, but no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio.

●

In connection with Single-Asset Issuer Investments, proceeds shall be used to purchase shares in the Single-Asset Offering conducted by such Single-Asset Issuer at the same share price as paid by other investors in such offering. The Single-Asset Issuer will, in turn, use the proceeds from the Single-Asset Offering to, indirectly through a segregated portfolio of Masterworks Cayman, acquire a single Artwork (and/or to repay any advance made by Masterworks for such purpose) and to pay Masterworks up to 11% of the purchase price of the Artwork (up to 10% of the total amount of such Single-Asset Issuer offering) as a true-up payable to Masterworks. None of the proceeds of any Single-Asset Offering will be used to compensate or reimburse Masterworks for underwriting fees or other costs and expenses relating to such offering, all of which will be paid by Masterworks.

●

In connection with Whole Artwork Investments, if we decide to make any, we will form Holdco and proceeds will be contributed to Holdco and thereafter contributed to the segregated portfolio of Masterworks Cayman that it owns in an amount equal to the purchase price for the applicable Artwork (and or to repay any advance made by Masterworks for such purpose). Masterworks will receive a true-up in respect of Whole Artwork Investments equal to up to 11% of the purchase price of the Artwork. None of the proceeds of this Offering will be used to compensate or reimburse Masterworks for underwriting fees or other costs and expenses relating to such offering, all of which will be paid by Masterworks.

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Closings

The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. Subscriptions will be accepted on a rolling basis. If less than 500,000 Class A shares have been issued, representing less than $10,000,000 of subscriptions as of the final closing, a number of Class A shares shall be issued to Masterworks, at a purchase price of $20.00 per Class A share, such that not less than 500,000 Class A shares will be outstanding as of the final closing. Any shares issued to Masterworks shall be issued for cash or in exchange for shares of Single-Asset Issuers (valued at their initial offering price of $20.00 per share). The maximum Offering period and maximum investment period is 24 months from the date of commencement.

Termination of the Offering	We reserve the right to terminate this Offering for any reason at any time prior to the initial closing.

Transfer Restrictions	The Class A shares may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A shares,
●	To a trust or other entity for estate or tax planning purposes,
●	As a charitable gift,
●	On a trading platform approved by Masterworks, such as the Masterworks Secondary Market, or
●	In a transaction otherwise approved by Masterworks.

Transfer Agent and Registrar	We have not engaged a transfer agent and initially the Company will act as registrar and maintain the Company’s share register. The Company may engage Masterworks Transfer Services, LLC, a wholly owned subsidiary of the Administrator, as the transfer agent for the Class A shares when we determine that it is prepared to assume such role.

Distributions

We anticipate that Artwork will be sold and distributions will be made episodically following the three-year anniversary of the final closing of this Offering and we intend to seek to liquidate Artwork Investments between three (3) and ten (10) years, but the timing of Artwork sales cannot be predicted and Artwork Investments may be held for more than ten (10) years. Accordingly, you should be prepared to hold your investment in the Class A shares for an indefinite period of time.

No distribution will be made unless and until there is a sale of Artwork in the Portfolio, at which point we plan to distribute the net proceeds to shareholders, except in the case of a sale of Artwork within one-year of the closing of this Offering, in which case we may reinvest all or a portion of the proceeds. When the last remaining Artwork in the Portfolio is sold, we will distribute a final liquidating distribution and dissolve the Company. There can be no assurance as to the timing of any distribution or that we will pay a distribution at all.

Determination of Offering Price	The Offering price per Class A share and the offering size were randomly determined by Masterworks.

Prior to this Offering, no public market exists for the Class A shares, and there can be no assurance that a public market will ever exist for the Class A shares. The Company believes that the per share offering price will constitute a reasonable estimate of the fair value of the Class A shares as of the date of this Offering Circular.

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DISTRIBUTION POLICY

The timing of our receipt of cash flows to make distributions is uncertain. When Artwork is indirectly sold by a Single-Asset Issuer (or Holdco, if formed) it will distribute the net proceeds in accordance with its operating agreement and all of such cash will, in turn, be distributed to our shareholders in accordance with our operating agreement, provided that we may reinvest proceeds from a sale occurring within one-year of the final closing of this Offering or a sale that results in net proceeds that are less than the Company’s acquisition cost during the first five years following the final closing of the Offering. We anticipate that Artwork will be sold and distributions will be made episodically between the three-year anniversary and the ten-year anniversary of the final closing of this Offering, but the timing of Artwork sales cannot be predicted and certain Artwork Investments may be held for more than ten (10) years. Accordingly, you should be prepared to hold your investment in the Class A shares for an indefinite period of time.

We have not declared or paid dividends on the Class A shares since our formation and do not anticipate paying dividends in the foreseeable future on any shares, unless and until Artwork or Artwork Investments are sold, at which point we will pay any expenses for which we are responsible and make distributions to our shareholders in accordance with our operating agreement. There can be no assurance as to the timing of distributions or that we will pay any distributions at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our receipt of cash from the sale or liquidation of Artwork or Art Investments.

RISK FACTORS

The purchase of the Class A shares offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

The Company is a new company and our business model is untested.

The Company is a new company that was formed on December 14, 2020 and had no operating history. We cannot make any assurance that our business model can be successful. Since inception, the scope of our operations has been limited to our formation. Our operations will be dedicated to raising capital in this Offering and acquiring and maintaining the Portfolio and facilitating the ultimate sale of Artwork Investments. We do not expect to generate any material amount of revenues or cash flow until Artwork or Artwork Investments are sold and no profits will be realized by our investors unless the Artwork or Artwork Investments are sold for more than we or Single-Asset Issuers acquire them for and there are sufficient funds after all applicable costs and expenses in order to effectuate distributions to holders of our Class A shares. It is difficult to predict whether this business model will succeed or if there will ever be any profits realized from an investment in the Class A shares.

We do not expect to generate any material amount of revenues and rely on the Administrator to fund our operations.

We do not expect to generate any material amount of revenues or cash flow unless and until an Artwork or Artwork Investment is sold. All fees are earned by Masterworks and will not be shared with us. No profits can be realized by our investors unless the Artwork or Artwork Investments are sold for more than we or Single-Asset Issuers invested to acquire them and there are sufficient funds to effectuate distributions after paying the applicable costs, fees and expenses, or the investors sell their Class A shares. Accordingly, we will be completely reliant on Masterworks to fund our operations.

Because we have not identified specific Artwork Investments, you will not have the opportunity to evaluate our Artwork Investments before you invest, which makes your investment more speculative.

Because we have not identified any Artwork or Artwork Investments, we are not able to provide you with any information to assist you in evaluating the merits of any specific Artwork Investments that we may make, except for investments that may be described in supplements to this offering circular. Because you will be unable to evaluate the economic merit of Artwork Investments before we make them, you will have to rely entirely on the ability of our Board of Managers, with the assistance of Masterworks, to select suitable Artwork Investments. Accordingly, there is a risk that your investment funds may not be invested in a manner with which you agree.

We are relatively undiversified since our strategy is to achieve capital appreciation from a portfolio of artwork.

Our Company was formed to facilitate investment in artwork. We will not invest in any other assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A shares riskier than an investment in a more diversified pool of assets or business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in value of the Portfolio, which may not correlate to changes in the overall art market or any segment of the art market.

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Artwork Investments may be sold at a loss or at a price that results in distributions that are below the purchase price, or no distribution at all.

Any sale of Artwork or Artwork Investments could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price we paid to acquire the Artwork Investment or that a Single-Asset Issuer paid to acquire the Artwork. We and Single-Asset Issuers in which we invest intend to hold Artwork for an extended period of time and may choose to sell the Artwork opportunistically if market conditions are favorable, which we and Single-Asset Issuers believe is necessary to achieve optimal returns. Although the value of the Portfolio may decline in the future, we have no current intention nor economic incentive to sell Artwork at a loss and the same is true of Single-Asset Issuers in which we invest. In the future, we or Single-Asset Issuers may elect to do so if it is determined that such a transaction would be necessary to satisfy fiduciary obligations to shareholders. Lastly, circumstances may arise that may compel us or Single-Asset Issuers to sell the Artwork at an inopportune time and potentially at a loss, such as if we or they face litigation, regulatory challenges or if Masterworks ceases to exist. Investors should be prepared to hold their Class A shares for an indefinite period of time, as there can be no assurance that the Class A shares can ever be resold or that the Artwork Investments can ever be sold or that sale of all Artwork Investments would occur at a price that would result in cumulative distributions of more than $20.00 per Class A share.

The timing and potential price of a sale of Artwork are impossible to predict, so investors need to be prepared to own the Class A shares for an uncertain or even indefinite period of time.

We and Single-Asset Issuers intend to hold the Artwork for an indefinite period, although the Artwork in the Portfolio will be perpetually available for sale following the Offering and we will evaluate any reasonable third party offers to acquire the Artwork. In addition, the occurrence of certain events may compel us or Single-Asset Issuers to sell Artwork. Accordingly, a risk of investing in the Class A shares is the unpredictability of the timing of a sale of the Artwork and the unpredictability of funds being available for cash distribution and investors should be prepared for both the possibility they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive one or more cash distributions at any time following the completion of the Offering. An investment in the Class A shares is unsuitable for investors that are not prepared to hold their Class A shares for an indefinite period of time, as there can be no assurance that the Class A shares can ever be resold or that the Artwork can be sold within any specific time frame, or at all.

Entities we invest in issue equity to Masterworks for administrative services and costs which will have a dilutive effect on the holders of our Class A shares.

There are various services required to administer our business, the business of Single-Asset Issuers that we invest in and to maintain the Artwork in the Portfolio. Pursuant to administrative services agreements with Masterworks, the Administrator will manage all administrative services relating to our business and the business of each Single-Asset Issuer that we invest in and the maintenance of all Artwork in the Portfolio. The Administrator will perform or engage agents to perform all administrative services and will pay all ordinary and necessary costs and expenses associated with such administration and maintenance. In exchange for these services and incurring these costs, the Administrator will receive equity interests in Single-Asset Issuers and, if we make any Whole Artwork Investments, in Holdco. These equity issuances to Masterworks will effectively result in dilution of 1.5% per annum to Class A shareholders in their indirect ownership of the Artwork. These equity-based administrative fees will have an indirect dilutive effect on the holders of our Class A shares and will effectively reduce the tangible book value per Class A share over time. In addition, we and Single-Asset Issuers remain responsible to reimburse the Administrator for third-party costs associated with extraordinary or non-routine services. Accordingly, while we do not expect to issue any membership interests following the completion of this Offering, investors will be diluted indirectly by issuances by entities in which we invest.

In the event we are able to sell the Artwork, your potential investment returns will be lower than the actual appreciation in value of the Artwork due to applicable commissions, fees and expenses.

In the event the Artwork is sold, your distribution of cash proceeds will be reduced by commissions, fees and expenses incurred as a result of administering, marketing and selling the Artwork, as well as dilution from equity issuances to the Administrator by Single-Asset Issuers and Holdco, if formed, pursuant to the administrative services agreements. Transaction costs incurred as part of the sale of Artwork will differ depending on whether we choose or are able to sell the Artwork privately or through a public auction. In a public auction, the principal transaction costs are a seller’s commission and buyer’s premium (a form of selling commission, based on a graduated scale set by each auction house), both of which reduce the net proceeds received by a seller from what a buyer ultimately pays. The final reported sales price includes the hammer price (i.e. the price at which the auctioneer declared the winning bid), and the buyer’s premium. The buyer may also separately incur additional sales or VAT taxes, fees or royalties. A seller typically receives the hammer price less the seller’s commission, if any. The economic terms negotiated between the seller and the auction house can vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. If we or Single-Asset Issuers sell Artwork in private transactions, there may be sales commissions payable to third parties who arrange for the sale transaction or, if no seller’s agent is engaged in connection with such sale, Masterworks may charge a buyer commission in connection with such sale up to an amount not to exceed the lesser of the then-prevailing buyer’s premium fees at Christies or Sotheby’s. While we and Single-Asset Issuers believe we and they may be able to substantially reduce the transaction costs of selling the Artwork, they will not be able to be entirely eliminated.

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In addition, Masterworks will be entitled to its 20% profits interest in each Single-Asset Issuer and in Holdco, if formed, in respect of Whole Artwork Investments, plus Class A shares issued by each Single-Asset Issuer and Holdco, if formed, pursuant to the administrative services agreements. Accordingly, your investment returns upon a sale of Artwork, if such a sale can occur and if such sale can generate sufficient funds for a distribution after accounting for applicable fees and expenses, may be significantly lower than the actual rate of appreciation of the relevant Artwork.

During the offering and investment period and again during the sell-down period, we may not offer diversified exposure and there are concentration risks during such periods.

We expect that individual Artwork Investments will be acquired and liquidated episodically and opportunistically. As Artwork Investments are sold or liquidated, we expect to distribute the proceeds to shareholders and our remaining capital will be concentrated in a shrinking number of Artwork Investments until we sell or liquidate our last Artwork Investment, distribute the net proceeds and dissolve our Company.  Accordingly, during these two periods of time, each of which could last for several months or years, our investments may be concentrated in a small number of Artworks or even a single Artwork. Any such reduction in our diversification increases the risk that a particular artist or object will bear a disproportionate adverse impact on our performance.

We may incur debt for borrowed money, which could significantly increase the risk to our investors by compelling us to liquidate Artwork Investments at an inopportune time.

Our Board of Managers may determine to borrow money to support Artwork Investments if it believes we can do so on terms that would be expected to increase total returns for shareholders. Adding leverage to our capital structure increases the riskiness of an investment in our Class A shares. Any such borrowing will likely be secured by our Artwork Investments and would require full or partial repayment within a prescribed time frame, which could limit our flexibility to hold Artwork Investments for an indefinite time period and may require us to sell or dispose of Artwork Investments at an inopportune time. Our only means to service indebtedness obligations would be through refinancing, which may be unavailable, or through a sale of Artwork Investments. We are not permitted to sell additional Class A shares unless such issuance is approved by our Class A shareholders and the Company’s ability to service indebtedness obligations through sales of newly issued Class A shares is accordingly limited. Any such forced sale of Artwork Investments could result in losses or smaller gains than we would otherwise have achieved.

There is a significant risk that the SEC will disagree with our analysis that we are not an “investment company” under the Investment Company Act of 1940, as amended (the “ICA”).

There is a significant risk that subsequent to this Offering we will be determined to be an investment company required to be registered under the ICA, which would have severe adverse consequences for our Company. Section 3(a)(1)(A) of the ICA, which defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the ICA defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities”, among other things, are securities issued by “majority-owned subsidiaries” that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the ICA.

The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The ICA defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The ICA further defines “voting securities” as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat Single-Asset Issuers in which we have a right to remove, replace and or reconstitute the Board of Managers as majority-owned subsidiaries.

We expect that our operations will not cause us to meet the definition of an “investment company” under the ICA, because (1) at all times at least 60% of the value of our assets will consist only of cash, interests in Single-Asset Issuers that we have the right to remove, replace and reconstitute the Board of Managers and therefore will treat as “majority-owned subsidiaries” for purposes of the ICA and whole ownership of works of art, none of which is deemed to be an “investment security” for purposes of the 1940 Act, and (2) at all times we will not be engaged primarily in owning, holding, investing or trading in “investment securities” (as such term is used for purposes of the 1940 Act).

We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as investment securities, or whether Holdco (if formed), Single-Asset Issuers, or Segregated Portfolios of Masterworks Cayman SPC, may be treated in the manner in which we intend, and it is certainly possible that the SEC staff could disagree with any of our determinations. There can be no assurance that the laws and regulations governing the ICA status of companies similar to ours, or the guidance from the SEC or its staff, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the ICA, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Registration with the SEC as an investment company would be impractical due to the relatively small size of our Company and the high costs involved in such registration and ongoing compliance, as well as the significant restrictions applicable to registered investment companies which are incompatible with our plan of operations. If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us seeking a return of invested funds or other damages. Accordingly, in the event of any determination that the Company is required to register as an investment company, or upon the occurrence of any event or circumstance that makes such determination highly likely to occur, we would seek to restructure our operations, governance and or organizational structure to avoid such result and, if such efforts prove to impracticable or ineffectual, we would liquidate. If we are compelled to liquidate, it is highly likely that the realizable value of our Art Investments would be lower than would be the case if we were able to execute our intended business plan and in such event Art Investments could be sold for materially less than we paid to acquire them.

Risks Associated with an Investment in Artwork

There is no assurance of appreciation of Artwork or sufficient cash distributions resulting from the ultimate sale of the Artwork.

There is no assurance that the Artwork will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Artwork will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Artwork, since investment in art is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of Artwork to compensate investors for their investment. Even if the Artwork does appreciate in value, the rate of appreciation may be insufficient to cover administrative costs and expenses.

The value of Artwork is subjective.

The value of the Artwork is inherently subjective given its unique character. The future realizable value of a fine artwork may differ widely from its estimated or appraised value for a variety of reasons, many of which are unpredictable and impossible to discern. In addition, the net realizable value to a seller at auction is often significantly lower than the published sale price because the net proceeds are typically reduced by all or a portion of the buyer’s premium and there may also be a sales commission.

For non-cash generating assets, such as fine art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

●	Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale. Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

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●	Lack of Reliable Data. Data from non-auction sales, comprising a majority of all sales, is largely unavailable and historical sales data may be inaccurate. Also, data may be stale or unavailable to the public because comparable works may remain off market for extended periods of time, often for generations. Even for public auctions, sale prices may be incorrectly reported due to credits for guarantees entered into with buyers (though under current rules in certain jurisdictions, these are required to be deducted from the reported sale price), or other credits provided to potential buyers.

●	Idiosyncratic Factors. Idiosyncratic motivations of a buyer or seller may significantly affect the sale price. These motivations may relate to an emotional attachment to the work, ego, financial, estate or tax planning objectives, the desire to enhance or complete a specific collection objective, perceptions of supply and scarcity and other factors.

●	Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions. Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods. Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

●	Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it is very difficult to determine the depth of demand, as defined by the number of potential buyers that are ready, willing and able to purchase an artwork at or below a given price level.

●	Entanglements. It is not uncommon in the art market for buyer, sellers and intermediaries to enter into private contractual arrangements that may affect the selling price in a specific transaction. It is often impossible to know of the existence or terms of any such contractual arrangements.

Accordingly, due to the inherent subjectivity involved in estimating the realizable value of the Artwork comprising the Portfolio, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale and such differences can be, and often are, material.

Since the valuation of high-end artwork relies in large part on an analysis of historical auction sales, it is more difficult to accurately determine fair value of artwork by artists that have fewer auction sales.

Certain artists such as Andy Warhol and Pablo Picasso have a relatively large global collector base and a well-established track record of auction sales over a lengthy period. These artists were also extremely prolific during their careers, so their artwork is frequently bought and sold at auction. This relatively large volume of data makes estimates of historical pricing trends and fair value ranges for artwork produced by these artists more reliable. By contrast, valuation of works by other artists who have a smaller collector base and or a shorter track record of auction sales is comparatively more difficult and such assessments are generally prone to wider margins of error. When assessing the historical auction performance of artwork by a particular artist, investors are urged to consider the volume of public auction data available. As a general matter, historical pricing trends and fair value estimates are more likely to be more accurate for artists with higher volumes of prior auction sales than pricing trends and estimates for artists that have fewer historical auction sales. Accordingly, there is a higher risk that we or Single-Asset Issuers may overpay for, or misprice, Artwork by artists with fewer auction sales than those with higher volumes of prior auction sales.

An investment in Artwork is subject to various risks, any of which could materially impair the value of the Artwork in the Portfolio and the market value of our Class A shares.

Investing in Artwork is subject to the following risks:

●	Authenticity. Claims with respect to the authenticity of a work may result from incorrect attribution, uncertain attribution, lack of certification proving the authenticity of the artwork, forgery of a work of art, or falsification of the artist’s signature. We and Single-Asset Issuers generally obtain representations of authenticity from sellers, but these representations may not effectively eliminate the risk.

●	Provenance. Claims related to provenance, or history of ownership, are relatively common and allege that an artwork has an uncertain or false origin. Buyers may also negatively perceive some elements of the prior ownership history, or whether the work is considered to have sold too often in the past. With respect to the Artwork, buyers may negatively perceive our ownership or the Ownership of Single-Asset Issuers in the Artwork when considering a purchase.

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●	Condition. The physical condition of an artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, handling and storage and other factors.

●	Physical Risks. The Artwork is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

●	Legal Risks. Ownership of the Artwork is prone to a variety of legal challenges, including challenges to title, nationalization, purchase of work of art from unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues. Purchasing from major auction houses and reputable galleries can reduce, but not eliminate these risks.

●	Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, trends (fashion) and changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies.

●	Economic Risks. Art values and demand are affected by economic confidence among ultra-high-net-worth individuals.

●	Fraud Risk. The art market is unregulated and prone to abusive practices, including price manipulation, disguised agencies and lack of transparency.

Although Masterworks will conduct due diligence in connection with any purchase of Artwork by us or any Single-Asset Issuer, no amount of due diligence can completely insulate a buyer against these risks and if any of these risks materialize, the value of the Artwork may decline, and the value of the Class A shares would be adversely affected.

If the Artwork is eventually displayed in a gallery space or other location, it could be damaged, and insurance may not cover all of the damages, or even if insurance does cover the damages, it may cause the Artwork to be unsaleable.

It is planned that the Artwork will be permanently stored and displayed in the United States, though it might be displayed internationally. We and Single-Asset Issuers plan to obtain and maintain insurance coverage for the Artwork. However, the Artwork may be damaged while being displayed and our insurance may not be able to cover all of the damages resulting therefrom, and even if insurance does cover such damages, the damages may result in the Artwork being unsaleable. Accordingly, damage or destruction of the Artwork will have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares.

We and Single-Asset Issuers may not be able to find buyers for the Artwork at reasonable prices.

Art is a highly illiquid asset and a significant percentage of objects go unsold when sent to auction. Even in the event that we or a Single-Asset Issuer attempts to sell Artwork, we cannot guarantee that there will be a buyer at any reasonable price. Additionally, if the Artwork does go to an auction sale and is not sold, such failure could damage the value of the Artwork in the marketplace and make it even more difficult to sell in the future.

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Temporary popularity of some paintings or categories of art may result in short-term value increases that prove unsustainable as collector tastes shift.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Artwork for a profit. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven valuation track record over a longer period of time. These trends could result in reduced profitability or a loss upon the sale of any or all of the Artwork in the Portfolio.

We could be exposed to losses in the event of title or authenticity claims.

The buying and selling of artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Authenticity risk related to works of art may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the artwork, purchase of a non-authentic artwork, or forgery. In the event of a title or authenticity claim against us by a buyer of Artwork from us or a Single-Asset Issuer, we or the Single-Asset Issuer, as applicable, would seek recourse against the seller of the Artwork pursuant to authenticity and title representations obtained at the time of purchase, but a claim could nevertheless expose us to losses. In addition, neither we nor any Single-Asset Issuer maintain liquid assets to defend or settle any such legal claims and would be reliant on the Administrator to outlay the cost of such defense or settlement.

Ownership of an artist’s work may be concentrated, and any large-scale divestiture of a collection could negatively affect prices.

If any major collector were to liquidate a large number of paintings by a particular artist, the supply and demand dynamic could shift dramatically. A significant increase in the number of paintings by such artist available for sale could reduce prices.

Artwork could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Artwork.

We plan to store the Artwork in a protected environment with security measures, but no amount of security can fully protect a painting from damage or theft. The damage or theft of valuable property, despite these security measures could have a material adverse impact on the value of the Artwork and, consequently, the value of our Class A shares. We and Single-Asset-Issuers maintain insurance, but there is no guaranty that such coverage would be adequate to mitigate all of such losses.

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Changes in opinions by experts in the artwork regarding authenticity could damage or eliminate the value of the Artwork.

Authenticity is often completed by art world experts, and opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity of any of the Artwork in the Portfolio, it could reduce or eliminate the value of the Artwork.

Insurance coverage for the Artwork does not cover title claims and may not cover all possible contingencies, exposing us to losses resulting from the damage or loss of the Artwork.

We and Single-Asset Issuers plan to maintain insurance coverage for the Artwork against damage or loss of the Artwork. This insurance coverage does not cover title claims and may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Accordingly, in the event of a successful claim that we do not have valid title and ownership to the Artwork we would rely solely on the representations obtained from the seller to compensate us for such losses, which may prove to be inadequate. In addition, uncovered damage or destruction of any of the Artwork in the Portfolio that is not fully covered by insurance could have a material adverse impact on the value of our Class A shares.

Industry sales cycles can be unpredictable.

Purchase behavior by collectors is generally unpredictable due primarily to the discretionary nature, relative scarcity and high values of art purchases. An art buyer may typically purchase art when excess liquidity is abundant. When economic conditions preclude art collectors from purchasing Artwork, such a downturn in sales will affect our ability and the ability of Single-Asset Issuers to sell the Artwork. Additionally, many art buyers have significant access to credit to facilitate the purchase of artwork and any changes which would cause art collectors to not access credit could have a serious impact on a collector’s ability to purchase Artwork.

Purchasing the Artwork in a privately negotiated transaction may involve greater risk than purchasing Artwork at a public auction.

There are differences between purchasing artwork in a private transaction and purchasing at a public auction. Auctions are generally conducted by large companies that often perform higher levels of research and due diligence than private galleries or agents. Auction houses typically have greater financial and other resources as compared to private galleries and agents. Accordingly, if an authenticity claim were to arise, an auction house would likely have greater financial resources (and or higher levels of insurance coverage) to be able to address such claims than private galleries or agents. In addition, sales practices by auction houses are regulated by laws in the countries in which they operate. These laws vary by jurisdiction, but generally prevent unfair and improper practices and require certain mandatory disclosures. By contrast, private galleries and agents are largely unregulated and operate under general legal principles of agency which do not necessarily require the level of fairness, transparency and disclosure that apply to public auctions. Accordingly, there may be higher risks attendant to purchasing artwork in privately negotiated transactions.

Risks Related to our Reliance on Masterworks

We and Single-Asset Issuers are totally reliant on the Administrator to maintain and sell the Artwork and manage our administrative services.

We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of Artwork. Accordingly, we are totally reliant on the performance of the Administrator under the administrative services agreement to effectuate the decisions of our Board of Managers. We and our subsidiaries plan to rely on the Administrator to perform or administer all necessary services to maintain the Artwork, including obtaining insurance and ensuring appropriate storage. The Administrator is also responsible for all administrative services required to maintain our Company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. If the Administrator were to default on its obligations under the administrative services agreement, it would be extremely difficult for us to replace the Administrator or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Administrator under the administrative services agreement, we and Single-Asset Issuers would likely be forced to sell the Artwork in the Portfolio. We cannot provide assurance that the timing and or terms of any such sale would be favorable. Further, Masterworks can withdraw for any reason from its position as our Administrator, provided that such withdrawal would only become effective upon a sale or other disposition of all of our Art Investments.

We are totally reliant on the Administrator to maintain sufficient capital resources to pay our fees, costs and expenses.

Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the administrative services agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods. The Administrator’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. Pursuant to and in accordance with the administrative services agreement, the Administrator is required to maintain cash reserves on hand for so long as the Class A shares remain outstanding sufficient to pay at least one year of estimated expenses to satisfy its obligations under the administrative services agreement. However, there can be no assurance that the Administrator will be able to maintain such cash reserves. If the Administrator’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our Company, for at least one year, our Company may receive qualified audit reports that would likely have a material adverse effect on the value of our Class A shares.

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The Administrator could run out of capital, which could force a liquidation of the Company.

The Administrator is responsible for paying expenses of maintaining the Artwork, including storage and insurance, as well as administrative costs associated with managing Single-Asset Issuers and other companies similar to ours. In that regard, we anticipate that the Administrator’s fee revenue will be fixed by contract with each entity that it manages, but its expenses will be variable and prone to increases based on market and other factors. In addition, because the Administrator intends to manage entities like ours and Single-Asset Issuers that do not have liquid assets, it will periodically need to outlay capital for unusual or non-recurring expenses that will only be reimbursable upon a subsequent sale of the underlying Artwork, which could result in liquidity shortages. For its capital and liquidity, the Administrator currently relies on revenue earned by other Masterworks entities which is transferred to the Administrator and, when such revenue is insufficient for its operations, loans from a single investor, Scott W. Lynn, to Masterworks.io, LLC, which are contributed down to the Administrator. If Scott Lynn were to cease funding Masterworks for any reason, the Administrator may not be able to identify additional sources of capital. Although creditors of the Administrator will not have any direct claims on the assets of the Company, if the Administrator is unable to continue operations, the Board of Managers and Single-Asset Issuers will likely be forced to liquidate the Artwork, distribute the proceeds in accordance with the operating agreement and dissolve the Company. Such sale may take place at an inopportune time and may not optimize investment returns on the Class A shares.

The Board of Managers will have complete authority to administer our business consistent with the terms and conditions of our operating agreement, other than material amendments to the operating agreement and the administrative services agreement.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, reinvestment of proceeds from a sale occurring within one year of the closing of this Offering, winding up and dissolution; except, the Board of Managers shall not have the authority to do any of the following without first obtaining the prior approval or consent of the holders of a majority of the voting shares, except as otherwise set forth therein:

●	Amend, waive or fail to comply with any material provision of the operating agreement that adversely and disproportionately affects the shareholders;
●	Acquire additional material assets other than Artwork Investments, incur debt for borrowed money such that our consolidated debt to equity ratio would exceed 1:1 or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of Artwork Investments and the underlying Artwork; or
●	Issue additional Shares other than pursuant to the agreements described herein.

Additionally, we, in our sole and absolute discretion, may decide to sell Single-Asset Issuer Investments and Artwork underlying Whole Artwork Investments at any time and in any manner.

Members of the Board of Managers may be removed by a majority of the Board of Managers for any reason with or without “cause” or for “cause” as defined in our operating agreement by a vote of the holders of two-thirds (2/3) of the voting shares. Our Board of Managers, by a majority vote, can remove, replace or reconstitute any members of the board of managers of certain Single-Asset Issuers in which we invest. This concentration of control in the Board of Managers may delay, deter or prevent acts that would be favored by holders of our Class A shares. The interests of the Board of Managers or the Administrator may not always coincide with our interests or the interests of the holders of our Class A shares. As a result, the market price of our Class A shares could decline, or holders of our Class A shares might not receive a premium over the then-current market price of our Class A shares upon a change in control.

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Holders of our Class A shares do not elect or vote on the Administrator and have limited ability to influence decisions regarding our business.

Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of our Class A shares do not elect or vote on the Board of Managers and can only remove the Board of Managers by a vote of two-thirds (2/3) of the voting shares and only for “cause” as defined in the operating agreement. Accordingly, unlike the holders of common stock in a corporation, holders of Class A shares have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A shares on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein, and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

Risk of non-compliance with regulations.

The Class A shares are being sold by IndieBrokers, which is a registered broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and registered in each state where the offer and sales of the Class A shares will occur, and it is anticipated that Class A shares will be offered and sold only in states where IndieBrokers is registered as a broker-dealer. If a regulatory authority determines that Masterworks Investor Services, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Class A shares on the Masterworks Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Class A shares on the Masterworks Platform, Masterworks Investor Services may need to stop operating and therefore the Company would not have an entity managing investor relations. In addition, if Masterworks Investor Services is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that Class A shares offered and sold while Masterworks Investor Services was not registered may be subject to a right of rescission, which may result in the early termination of the Offering.

Our amended and restated operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated operating agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated operating agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our amended and restated operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

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Risks Relating to Potential Conflicts of Interest

Masterworks financial arrangements may result in misalignment between its interests and the interests of Class A shareholders.

Masterworks and its affiliates will have substantially complete discretion to determine when and if to sell the Artwork in the Portfolio. Since Masterworks earns administrative fees and incurs maintenance and other ongoing costs for so long as the Artwork is owned by Single-Asset Issuers or us, Masterworks may have economic incentives or disincentives to sell the Artwork that are misaligned with the interests of shareholders. Accordingly, there is a risk that Masterworks and its affiliates will have conflicts of interest and no assurance can be given that any such conflicts will be resolved in a manner that is in the best interests of shareholders.

We may buy or sell shares of Single-Asset Issuers in secondary transactions which create conflicts of interest and may influence or distort the trading prices of Single-Asset Issuers.

In addition to acquiring shares issued by Single-Asset Issuers in primary Regulation A offerings, the Company may also buy or sell shares in Single-Asset Issuers in privately negotiated secondary transactions or on an exchange or alternative trading system on which such shares may be listed, although the Company does not intend to buy or sell securities on the Secondary Market. The Company may also exercise its rights to qualify the resale of shares of Single-Asset Issuers pursuant to Regulation A. The Company’s participation in any such secondary transaction will create inherent conflicts of interest for Masterworks, which has equity and other interests in the Single-Asset Issuers and members of our Board of Managers who will also comprise the board of managers of Single-Asset Issuers. There can be no assurance that such conflicts will be resolved in a manner that is most advantageous to the Company’s shareholders. In addition, the Company’s participation in secondary transactions involving shares of Single-Asset Issuers may influence or distort the trading prices or the perceived value of such securities and or the trading price of the Company’s shares.

Masterworks may receive profit share payments that are disproportionate to the performance of the Company.

Masterworks will own Class B shares in each Single-Asset Issuer which entitle it to a 20% profit interest and the Holdco Class B shares will entitle Masterworks to a 20% profits interest in Whole Artwork Investments held by Holdco, if any. The Class B shares in Holdco are intended to replicate the economic terms of the Class B shares issued by Single-Asset issuers, except that unlike Class B shares issued by Single-Asset Issuers which can be converted by Masterworks into Class A shares of those Single-Asset Issuers there is no ability for Masterworks to convert Class B shares in Holdco into any other securities.

Although the Masterworks profit sharing arrangements create alignment between Masterworks and our investors with respect to each individual Artwork Investment, because these arrangements effectively operate at the individual asset level, they are not necessarily correlated with the overall performance of the Company. If a Single-Asset Issuer or Holdco (if formed) sells an Artwork at a net price that results in a profit after deduction of all accumulated fees and expenses, Masterworks will be entitled to 20% of such excess amount irrespective of the performance of other Artwork in the Portfolio. This arrangement could result in Masterworks receiving a profit sharing payment even if the Portfolio as a whole performs poorly or Masterworks may receive a disproportionate amount of the profits from the Portfolio since there is no requirement to forgive its profits interest with respect to one Artwork Investment if another Artwork Investment performs poorly.

Although Masterworks owns and will own interests in each Single-Asset Issuer, Masterworks may eventually sell such interests in those Single-Asset Issuers.

Masterworks earns Class A shares in each Single-Asset Issuer for performing administrative services for such entities and owns and will own a 20% profits interest in each Single-Asset Issuer through its ownership of the Class B shares of such Single-Asset Issuer. The Class B shares in Single-Asset Issuers are convertible into Class A shares in such Single-Asset Issuers, which are publicly held securities. Accordingly, Masterworks could convert its Class B shares in Single-Asset Issuers and sell the Class A shares, effectively monetizing its profits interest prior to a sale of the underlying artwork and thereby reducing or eliminating its alignment with the shareholders of such Single-Asset Issuer and, by extension, the Company. By contrast, the Holdco Class B shares are not convertible into any other securities and, although Masterworks could pledge or otherwise sell the Holdco Class B shares, in light of the fact that Holdco is a privately held company and the value of the profits interest will be dependent on the efforts of Masterworks, any such sale is deemed unlikely to occur unless Masterworks is removed from acting as the Company’s Administrator.

The Class A shares in Single-Asset Issuers earned by Masterworks for performing administrative services are subject to vesting requirements and cannot be sold or hypothecated until they are fully vested. In addition, Masterworks has and will agree to certain lock-up provisions in the Single-Asset Issuer operating agreements that prohibit it from selling its Class B shares prior to the one-year anniversary of that Single-Asset Offering, subject to exceptions for pledging its shares to an unaffiliated third party lender. After the one-year anniversary of any Single-Asset Issuer’s Single Asset Offering and the expiration of the vesting provisions on the Class A shares earned by Masterworks for providing administrative services, Masterworks will have no restrictions on the disposition of any of its retained ownership stake in such Single-Asset Issuers, other than restrictions imposed by applicable securities laws. The interests of Masterworks may differ significantly from those of investors in the Offering and subsequent holders of the Class A shares. As a result, we cannot assure investors that Masterworks will execute a discretionary sales of the Artwork at a time that is in the best interests of holders of the Class A shares.

Masterworks and Members of the Board of Managers and executive officers will have other business interests and obligations to other entities, including interests and obligations relating to the art industry.

Masterworks expects to engage in other business activities, including other activities relating to the art industry. Masterworks may buy and sell other works of art, enter into pre-auction guarantees, operate a gallery (for viewing purposes), establish other entities similar to us or Single-Asset Issuers and other activities. In addition, neither the Administrator nor its executive officers nor the Board of Managers will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We are dependent on the Administrator and its officers and employees to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

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Masterworks may receive fees from a buyer of the Artwork if it sells the Artwork without engaging an intermediary.

Masterworks may determine to sell Artwork without engaging a third-party intermediary, in which event, Masterworks would charge the buyer of the Artwork a reasonable fee not to exceed the lowest published buyer premium charged by Sotheby’s or Christie’s in effect at such time.

Our operating agreement contains provisions that exculpate the Board of Managers and the administrative services agreement contains provisions that exculpate the Administrator and its affiliates, and certain other persons engaged on behalf of the Administrator from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our operating agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, Independent Manager, partner, member, stockholder or employee of such person. The administrative services agreement limits the liability of the Administrator, its affiliates, managers, officers and members. None of the foregoing persons shall be liable to us or the Administrator or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares for actions taken which may negatively affect us.

Risks Relating to Ownership of the Class A shares and the Offering

Our Class A shareholders will have very limited voting rights and we and Single-Asset Issuers will have the ability to sell Artwork and Artwork Investments without shareholder approval.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Board of Managers. Similarly, the operating agreement of each Single-Asset Issuer provides that the assets, affairs and business of such Single-Asset Issuer will be managed under the direction of its board of managers. Our Board of Managers, in their sole and absolute discretion, will have the ability to sell Whole Artwork Investments and the underlying Artwork at any time and in any manner and the right to reinvest the proceeds from a sale of Artwork or Artwork Investments that occurs within one-year of the closing of this Offering. The board of managers, of each Single-Asset Issuer, in their sole and absolute discretion, will have the ability to sell Artwork underlying Single-Asset Issuer Investments at any time and in any manner. Our shareholders do not elect or vote on our Board of Managers, however, our Board of Managers will have the right to remove, replace or reconstitute the board of managers of certain Single-Asset Issuers in which we invest. Our Class A shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement or the administrative services agreement that would adversely change the rights of the Class A shares or to remove and replace the Administrator. Each outstanding Class A share entitles the holder to one vote on all matters submitted to a vote of shareholders, provided, that Class A shares beneficially owned by Masterworks, if any, and shares held by certain shareholders that irrevocably elect to limit or eliminate their voting rights, if any, shall have no voting rights. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Class A shares present in person or represented by proxy, although the vote to remove a member of the Board of Managers for “cause” or to remove and replace the Administrator requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

Your voting interest in the Company will vary over time depending upon the number of shares held by Masterworks, if any, and the number of shares, if any, for which our shareholders have irrevocably elected to limit or eliminate their voting rights.

Shares beneficially owned by Masterworks, if any, shall have no voting rights for so long as they are beneficially owned by Masterworks. In addition, shareholders that beneficially own 5% or more of the Class A shares may irrevocably elect to limit or eliminate their voting rights. In our operating agreement we refer to each of these shareholders as a “Vote Limited Member”. Non-voting shares are not counted in the determination of a quorum for purposes of calling a shareholder meeting or in determining whether or not a vote relating to a shareholder action has received the requisite percentage of support. Any election by a shareholder to become a Vote Limited Member would effectively increase the voting power held by our other Class A shareholders. Conversely, if Masterworks or a Vote Limited Member were to sell its Class A shares to a non-affiliate, the purchaser of such shares would have full voting rights with respect to such Class A shares, which would reduce the voting power held by other Class A shareholders. A large change in the outstanding voting power of the Company could result in a shareholder gaining or losing “affiliate” status, which could have securities law implications since shares held by affiliates, which are deemed “control” securities, are not freely tradeable under federal securities laws. We cannot predict whether any shareholder will elect to become a Vote Limited Member, how many Class A shares may be affected by any such election or when or if Masterworks or any Vote Limited Member will sell any of its Class A shares. Accordingly, while Class A shareholders can determine the minimum voting rights they will hold, which is equal to their percentage ownership of the total number of Class A shares outstanding at any point in time, they cannot predict the actual share of the vote they may hold from time to time. Accordingly, it will be difficult for shareholders to determine their level of voting power at any point in time.

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There is no active public market for our Class A shares and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist following this Offering, which would adversely impact the market for our Class A shares and make it difficult, or even impossible, to sell your Class A shares.

There is no active market for our Class A shares. We do not plan to list the Class A shares for trading on a national securities exchange, but we intend to facilitate secondary sales of Class A shares on our bulletin board platform at www.masterworks.io  referred to as the Masterworks “Secondary Market,” commencing on or after the later of (i) the three-month anniversary of the final closing of this Offering and (ii) the date on which substantially all of the proceeds of this Offering have been used to make Artwork Investments. We believe it will be difficult for investors to price our shares with continuous trading as Artwork is sold and we may need to suspend transactions on the Secondary Market when we are negotiating a sale or liquidation of any Artwork Investment. In the future we may explore other methods to allow liquidity, but can make no assurances that secondary trading will ever develop.

You may not be able to sell your Class A shares at or above the offering price or at all.

The initial public offering price for our Class A shares will be above their net tangible asset value after we deploy the proceeds to make Art Investments due to the payment of a true-up to Masterworks in respect of each Single-Asset Issuer Investment and Whole Artwork Investment as part of the cost of acquiring the Artwork. In addition, Masterworks owns a 20% profits interest in each Single-Asset Issuer and may own the same interest in Holdco, if formed. Prior to this Offering, no public market exists for our Class A shares. You may not be able to sell your Class A shares at or above the initial offering price, or ever. Investors should be prepared to hold their Class A shares for an indefinite period, as there can be no assurance that the Class A shares can ever be tradable or sold.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

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Holders of our Class A shares may face significant restrictions on the resale of the Class A shares due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker, if any, must be registered in that state. We do not know whether our Class A shares will be registered or exempt from registration under the laws of any state. We believe that isolated transactions effected between users of the Masterworks Secondary Market, which do not involve the Company, are deemed to be exempt transactions in many States, but participants on the Secondary Market will need to ensure that their activities comply with the laws of their respective States. If our Class A shares are quoted on an alternative trading system, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our Class A shares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Class A shares.

In addition, many trading platforms do not permit non-U.S. citizens or residents to transact on their platforms due primarily to complications associated with obtaining reasonable assurances as to the identity of such individuals and compliance with anti-money laundering, tax and securities laws that would be applicable to such transactions. Masterworks does not currently permit non-U.S. citizens to use the Masterworks Secondary Market. Accordingly, you should consider the resale market for our Class A shares to be limited, as you may be unable to resell your Class A shares without the significant expense of state registration or qualification, or at all.

Sales of Class A shares by Masterworks could make it more difficult for you to sell your Class A shares and could adversely affect the price of the Class A shares on the Secondary Market.

Masterworks may own Class A shares if the Offering is undersubscribed. These shares held by our affiliates can be resold in one or more transactions that are exempt from the registration requirements of the Securities Act, including in a secondary offering pursuant to Regulation A following the one-year anniversary of the qualification of the Offering Statement for this Offering. Any offering of these shares by Masterworks may make it more difficult to sell your Class A shares and could adversely affect the price at which you can sell your Class A shares on the Secondary Market.

There is a risk the Offering will not close.

There are numerous possible scenarios pursuant to which this Offering may be abandoned prior to the initial closing, including a material adverse change or event in the capital markets or art markets, which could make it impracticable to consummate the Offering. The emergence of material litigation regarding the Company and/or involving Masterworks, the outbreak of war or hostilities, or Masterworks or IndieBrokers’ determination that the Offering should be delayed, suspended, or abandoned, due to these or other unforeseeable events.

A Concentration of ownership of the Class A shares may reduce liquidity or adversely affect the price of the Class A shares on the Secondary Market or any other trading venue on which the Class A shares may be traded.

Our operating agreement contains a 19.99% beneficial ownership limit, but we can waive such limit in our discretion on a case-by-case basis. In making a determination to waive the ownership limit we would consider the actual percentage interest that such person seeks to acquire, with a bias toward waiving the limit for smaller increments above 19.99%, such person’s ability to exercise control over the Company, the likelihood that such person would seek to acquire the Artwork or influence the sale price of the Artwork, and other factors we deem relevant. As a result of any such waiver one or more Class A shareholders may beneficially own a large percentage of the outstanding Class A shares. A concentration of ownership in one or a small group of shareholders may diminish liquidity on the Secondary Market, particularly if any such shareholder is deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act, which would make it more difficult for such shareholder to sell its shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that such shareholder or shareholders seek to liquidate their positions in a short time frame, which could significantly increase the supply of Class A shares available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A shares downward.

If we face litigation, we may elect to sell the Artwork and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Class A shares have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this offering circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A shares or find an exemption under the securities laws of each state in which we offer the Class A shares, each investor may have the right to rescind his, her or its purchase of the Class A shares and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Artwork and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors. The same risks apply to the Single-Asset Issuers in which we invest.

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If we face litigation, unless such litigation is proven to involve fraud or intentional misconduct on the part of the Administrator or our other affiliates, we may seek to sell our Art Investments and the Administrator will be entitled to recoup its expenses in connection with defending and or settling such litigation.

Our operating agreement indemnifies the Board of Managers and the administrative services agreement indemnifies the Administrator in all instances not involving fraud or intentional misconduct. In addition, while the Administrator is responsible for all ordinary and necessary expenses incurred in connection with maintaining the Artwork and administering our Company, there is an exception for costs incurred in connection with litigation. Accordingly, if there is any litigation involving our Company which does not involve fraud or intentional misconduct, the costs relating to such litigation will be deducted from the funds to be disbursed to holders of Class A shares upon our sale of the Portfolio and subsequent dissolution.

Because we do not have an audit committee, holders of our Class A shares will have to rely on our Board of Managers and the Independent Manager to perform these functions.

We do not have an audit committee. The Board of Managers, made up of Nigel Glenday, Joshua B. Goldstein and Eli D. Broverman will perform the duties normally performed by an audit committee for an entity such as ours. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers. The Independent Manager serves to protect the interests of the holders of the Class A shares and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

Purchasers in this Offering and in the aftermarket will experience dilution in the book value of their investment over time.

Investors in this Offering will suffer immediate dilution in the net tangible book value per share of up to approximately $2.00 as a result of the true-up to be paid to Masterworks as part of the cost of acquiring Artwork. Fees payable to Masterworks in the form of class A shares in Single-Asset Issuers or Holdco will also indirectly result in dilution in the net tangible book value per share of the Class A shares. We estimate that the net tangible book value per share upon the final closing of the Offering after giving effect to the intended use of proceeds from the Offering will be $18.00. The profits interest retained by Masterworks in Single-Asset Issuers may also have a dilutive effect following the final closing of the Offering. Such profits interest entitles Masterworks to 20% of the excess amount, if any, by which the net cash proceeds received upon sale of an Artwork exceeds the amount paid by investors in connection with the acquisition of such Artwork, after all fees and expenses, including the true-up. Masterworks also has the ability to convert its profits interest in Single-Asset Issuers into ordinary membership interests in such Single-Asset Issuers pursuant to a formula described in the Form 1-A for each relevant Single-Asset Issuer.

Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit card subscription shall not exceed the amount permitted by applicable law, per subscriber. An investment in the Class A shares is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long term means to finance an investment in the Class A shares. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment will result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

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Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders our Class A shares.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of the operations of us with the exclusion of the holders of the Class A shares being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of our Class A shares if there is a sale or liquidation of Artwork Investments.

We do not intend to make regular cash distributions, but we do intend to distribute to our shareholders of record the net proceeds from the sale or liquidation of Artwork Investments. We anticipate that Artwork will be sold and distributions will be made episodically between the three-year anniversary and the ten-year anniversary of the final closing of this Offering, but the timing of Artwork sales cannot be predicted and certain Artwork Investments may be held for more than ten (10) years or indefinitely. Accordingly, you should be prepared to hold your investment in the Class A shares for an indefinite period of time. The timing of our receipt of cash flows to make distributions is uncertain. When Artwork is sold, we will receive our share of the net proceeds from either the distributions made by a Single-Asset Issuer in which we invest, or from Holdco, if formed, and all of such cash proceeds will, in turn, be distributed to our shareholders in accordance with our operating agreement, subject to a limited exception for a sale of Artwork occurring within one-year of the final closing of this Offering, in which case, we may elect to reinvest the proceeds. We may also sell all or a portion of our shares in one or more Single-Asset Issuers to unaffiliated third party investors, in which case we would also distribute all of the net proceeds of such sale to our shareholders. When the last remaining Artwork in the Portfolio is sold, we will distribute a final liquidating distribution and dissolve the Company. There can be no assurance as to the timing of any distribution or that we will pay a distribution at all.

The tax treatment of an investment in the Company is uncertain and subject to change.

We currently expect to be taxed as a partnership and the Single-Asset Issuers we invest in currently expect to be taxed as partnerships, which means we do not expect to pay entity-level Federal income taxes and any income or loss arising from a sale of Artwork by segregated portfolios of Masterworks Cayman would be allocated to our shareholders and result in ordinary dividend income for our shareholders. In the event our Board of Managers determines that there is a material risk that our partnership status may not be respected by the IRS due to the potential existence of secondary market liquidity for the Class A shares or for other reasons, our Board of Managers may restructure our operations to avoid or minimize entity-level Federal income taxes. Likewise, in the event the board of managers of any Single-Asset Issuer determines that there is a material risk that its partnership status may not be respected by the IRS due to the potential existence of secondary market liquidity for the Single-Asset Issuer’s shares or for other reasons, the Single-Asset Issuer’s board of managers may restructure its operations to avoid or minimize entity-level Federal income taxes. Any such restructuring could, among other consequences, cause any gain resulting from a sale of the Artwork being taxed at higher rates applicable to capital gains on collectibles. Shareholders are urged to consult their advisors with respect to the tax consequences of an investment in the Company in light of their particular circumstances. In addition, the Board of Managers has sole discretion to change the tax election such that the Company would be taxed as a corporation for U.S. Federal income purposes, which would mean that the Company would be required to pay entity level U.S. Federal income taxes on gains, if any, from the sale of the Artwork. Any such change could adversely impact the net amount of funds you receive, after taxes, from a sale of the Artwork

Tax risk to investors seeking to invest using their individual retirement accounts, including traditional and self-directed IRAs and 401(k)s.

Section 408(m) of the Internal Revenue Code of the United States treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A shares is tantamount to the acquisition of artwork and therefore should be treated as a taxable distribution. We urge those investors seeking to use their individual retirement accounts to invest in Class A shares to consult with a competent professional tax professional prior to making an investment decision.

By purchasing shares in this Offering, you are bound by the provisions contained in our subscription agreement which provide for mandatory arbitration and a waiver of rights to a jury trial which limits your ability to bring class action lawsuits, seek remedies on a class basis or have a jury decide the factual merits of your claim.

By purchasing shares in this Offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the subscription agreement, you waive your rights to a jury trial in any such dispute. Please note that neither the mandatory arbitration provision nor the waiver of your rights to a jury trial apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal securities laws.

The outbreak of the coronavirus may cause an overall decline in the economy as a whole and may materially harm our Company.

If the outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may cause an overall decline in the economy as a whole. The actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues may cause an overall decline in the global economy as a whole and therefore may materially harm our Company.

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DILUTION

As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks.

Investors in this Offering will suffer immediate dilution in the net tangible book value per share of up to $2.00 as a result of the true-up to be paid to Masterworks as part of the cost of acquiring Artwork. Fees payable to Masterworks in the form of shares in Single-Asset Issuers or interests in Holdco, if formed, will also result in dilution in the net tangible book value per share of the Class A shares. We estimate that the net tangible book value per share upon the final closing of the Offering after giving effect to the intended use of proceeds from the Offering will be $18.00.

The profits interest retained by Masterworks in Single-Asset Issuers and Holdco, if formed, may also have a dilutive effect following the final closing of the Offering. Such profits interest entitles Masterworks to 20% of the excess amount, if any, by which the net cash proceeds received upon sale of an Artwork exceeds the amount paid by investors in connection with the acquisition of such Artwork, after all fees and expenses, including the true-up. Masterworks also has the ability to convert its profits interest in Single-Asset Issuers into ordinary membership interests in such Single-Asset Issuers pursuant to a formula described in the Form 1-A for each relevant Single-Asset Issuer. No such conversion right will exist with respect to Masterworks profits interest in Holdco, if formed.

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PLAN OF DISTRIBUTION

IndieBrokers, a New York limited liability company, will manage the sale of the Class A shares as Underwriter pursuant to an engagement letter agreement, a form of which is attached as Exhibit 1.1 to the offering statement of which this offering circular is an integral part (as amended, the “Engagement Agreement”). IndieBrokers shall use its best efforts to find potential purchasers for the Class A shares offered pursuant to this offering circular and may engage other broker-dealers to do so. The Underwriter is under no obligation to take the securities and has not committed to purchase any of the Class A shares offered herein. Subscriptions will be made only through the Masterworks Platform and payment will be made directly to the Company.

IndieBrokers shall not directly accept subscriptions or accept payment for the Class A shares. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing segregated account of the Company with First Republic Bank Corporation, or a similar institution and will not be commingled with any other funds and will not be released, unless and until there is an initial closing and the date of each respective additional closing under of this Offering. IndieBrokers is a broker-dealer registered with the SEC and a member of the FINRA and the SIPC and is registered in each state where the Offering and sale of the Class A shares will occur. All fees and expenses of IndieBrokers will be paid by Masterworks and the Company shall have no responsibility for any amounts payable to IndieBrokers. Accordingly, the gross proceeds from the Offering shall be the same as the net proceeds from the Offering. This Offering will not exceed 24 months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A.

Online Subscriptions and Bank Account

Our affiliate Masterworks.io, LLC and its principals own and operate the Masterworks Platform located at https://www.masterworks.io/ that allows investors to acquire interests in special purpose companies that invest in artwork. Through the Masterworks Platform, investors can, once they establish a profile, browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the Offering will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of ACH debit, credit card, or wire transfer into a segregated non-interest bearing account held by us until the closing date of each respective closing under this Offering. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing segregated account of the Company with First Republic Bank Corporation or a similar institution and will not be commingled with any other funds and will not be released, unless and until there is an initial closing and the date of each respective closing under this Offering. IndieBrokers will not be responsible for collecting or holding investor funds. Credit card subscription shall not exceed the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card investment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any relevant closing date, the funds in the account will be released to us and the associated Class A shares will be issued to the investors in this Offering. If there are no closings of this Offering, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without interest.

Upon each closing under the terms as set out in this offering circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular).

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Engagement Agreement with the Underwriter.

We and Masterworks Investor Services, LLC will enter into an engagement letter agreement with the Underwriter, a form of which is attached as Exhibit 1.1 to the offering statement of which this offering circular is an integral part. The term of the engagement agreement will continue for one-year, unless terminated earlier in accordance with its terms. Masterworks is responsible for the payment of all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Class A shares under state securities laws and FINRA’s issuance of a No Objections Letter; and (v) other distribution expenses. To the extent that any of these fees and expenses are paid by IndieBrokers with our approval, Masterworks will, upon request, reimburse IndieBrokers for such fees and expenses. In the event the offering does not close or the engagement letter agreement is terminated for any reason other than because of IndieBrokers’ material failure to provide the services contemplated by the engagement letter agreement, Masterworks shall reimburse IndieBrokers for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including legal fees. IndieBrokers will be entitled to receive commissions from Masterworks in connection with this Offering which will vary depending on a variety of factors, including the total amount of capital raised by IndieBrokers and other broker-dealers engaged by IndieBrokers to assist in the distribution, provided that commissions payable to IndieBrokers for capital raising activities in connection with this Offering shall not exceed 3.0% of the gross proceeds of the Offering, or $300,000.

In addition, IndieBrokers and representatives of IndieBrokers will receive additional payments in respect of various activities that are not directly attributable to this Offering or any other offering conducted through the Masterworks Platform, but are considered underwriting compensation. These payments relate to (i) a monthly retainer for administrative support services, which focus on supervision of the FINRA registered representatives and their sales practices, including compliance oversight of securities marketing material, investor screening, investor and issuer due diligence and records management, as well as legal fees incurred through the underwriting, and (ii) fixed compensation payments to IndieBrokers representatives, which include non-transaction based compensation payable to each representative in the form of salaries and other costs related to the benefits provided to them. These amounts are payable by Masterworks, which is not an issuer of securities in this Offering or any other proposed offering and such amounts are payable regardless of whether any particular offering is consummated. Accordingly, for purposes of calculating maximum underwriting compensation we have estimated the aggregate amount of such costs and expenses over a twelve (12) month period and allocated a portion of these estimated costs and expenses to the Offering based on the relative size of the Offering in proportion to the total amount of securities estimated to be offered through the Masterworks Platform during such period. As a result of such allocation, we and IndieBrokers determined that $85,812 is a reasonable estimate of costs and expenses referenced in clauses (i) and (ii) above that are appropriately allocated to this Offering for purposes of determining maximum aggregate underwriting compensation. Lastly, IndieBrokers is entitled to reimbursement for out-of-pocket costs of up to 0.20% of aggregate offering proceeds in connection with this Offering. Accordingly, the maximum amount of underwriting compensation for this Offering will not exceed $405,812, or approximately 4.06% of the gross offering proceeds if the maximum offering is sold. For the avoidance of doubt, the total amount of all items of compensation from any source payable to underwriters, broker dealers, or affiliates thereof will not under any circumstances exceed an amount that equals ten (10) percent of the gross proceeds of the Offering if the maximum offering is sold. All underwriting compensation will become due and payable by Masterworks upon consummation of this Offering, including the commissions and the fees and costs set forth above.

We expect that IndieBrokers will enter into substantially identical arrangements with Single-Asset Issuers. To the extent we invest in a Single-Asset Issuer, no incentive compensation will be paid to IndieBrokers in connection with such investment.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent and initially the Company will act as registrar and maintain the Company’s share register. Masterworks recently formed Masterworks Transfer Services, LLC (“Masterworks Transfer Services”), a wholly owned subsidiary of the Administrator. Masterworks Transfer Services is registered as a transfer agent with the SEC. The Company may engage Masterworks Transfer Services as the transfer agent for the Class A shares when we determine that it is prepared to assume such role. We intend to avoid registration of the Class A shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may avail ourselves of the conditional limitation on shares “held of record” contained in Rule 12g5-1(a)(7) of the Exchange Act. Neither the Company nor its shareholders will pay any fees or expenses for routine transfer agency services. In the future, it is possible that Masterworks could charge customary administrative fees for transfers associated with trading activities, but it has no current intention or plans to do so.

Book-Entry Records of Class A shares

Ownership of the Class A shares will be represented in “book-entry” only form directly in the name of the respective owner of the Class A shares and shall be recorded by the Company and that no physical certificates shall be issued, nor received, by the Company or any other person. The Company or Masterworks shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

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Investment Amount Limitations

The maximum investment amount per investor is $500,000 (25,000 Class A shares) and the minimum investment amount per investor is $100,000 (5,000 Class A shares). We can waive the minimum and maximum purchase requirements by posting such change to our website or on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us. Further, pursuant to the terms of the Company’s Operating Agreement, an investor generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 19.99% of the total number of Class A shares outstanding. We may waive such limit on a case-by-case basis in our sole discretion.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

1.	You are an individual with a net worth, or joint net worth with your spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of your primary residence; or

2.	You had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

4.	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Class A shares, with total assets in excess of $5,000,000;

5.	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

6.	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

7.	You are a trust with total assets in excess of $5,000,000, your purchase of Class A shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A shares; or

8.	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

9.	You are an entity, of a type not listed in the above paragraphs 4, 5, 6, 7, or 8, not formed for the specific purpose of acquiring the Class A shares, owning investments in excess of $5,000,000;

10.	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

11.	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Class A shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

12.	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph 11, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph 11.

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Offering Period and Expiration Date

We will commence the sale of the Class A shares as of the date on which the offering statement of which this offering circular is a part is declared qualified by the SEC. The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. Additional closings, if any, will occur after the initial closing and prior to the final closing on a rolling basis throughout the offering period as determined by Masterworks. The maximum Offering period is 24 months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A, but we reserve the right to terminate this Offering for any reason at any time prior to the initial closing.

Masterworks Platform

We plan to use the Masterworks Platform website at https://masterworks.io/ to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, we may post information about this anticipated Offering on the Masterworks Platform website, including prior auction sales of art created by the artists whose works are included in the Portfolio. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this offering circular is a part, if you decide to subscribe for any Class A shares in this Offering, you should go to the Masterworks Platform website at https://masterworks.io/, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this offering circular), review, execute and deliver the subscription agreement electronically. The Masterworks Platform provides a secure portal to enable you to subscribe as follows:

1.	Once an offering has been qualified by the SEC, you can initiate the subscription process by clicking a “Buy Shares” link adjacent to a reference to the particular offering.

2.

The next screen will require you to provide basic identifying information, including your name, email address, phone number, and to establish a password, after which you will be prompted to continue to the next screen.

3.	You will then be presented with a link to the final Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the Offering, including an image of the relevant artwork, the number of Class A shares offered, the maximum aggregate offering amount and the minimum investment amount.

4.	You will be requested to confirm the number of Class A shares you wish to subscribe for and the corresponding dollar amount of your proposed subscription.

5.

After a prompt to continue, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer or (iii) credit card, as follows:

(a) ACH. If you choose to link your bank account, you will be requested to select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also confirm your bank account by confirming micro deposits in lieu of using your user name and password.

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(b) Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

(c) Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

6.	After selecting the method of payment, Masterworks sends you an email requesting you to click a link that verifies your email address and confirms that you created your profile with Masterworks.

7.	Assuming your email address is valid, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the operating agreement for the issuer and is self-populated with your name, address, telephone number, subscription amount and method of payment.

8.	Next, you will be requested to verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

9.	After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

10.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.

11.	You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

12.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not shares have been issued, profile information, tax documents and active hyperlinks to the subscription agreement and operating agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this offering circular qualified.

All funds received from investors in this Offering will be held in a non-interest bearing segregated bank account of the Company with First Republic Bank Corporation or a similar institution. IndieBrokers will not be responsible for collecting or holding investor funds. The funds in the account will be released to us on each closing date. We intend to complete multiple closings and, until a closing date, the proceeds for the Offering will be kept in the segregated bank account. At each closing, the proceeds will be distributed in accordance with the use of proceeds described in this Offering Circular and the associated Class A shares will be issued to the investors in this Offering. If there are no closings or if funds remain in the account upon termination of this Offering without any corresponding closing, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without interest.

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You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Class A shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Class A shares for your own account and that your rights and responsibilities regarding your Class A shares will be governed by our operating agreement and Certificate of Formation, each filed as an exhibit to the offering statement of which this offering circular forms an integral part. Purchasers of our Class A shares in this Offering and subsequent purchasers will be deemed to become party to the Masterworks Collection 001, LLC operating agreement, a form of which is filed as Exhibit 2.2 to the offering statement of which this offering circular forms an integral part.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the non-interest bearing segregated bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Class A shares subscribed at the applicable closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds and all accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A shares.

In order to purchase Class A shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Non-U.S. investors may participate in the Offering by depositing their funds in the non-interest-bearing account. Any such funds that are received shall be held on deposit until the applicable closing under the Offering or returned if there is no closing.

Selling Restrictions

Notice to prospective investors in Canada

The Offering of the Class A shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Class A shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Class A shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Class A shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

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Any resale of the Class A shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Class A shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Class A shares may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Class A shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Class A shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Class A shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Class A shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Class A shares which are the subject of the Offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Class A shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

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For the purpose of the above provisions, the expression “an offer to the public” in relation to any Class A shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Class A shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Class A shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Class A shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares offered should conduct their own due diligence on the Class A shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

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Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Class A shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Class A shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Class A shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A shares may not be circulated or distributed, nor may the Class A shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A shares pursuant to an offer made under Section 275 of the SFA except:

(a) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) Where no consideration is or will be given for the transfer;

(c) Where the transfer is by operation of law;

(d) As specified in Section 276(7) of the SFA; or

(e) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Class A shares and Debentures) Regulations 2005 of Singapore.

USE OF PROCEEDS TO ISSUER

We expect to receive gross proceeds from this Offering of up to $10,000,000. Masterworks will pay all expenses of the Offering, including fees and expenses associated with qualification of the Offering under Regulation A and all fees and expenses of the Underwriter. Therefore, the gross proceeds from this Offering will equal the net proceeds from this Offering. We intend to use the proceeds from this Offering to make Artwork Investments, and if and to the extent such proceeds at the time of any closing are less than the purchase price of such Artwork Investments, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this offering circular forms an integral part, Masterworks will advance us any additional funds required to consummate the Artwork Investment. The maximum amount of such advance will never exceed an amount that cannot be repaid from the proceeds of the Offering. The advance will be settled through future proceeds from this Offering or a number of Class A shares will be issued to Masterworks at a value of $20.00 per share in full settlement of such obligations. Masterworks will receive a true-up payment from the applicable segregated portfolio of Masterworks Cayman acquiring the Artwork in an amount up to 11% of the cost of the Artwork acquired. In connection with Whole Artwork Investments, if we decide to make any, we will form Holdco and proceeds will be contributed to Holdco and down to the segregated portfolio of Masterworks Cayman owned by Holdco in an amount equal to the purchase price for the applicable Artwork (and or to repay any advance made by Masterworks for such purpose) and to pay the true-up. In any circumstance in which an initial closing occurs, at the time of the final closing, up to 500,000 Class A shares will be issued and outstanding, the purchase price of all Artwork Investments will be fully paid and the Company’s consolidated debt to equity ratio shall not exceed 1:1. None of the proceeds of this Offering or any Single-Asset Offering will be used to compensate or reimburse Masterworks for underwriting fees or other costs and expenses relating to such offering, all of which are paid by Masterworks. Our investments will vary in size, depending on the value of the specific Artwork and the composition of the Portfolio at the time of the investment, but no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio. The Offering proceeds will be invested in a manner intended to preserve or further enhance the diversification of the Portfolio.

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DESCRIPTION OF BUSINESS

The discussions contained in this offering circular relating to artists, Artwork and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the artists, Artwork and the art industry is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware limited liability company on December 14, 2020 to facilitate an investment in a portfolio of artwork by artists that have an established track record of public auction sales and historical price appreciation. We believe that, for many investors, our Class A shares represent an effective means to gain economic exposure to the Portfolio and, by extension, to the 20th Century and Contemporary segment of the fine art market. Masterworks will manage all maintenance and administrative services relating to the Portfolio and the Company. We will not conduct any business activities except for activities relating to an investment in, maintenance, promotion and the eventual sale of Artwork Investments. Our strategy will be to make Art Investments to create a Portfolio that provides our investors with diversified exposure to the Post-War and Contemporary segment of the art market.

We are offering up to 500,000 Class A shares in this Regulation A+ Offering for aggregate proceeds of up to $10,000,000.

We do not expect to generate any material amount of revenues or cash flow unless and until Artwork or Artwork Investments are sold and no profits will be realized by investors unless they are able to sell their Class A shares or Artwork or an Artwork Investment is sold. We will be totally reliant on Masterworks for administrative services, including those relating to the Artwork and to fund operations.

Objectives and Strategy

Our objective is to provide our investors with diversified exposure to the 20th Century and Contemporary segment of the art market. We intend to invest in artwork by artists that have an established track record of public auction sales and historical price appreciation in the public auction market. We and the Single-Asset Issuers in which we invest will hold such Artwork for an indefinite period of time and seek to realize gains by opportunistically timing the sale of Artwork and Artwork Investments, generally between three (3) and ten (10) years of making our investment. However, the timing of Artwork sales or the liquidation of Artwork Investments cannot be predicted and certain Artwork Investments may be held for more than ten (10) years or indefinitely.

Our investments will vary in size, depending on the value of the specific Artwork and the composition of the Portfolio at the time of the investment, but we will not acquire more than 49.9% of the Class A shares of any Single-Asset Issuer and as of the final closing of the Offering, no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio. The proceeds of the Offering will be invested in a manner intended to preserve or further enhance the diversification of the Portfolio. Our objective is to create a relatively balanced and diversified Portfolio.

Administrative Services

Pursuant to an administrative services agreement between us and Masterworks, to be entered into prior to the initial closing of the Offering, the Administrator will fund our ongoing operating costs and expenses and manage all administrative services relating to our business and any Artwork underlying a Whole Artwork Investment, if any. In addition, we will indirectly benefit from similar agreements between Single-Asset Issuers, Masterworks Cayman and Masterworks with respect to Artwork held by such Single-Asset Issuers in which we invest.

In exchange for services relating to Single-Asset Issuers and Artwork owned indirectly by Single-Asset Issuers as reimbursement for ordinary and necessary administrative costs, Class A shares in Single-Asset Issuers will be issued to the Administrator at a rate of 1.5% of the total class A shares of such Single-Asset Issuers outstanding or for which subscriptions have been received, after giving effect to such issuance, per annum, commencing on the date of the final closing of such Single-Asset Offering or the date of an earlier closing if, as of such earlier closing date, the Single-Asset Offering is fully subscribed and at least 95% of the subscription proceeds have been received by the Single-Asset Issuer. The administrative services fee may commence before the final closing date in the limited circumstances described above because occasionally Single-Asset Issuers experience delays in receipt of investor subscription funds which delays the final closing, however, the provision of administrative services commences when a painting is acquired by a Single-Asset Issuer, which occurs on the date of the initial closing. If any subscription funds are not received by a Single-Asset Issuer within a reasonable time frame, the Single-Asset Issuer may reject those subscriptions and sell the Class A shares of such Single-Asset Issuer to another subscriber or Masterworks will acquire the Class A shares of such Single-Asset Issuer in settlement of its advance to such Single-Asset Issuer or to pay the true-up. In all cases in which an initial closing occurs, 100% of the Class A shares offered by a Single-Asset Issuer will be issued and outstanding following the final closing and the administrative services fee shall be the same irrespective of whether 100% of the Class A shares of the Single-Asset Issuer are sold to unaffiliated third party investors or some portion of the Class A shares of the Single-Asset Issuer are ultimately issued to Masterworks. The Class A shares of Single-Asset Issuers earned by Masterworks for administrative services will be subject to vesting provisions set forth in the applicable administrative services agreement. There is no overall limit to the number of shares that may be issued to pay these fees. Any extraordinary or non-routine costs, payments and expenses (including costs to liquidate Artwork or Artwork Investments), if any, relating to Single-Asset Issuers, Single-Asset Issuer Investments or the Artwork owned by Single-Asset Issuers will be paid for by the Administrator, but will be reimbursed by the Single-Asset Issuer upon the sale of the Artwork. Masterworks will not receive any separate fees or consideration from the Company in respect of administrative services performed with respect to the Company or Single-Asset Issuer Investments.

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In exchange for services relating to Whole Artwork Investments, if any, and as reimbursement for ordinary and necessary administrative costs relating to Whole-Artwork Investments, Holdco will be formed and ordinary membership interests in Holdco will be issued to the Administrator at a rate of 1.5% of the total ordinary membership interests of Holdco that are outstanding after giving effect to such issuance, per annum, commencing on the final closing of the first Whole Artwork Investment. These membership interests will be subject to vesting provisions set forth in the administrative services agreement. There is no overall limit to the number of ordinary membership interests in Holdco that may be issued to pay these fees. Any extraordinary or non-routine costs, payments and expenses (including costs to liquidate Artwork or Artwork Investments), if any, will be paid for by the Administrator, but will be reimbursed by the Company upon its receipt of proceeds from the sale of Artwork or Artwork Investments.

Investments

Overview

Our objective is to provide our investors with diversified exposure to the 20th Century and Contemporary segment of the art market. We intend to invest in artwork by artists that have an established track record of public auction sales and historical price appreciation in the public auction market.

Our Board of Managers and the boards of managers of Single-Asset Issuers in which we invest will rely on the Masterworks acquisitions and divestitures team to make decisions regarding the acquisition and divestiture of Artwork. The Masterworks’ team of art market professionals is led by Scott W. Lynn, the Founder of Masterworks and Chief Executive Officer of the Administrator. Mr. Lynn has been an active collector of post war and contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the National Gallery, the Guggenheim (New York), and the Museum of Modern Art.

Masterworks employs an expanding group of individuals with broad backgrounds in art investment and analysis and as such individuals become members of our team, their biographies are posted on the “Our Team” section of the www.masterworks.io website. Masterworks also relies on various outside consultants and advisors that Mr. Lynn has worked with in connection with his personal collecting activities.

Artwork Selection

Masterworks, acting as agent for Single-Asset Issuers and the Company, seeks to purchase Artwork at public auctions through auction houses and in privately negotiated transactions from private sellers. We have not yet identified any of the Artwork that will be included in the Portfolio. We expect that the types of Artwork we invest in will be similar in many respects to artwork that Masterworks affiliates have acquired in the past. For additional information, see the section entitled “—Masterworks Experience in the Art Industry.”

We will seek to invest in Artwork, either through Single-Asset Issuers or Whole Artwork Investments, with the following general criteria:

•	paintings, but may also include sculptures and other artistic objects;
•	created by artists generally considered within the 20th Century and Contemporary category;
•	created by artists with significant secondary market traction, evidenced by sales volume in excess of a minimum of $1.0 million annually at public auction;
•	an estimated historical annualized appreciation rate of 10% or more, based on a review of auction sale data of similar works; and
•	acquisition price of between $500,000 and $30,000,000 and that we determine is at or below the fair market value of the Artwork.

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Listed below are the names of the artists that we are currently considering for investment, although the art world is constantly changing, and we might invest in artists that are not listed below:

Adolf Gottlieb	Dana Schutz	Jenny Saville	Pablo Picasso
Adrian Ghenie	David Hockney	Joan Mitchell	Pat Steir
Agnes Martin	Ed Ruscha	Jonas Wood	Peter Saul
Albert Oehlen	Ellsworth Kelly	Jordon Casteel	Pierre Soulages
Alberto Giacometti	Francis Bacon	Josef Albers	Rashid Johnson
Alex Katz	Frank Stella	Julie Mehretu	Rene Magritte
Alexander Calder	Franz Kline	KAWS	Roy Lichtenstein
Alma Thomas	Georg Baselitz	Kazuo Shiraga	Rudolf Stingel
Amy Sherald	George Condo	Kehinde Wiley	Sam Francis
Andy Warhol	Gerhard Richter	Keith Haring	Sam Gilliam
Banksy	Glenn Ligon	Kenneth Noland	Sigmar Polke
Barkley Hendricks	Günther Förg	Kenny Scharf	Wayne Thiebaud
Brice Marden	Günther Uecker	Kerry James Marshall	Willem de Kooning
Bridget Riley	Hans Hofmann	Laura Owens	Yayoi Kusama
Carmen Herrera	Helen Frankenthaler	Liu Ye	Yoshitomo Nara
Cecily Brown	Henry Taylor	Lucian Freud	Yves Klein
Christopher Wool	Jasper Johns	Lucio Fontana	Zao Wou-Ki
Chu Teh-Chun	Jean Dubuffet	Mark Bradford
Cy Twombly	Jean-Michel Basquiat	Mark Rothko

Allocations

Our Board of Managers intends to allocate the proceeds of this Offering on a rolling basis as investment opportunities arise. Our goal is to achieve a relatively balanced and diversified portfolio. Our investments will vary in size, depending on the value of the specific Artwork and the composition of the Portfolio at the time of the investment, but we will not acquire more than 49.9% of the Class A shares of any Single-Asset Issuer and as of the final closing of the Offering, no single Artwork or artist will represent more than 20% of the total cost basis of the Portfolio.

Structure of Artwork Investments

Our Artwork Investments may take the form of Single-Asset Issuer Investments or Whole Artwork Investments.

Single-Asset Issuer Investments are investments by the Company in shares representing membership interests in limited liability companies formed by Masterworks for the purpose of owning a single work of art which we refer to as Single-Asset Issuers. The shares of Single-Asset Issuers that we acquire will have the same terms and be sold to us at the same price as such shares are sold to other investors through SEC qualified Regulation A offerings, which we refer to as “Single-Asset Offerings.” We currently expect that a majority of our Artwork Investments will take the form of Single-Asset Issuer Investments.

The Single-Asset Issuers that we invest in are expected to have a substantially similar offering, governance, organizational, tax and fee structure as past offerings conducted via the Masterworks Platform, although we will have the absolute right to reconstitute, remove or replace the Board of Managers of certain Single-Asset Issuer that we invest in. Single-Asset Issuers will have capital structures with two classes of membership interests: (i) ordinary membership interests represented by Class A shares that are sold to investors, including us and (ii) “profits interests” that are issued to Masterworks and provide Masterworks with 20% of the excess amount, if any, of cash available for distribution to members after each holder of Class A shares has received $20.00 per share, which is the purchase price per share in the Single-Asset Offering. In addition, each Single-Asset Issuer, together with Masterworks Cayman, enters into an administrative services agreement with Masterworks whereby Masterworks agrees to administer the business of such Single-Asset Issuer and the relevant Artwork, as well as to pay all ordinary and routine costs and expenses associated with such administration, in exchange for Class A shares of such Single-Asset Issuer, which are earned at the rate of 1.5% of its total Class A shares outstanding or for which subscriptions have been received. The Single-Asset Issuer remains responsible for any unusual or extraordinary costs and expenses, as well as costs and expenses of selling the Artwork or Artwork Investments.

We may also purchase Artwork directly, which we refer to as “Whole Artwork Investments,” if our Board of managers determines that such investments are consistent with our diversification objectives. If we purchase Artwork directly, as opposed to fractional investment through a Single-Asset Issuer, Holdco will be formed and such Artwork will be beneficially owned by us through Holdco and a segregated portfolio of Masterworks Cayman. It is intended that the capitalization of Holdco will be substantially similar to the capitalization of Single-Asset Issuers. Holdco shall issue 1,000 of its Class A shares to the Company, which shall initially represent 100% of the ordinary membership interests of Holdco and Holdco shall issue 1,000 Class B shares to Masterworks Gallery, LLC, which will entitle Masterworks to 20% of the positive difference, if any, between (X) the net sale proceeds from an Artwork beneficially owned by Holdco and (Y) the capital contribution made by the Company to Holdco in connection with the acquisition of such Artwork, which will equal the purchase price of such Artwork plus up to 11% of such amount. In addition, Holdco, together with Masterworks Cayman, will enter into an administrative services agreement with us and Masterworks, whereby Masterworks agrees to administer our business and the relevant Artwork, as well as to pay all ordinary and routine costs and expenses associated with such administration, in exchange for Class A shares of Holdco equal to 1.5% of the total Class A shares in Holdco outstanding. These shares will be subject to vesting provisions set forth in the administrative services agreement.

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Masterworks may advance us and or the Single-Asset Issuers all or a portion of the funds required to make Artwork Investments. To the extent Masterworks makes such an advance, proceeds of this Offering or the relevant Single-Asset Issuer offering will be used to repay such advance and, if any such offering is not fully subscribed, Masterworks receive shares in lieu of cash as repayment of its advance. No interest will accrue on these Masterworks advances. No Single-Asset Issuer shall have any indebtedness for borrowed money at and following the consummation this Offering or the applicable Single-Asset Offering, respectively. The net proceeds of this Offering will be used to make Artwork Investments and to repay any Masterworks advances to the Company, if any.

Our Board of Managers may determine to borrow money if it believes it can do so on terms that would be expected to increase total returns for shareholders. The proceeds of any such borrowing would be used to make additional Artwork Investments and would not be used for operating activities or other purposes. Adding leverage to our capital structure increases the riskiness of an investment in our Class A shares. Any such borrowing will likely include pay-in-kind interest provisions and be secured by our Artwork Investments and would require full or partial repayment within a prescribed time frame, which could limit our flexibility to hold Artwork Investments for an indefinite time period and may require us to sell or dispose of Artwork Investments at an inopportune time. Our only means of servicing indebtedness obligations would be through refinancing, which may be unavailable, or through a sale of Artwork Investments. We do not currently have any long-term borrowing arrangements in place and there is no assurance we will be able to borrow money on attractive terms. We will not incur indebtedness following the initial closing of the Offering to the extent our consolidated debt to equity ratio would exceed 1:1.

Title to all Artwork will be held in segregated portfolios of Masterworks Cayman. In the case of Single-Asset Issuer Investments, all of the shares of the segregated portfolio owning the Artwork will be owned by the Single-Asset Issuer and a single Artwork will be the only asset of the segregated portfolio. In the case of Whole Artwork Investments, Holdco will be formed and all of the shares of the segregated portfolio owning the Artwork will be owned by Holdco and all of such Artwork will be the only asset of such segregated portfolio.

Any Artwork acquired through an Artwork Investment will be identified and described in a Current Report on Form 1-U and a supplement to this Offering Circular filed pursuant to Rule 253(g)(2) under the Securities Act. Additionally, the Form 1-U will include an exhibit containing the definitive agreement to acquire the Artwork or a link to such agreement if it has been previously filed by a Single-Asset Issuer.

Sales and Liquidation

We and the Single-Asset Issuers that we invest in intend to own the Artwork for an indefinite period, although the Artwork is effectively perpetually available for sale following its acquisition by us or the Single-Asset Issuer, as applicable. We, in our sole and absolute discretion, will be able to execute a sale of the Artwork representing Whole Artwork Investments at any time and in any manner and the Board of Managers of each Single-Asset Issuer, in its sole and absolute discretion, will be able to execute a sale of the Artwork representing Single-Asset Issuer Investments at any time and in any manner.

Single-Asset Issuers will promptly distribute the proceeds of any such sale to their members, including the Company, in accordance with their respective operating agreements and dissolve. When we receive such distribution, we will promptly distribute all of such funds to our shareholders. Likewise, if we make a Whole Artwork Investment and form Holdco, when Artwork or shares representing a Whole Artwork Investment are sold, Holdco will promptly distribute the net proceeds to us in accordance with its operating agreement and we will promptly distribute all of such funds to our shareholders. In addition, it is possible that Artwork constituting a Whole Artwork Investment will be securitized through the Masterworks Platform and sold to a newly-formed Single-Asset Issuer, in which case Masterworks would be entitled to receive a sales commission up to 11% of the fair market value of the Artwork at such time. Any such securitization would have the same economic terms as those included in other Single-Asset Offerings conducted via the Masterworks Platform at such time, except there would be no true-up fee payable to Masterworks.

Despite the foregoing, in the event that we receive a distribution related to a Recent Acquisition, our Board of Managers will have discretion to (i) promptly distribute such proceeds to our shareholders, (ii) reinvest such proceeds within six-months of receipt thereof, or (iii) some combination of (i) and (ii), provided, that in the event any such sale would create taxable income for investors in this Offering, we would distribute at least an amount of cash reasonably determined by our Board of Managers to be sufficient for investors in this Offering to pay such tax obligations. A “Recent Acquisition” means a Whole Artwork Investment or Single Asset Offering that closed less than one-year prior to the final closing of this Offering. Promptly following the distribution of proceeds by the Company from the sale or liquidation of the Company’s last remaining Artwork Investment, the Company will be dissolved.

Masterworks may determine to sell Artwork without engaging a third-party intermediary, in which event, Masterworks would charge the buyer of the Artwork a reasonable fee, not to exceed the lowest published buyer premium charged by Sotheby’s or Christie’s in effect at such time.

We may also sell shares in Single-Asset Issuers. Because we would be deemed to be an “affiliate” of Single-Asset Issuers, the shares we own will not be freely transferable and must be sold pursuant to an exemption from, or in a transaction that is not subject to, the Securities Act of 1933, as amended. If we receive net proceeds from a sale of shares of a Single-Asset Issuer we will promptly distribute all of such funds to our shareholders

In any transaction involving a sale of Artwork or Artwork Investments, Masterworks would be entitled to recoup expenses incurred in connection with such sale transaction.

Process

The Masterworks acquisitions team has developed relationships with auction houses, galleries, art intermediaries and collectors in the United States, Europe and Asia. Masterworks constantly evaluates a large volume of potential acquisition opportunities. When an appropriate object is identified, Masterworks conducts a detailed financial evaluation of the object to determine its fair market value, its estimated historical return profile and the price at which Masterworks is willing to pay for the object.

If Masterworks and the seller reach an agreement on price and payment terms, the Masterworks team conducts due diligence to determine the condition and provenance of the Artwork, including performing a physical inspection of the object, which is done by a qualified Masterworks employee or independent agent. Masterworks researches the provenance of the Artwork and searches online resources to determine if the object has appeared in auction or museum catalogues or other media. The provenance of the Artwork will also be verified by reference to the artist’s catalogue raisoné, if one exists and for certain artists, certificates of authenticity will be reviewed and obtained. Masterworks also obtain a detailed condition report from a qualified art conservator prior to purchase and the condition of the Artwork is reinspected by Masterworks or its agent when it arrives at the Masterworks storage facility to ensure the condition upon delivery matches the condition reflected in the condition report.

Contractual arrangements vary depending largely on the manner in which the sale occurs. Auction houses typically have relatively standardized contractual terms whereas contracting with galleries and other intermediaries generally involves a negotiation depending on the facts and circumstances of the particular transaction. Although it is relatively common for galleries to sell artwork based on a simple invoice, which may incorporate standardized terms that protect the gallery, Masterworks always insists on obtaining customary representations and warranties of the seller, including warranties with respect to title and authenticity of the subject Artwork. Masterworks also takes commercially reasonable steps to ensure that counterparties are not engaged in money laundering or other illegal activities with respect to the transaction.

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Masterworks Experience in the Art Industry

Set forth below is a summary of Masterworks’ experience in the art industry. Other than the offerings described below, Masterworks has not offered any prior investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated.

Completed Offerings

The first offering by a Masterworks affiliated issuer closed in September 2019 and as of the date of this Offering Circular, Masterworks affiliated issuers have completed 32 Regulation A offerings. Artists whose paintings are beneficially owned by these issuers include the following:

Agnes Martin	George Condo	Lucio Fontana
Albert Oehlen	Günther Förg	Mark Bradford
Alex Katz	Günther Uecker	Pierre Soulages
Andy Warhol	Jean-Michel Basquiat	Rudolf Stingel
Banksy	Joan Mitchell	Sam Gilliam
Barkley Hendricks	Jonas Wood	Yayoi Kusama
Cecily Brown	KAWS	Zao Wou-Ki
Claude Monet	Kazuo Shiraga
Christopher Wool	Keith Haring

Offerings in Progress

The following offerings by Masterworks affiliated issuers have been qualified by the SEC and are currently in progress, which means that they have not yet had a final closing, though certain of these offerings have been fully subscribed:

Issuer	Artist

Masterworks 038, LLC	Kusama
Masterworks 040, LLC	Ghenie
Masterworks 041, LLC	Richter
Masterworks 042, LLC	Basquiat
Masterworks 043, LLC	Haring
Masterworks 044, LLC	Basquiat
Masterworks 047, LLC	Condo
Masterworks 048, LLC	Förg

In addition, other Masterworks affiliated issuers have filed offering statements which have not been qualified by the SEC. Such offering statements contain preliminary offering circulars which are incomplete, many of which do not currently identify the artist or the subject artwork.

Disposition

On November 16, 2020, Masterworks 003, LLC consummated a transaction to sell the artwork and subsequently commenced the process of winding up and dissolving in accordance with its Amended and Restated Operating Agreement, as disclosed in its Current Report on Form 1-U as filed with the SEC on November 17, 2020. On December 29, 2020, Masterworks 003, LLC filed a Current Report on Form 1-U announcing that it was dissolved as of December 28, 2020.

Except as noted above, none of the artwork held by these Single-Asset Issuers has been liquidated as of the date hereof.

About the Art Market

Primary Sources of Data

There are currently a limited number of sources of publicly available data on the art market. Below are leading sources often relied upon for information:

●	Art Basel, a promoter of art fairs and a subsidiary of MCH Group, an international marketing organization & UBS, an international banking organization, publish the Art Market Report, which we refer to as the Art Basel Report, annually in March. Until recently, the report was published by the same art economist in collaboration with TEFAF.

●	Deloitte Luxembourg, a division of a global financial services company & ArtTactic, an art market research and analytics company, jointly publish the Art and Finance Report biannually in November.

●	Artnet, an art market website operated by Artnet Worldwide Corporation, a wholly owned subsidiary of Artnet, AG, a German publicly traded company.

●	ArtPrice, an art market website operated by ArtMarket.com, a French publicly-traded company controlled by Groupe Serveur.

●	ArtTactic, an art market website operated by ArtTactic Limited, a London-based private art market research company.

●	Major auction houses, including Christie’s, Sotheby’s and Phillips, among others, regularly publish data retaining to upcoming and past auctions sales, both online and in paper catalogues. Masterworks reviews and compiles such data to derive additional analysis in the form of art market indices and summarized statistics on artists’ markets.

Statistical data relating to the art market is difficult to obtain, incomplete, or inconsistent. It is a substantially unregulated industry. Accordingly, you should not place undue reliance on any data or general information related to the art market.

Summary

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. According to the 2020 Art Basel Report, global art sales were $64.1 billion in 2019, down 5% year-over-year from 2018. The same report estimates that global sales have remained between $57 billion and $68 billion over the past decade, except during 2009 when sales declined to approximately $40 billion which is believed to have been caused by the global financial crisis. From 2009 to 2019, global art sales have grown at a 5.0% CAGR. Contemporary Art has been a particular strength appreciating 14.0% annually from 2000 through 2020 based on the Masterworks value-weighted index, prior updates of which were published in the report Citi GPS: The Global Art Market and COVID-19 in December 2020.

The global art market is influenced over time by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

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The high-end fine art market, generally defined as works valued in excess of $1 million, is dominated by a small group of ultra-high-net-worth private collectors and institutions, with participation narrowing works valued in excess of $10 million.

The art market is commonly classified into several major collecting categories, the definitions of which may change depending on the auction house or reporting entity, but generally, they include the following:

●	Post War and Contemporary (1),
●	Impressionist and Modern (1),
●	Chinese and Asian, and
●

Old Masters.

Notes:

(1)    In 2020, Christie’s, Sotheby’s and Phillips held auction sales based on a new “20th Century and Contemporary” category designation. In general, this category combined artist formerly included in the Post-War and Contemporary category, as well as selected artists active in the 20th century from the Impressionist and Modern category.

Art Appraisals, Valuation, and Auction Estimates

The fair market value of art and other unique collectibles is generally assessed by expert appraisers using relative valuation techniques by analyzing historical comparative transactions involving similar works, characteristics of the specific work, supply and demand factors, subjective perceptions of value, among other factors. However there is no efficient market that determines the price of an artwork and there is no standardized art valuation methodology.

There is tremendous variability in the market value of individual artwork by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.

Auction houses generally estimate the sale price of a painting prior to conducting a sale. Such sale estimates are intended to provide general guidance to potential bidders regarding the expected price outcome of the artwork, however estimates may not be “arm’s length” and are often negotiated with the selling party. Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

Private and Gallery Sales

The private art market is made up of a network of galleries, dealers, art fairs and other intermediaries that sell artwork in privately negotiated transactions, in which transactions are generally not publicly reported. Galleries and other intermediaries that sell high end art have extensive relationships with artists, critics, collectors and others in the art market and are often driven by self-interested objectives, such as enhancing the reputation and market value of artists they represent or the market value of their inventory. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those who are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Sellers generally determine pricing in private sales in which the dealer or gallery acts as an intermediary in negotiating a transaction with a buyer.

According to the 2020 Art Basel Report, auction sales accounted for an estimated 38% of total sales by dollar volume in 2019, as compared to approximately 43% in 2018 with the balance accounted for by the private market. Auction houses are also increasingly participating in the private market, brokering non-auction sales transactions. The relative size of the private dealer and gallery market as compared to the auction market tends to shift based on overall market sentiment, where market optimism tends to bolster auction sales.

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Auction Sales

The auction market is made of a network of global and regional auction houses that conduct regular sales of artwork and other collectibles in a public auction format, as well as provide other art-related services. In general, the auction market is more transparent and more open than the private sales market as sale prices are determined through open competition, in which any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential ascending bids in a format referred to by economists as an English Auction. Works which are offered for sale by the auction house on behalf of a potential seller, also referred to as a consignor, are often referred to as lots, which may be comprised of one or more items; most artwork is sold as individual lots. Auction sales occur at a fixed time and are a matter of public record. Bidders determine the price of a piece in an auction sale, though the consignor typically sets a reserve floor price below which they would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors like supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, they can elect not to consign the work for sale or can withdraw a consignment. Auction houses often set estimates at levels to either entice bidders to participate or potential consignors to offer their work at auction, thus estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the hammer price, the successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on the sale that ranges between 14% and 25% of the hammer price. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may also be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium, if not the full amount of the purchase price.

The public nature of auction sales can pose certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artworks fail to sell at public auction, referred to as the “buy-in rate,” is generally around 30%, according to Artprice. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to the art industry as “burning” the work.

In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

Auction houses publicly report total sale prices that reflect the hammer price (i.e. the price at which the auctioneer declared the winning bid), plus the buyer’s premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The buyer’s premium schedule is published by the auction house and is updated or revised periodically. The buyer’s premium (inclusive of any additional “Overhead Premium,” if applicable) for the New York salesroom of each of the major auction houses as of the date of this offering circular is as follows (percentages and USD amounts relate to the hammer price):

Sotheby’s	Christie’s	Phillips

26% up to and including $400,000	25% up to and including $600,000	25% up to and including $400,000
21% from $400,001 to $4.0 million	20% from $600,001 to $6.0 million	20% from $400,001 to $4.0 million
14.9% above $4.0 million	14.5% above $6.0 million	13.5% above $4.0 million

The amount of the published sale price a consignor receives is typically reduced a seller’s premium, although such fee may be reduced or eliminated in the case of high-value objects. A percentage of the buyer’s premium may be shared back with the consignor to increase their net sale price. Sales commissions are often negotiated between the consignor and the auction house and vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels and other factors.

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Auction houses do not publicly report the economic terms of transactions with consignors, so the Company cannot determine with any degree of confidence what percentage of a sale price would be received by the Company upon consummation of an auction sale. In addition, the economics receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. Based on experience, we believe that it would be reasonable to expect that the net pre-tax cash proceeds receivable by the Company in an auction sale would be approximately 80% to 90% of the published sale price, however, the net result could fall outside of this range. The existence of any such guarantee arrangement would provide greater certainty of success at auction, but could reduce the sales proceeds received by the Company.

About Art as an Investment

Fine art, in the form of paintings, sculpture, drawings and all manner of unique collectibles, has been collected for centuries. Founded in 1744, Sotheby’s had been the oldest listed Company on the New York Stock Exchange until it was taken private in October 2019. While art collectors can enjoy the aesthetic and societal benefits of art ownership and patronage, works of art can equally be valuable assets that deliver financial, as well as emotional rewards to their owners. Art has often acted as a store of wealth, with price appreciation in excess of U.S. consumer price inflation over the long term. Many of those who collect art therefore do so with an eye upon its investment potential as well as its aesthetic appeal. Put simply, art can be considered an investable asset class.

In general, art as an investment bears the following characteristics:

●	Demand for artwork generally coincides with wealth creation among the global ultra-high-net-worth community.

●	Supply of artwork, particularly at the high-end of the market, is relatively fixed or otherwise scarce.

●	Art is an internationally marketable good that can be transacted in any locale or currency.

●	Art is a tangible, mobile store of value without a currency-specific denomination nor tied to a financial cash-flow.

Historical Art Price Indices

The historical performance of prices in the art market can be estimated using different techniques and is generally derived from publicly available auction sales results. General statistical summaries of past prices, such as historical average or median prices, can provide a broad sense of price direction across the art market or for a specific artist. However, given that the supply of art transacted in any given period is not homogenous, changes in average or median prices from period-to-period may not be reflective of changes in the underlying value of the artwork, but may reflect varying quality or other characteristics that were present in the artwork sold.

Art market indices provide an alternative means to gauge market performance. A number of techniques have been developed in this regard. A repeat-sales-based index follows a methodology similar to that used to estimate home price appreciation, most notably through the S&P CoreLogic Case-Shiller Index. Types of indices control for varying levels of artwork quality, size, color, creator, and aesthetics of a work of art by analyzing the sales of the same object occurring twice or more at auction. The Masterworks.io Art Index follows a repeat sales methodology for major collecting categories on both a value-weighted and unweighted basis and was featured in December 2020 report Citi GPS: The Global Art Market and COVID-19.

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Observations on the Historical Progression of Art Prices

The use of these techniques, among others, provides insight into the behavior of art as an investment. The following are general observations based on a repeat-sales index of historical art market returns computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category appreciated by an estimated 14.0% annually from the year ended December 31, 1995 to the year ended December 31, 2020, versus 9.5% annually for the S&P 500 Index (includes dividends reinvested) for the same period

●	Correlation factor of (.06) between Post-War & Contemporary Art and the S&P 500 Index based on annual returns from the year ended December 31, 1995 to the year ended December 31, 2020

●	Resilience of art market performance through financial downturns (e.g., 2001-2, 2008-9)

●	Investment case for art as a risk diversifier

Administrative Services

There are various services that will be required and costs and expenses that will be incurred in connection with the administration of our business and the business of Single-Asset Issuers in which we invest, including services, costs and expenses relating to the maintenance of the Artwork in the Portfolio. Pursuant to an administrative services agreement that will be entered into prior to the initial closing of this Offering, between us, and the Administrator, the Administrator will manage all administrative services relating to our business and any Whole Artwork Investments and pay all ordinary and necessary expenses in connection therewith. The Administrator will not receive any fees or expense reimbursements from us in connection with these services, except for extraordinary or non-routine services or expenses (including costs to liquidate Artwork or Artwork Investments) and in connection with services in the event we make one or more Whole Artwork Investments. If we make Whole Artwork Investments, Holdco will be formed, and the Administrator will receive Class A shares of Holdco at a rate of 1.5% of the total Class A shares of Holdco outstanding, after giving effect to such issuance, per annum, following the final closing of the first Whole Artwork Investment. These shares will be subject to vesting provisions set forth in the administrative services agreement.

Each Single-Asset Issuer, Masterworks Cayman and the Administrator, will also enter into an administrative services agreement pursuant to which the Administrator will manage all administrative services relating to the business of the Single-Asset Issuer and the Artwork owned by the Single-Asset Issuer. The Administrator will pay all ordinary and necessary expenses of the Single-Asset Issuer in connection therewith. The Administrator will receive Class A shares of each Single-Asset Issuer at a rate of 1.5% of the total Class A shares of such Single-Asset Issuer outstanding or for which subscriptions have been received, after giving effect to such issuance, per annum, following the final closing of the applicable Single-Asset Offering or the date of an earlier closing if, as of such earlier closing date, the Single-Asset Offering is fully subscribed and at least 95% of the subscription proceeds have been received by the Single-Asset Issuer. These shares will be subject to vesting provisions set forth in the applicable administrative services agreement.

The foregoing equity issuances to Masterworks by Holdco in respect of Whole Artwork Investments and by Single-Asset Issuers will indirectly result in dilution to Class A shareholders, since they will effectively reduce our ownership of the Artwork comprising our Artwork Investments. The share issuances in respect of fees and routine reimbursements to Masterworks will be made on a quarterly basis in arrears.

Any extraordinary costs or non-routine services relating to the Company, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon our receipt of cash proceeds from a sale or liquation of Artwork Investments. Similarly, any extraordinary costs or non-routine services relating to a Single-Asset Issuer, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon such Single-Asset Issuer’s receipt of cash proceeds from a sale or liquation of the Artwork owned by such Single-Asset Issuer. Third party costs to liquidate Artwork or Artwork Investments are non-routine and subject to reimbursement. Masterworks may determine to sell Artwork without engaging a third-party intermediary, in which event, Masterworks would charge the buyer of the Artwork a reasonable fee not to exceed the lowest published buyer premium charged by Sotheby’s or Christie’s in effect at such time.

Except as indicated above, the administrative services agreement we enter into with the Administrator will have substantially the same terms as the administrative services agreements entered into by Single-Asset Issuers. The distinction between ordinary and necessary costs and expenses which shall be the sole responsibility of the Administrator as compared to extraordinary or non-recurring items for which the Administrator is entitled to reimbursement is as follows:

Ordinary and necessary entity-level administrative and maintenance costs include:

●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees, if any;
●	Tax services;
●	Other fees associated with the Offering; and
●	Accounting.

Ordinary and necessary Artwork-level administrative and maintenance costs include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs; and
●	Crating and shipping costs related to traveling exhibitions;

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Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement from us, as applicable, include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether or not the Company is a named defendant or party to such litigation), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork or Artwork Investments; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork.

Our agreements with our affiliated entities raise various conflicts of interests in which the best interest of our Administrator and our affiliates may differ from the best interest of holders of the Class A shares.

Conflicts of Interest

Potential conflicts of interest include, but are not limited to the following:

●	Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares or it may seek to earn administrative or other fees associated with making a trading market available. The operation of a trading market in the Class A shares by Masterworks or the receipt of trading or administrative fees would create conflicts of interest. If such activities generate profits, our affiliates will be incentivized not to sell all of the Portfolio and liquidate us, even in situations in which a sale of the Portfolio is in the best interest of holders of the Class A shares. Masterworks does not earn any fees from operation of the Secondary Market.

●	In exchange for administrative and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive equity interests in the Single-Asset Issuers in which we invest and may also receive equity interests in Holdco, if formed, if we make any Whole Artwork Investments. These equity issuances to Masterworks will indirectly result in dilution of 1.5% per annum to Class A shareholders. These dilutive issuances shall commence when Artwork Investments are consummated.

●	Neither the Board of Managers, the Administrator, or its members, will be required to manage or administer our operations, as applicable, as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We depend on the Administrator to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

●	Our operating agreement contains provisions that limit remedies available to our investors against the Board of Managers, and the administrative services agreement contains certain provisions that limit the remedies available to our investors against the Administrator and its affiliates and us for actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of the Board of Managers and the administrative services agreement contains certain provisions limiting the liability of the Administrator and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

●	Scott Lynn, the individual responsible for funding Masterworks.io, is an art collector and is able to control the activities of all of the Masterworks entities. Mr. Lynn is also the Chief Executive Officer of our Administrator. Mr. Lynn could have conflicts between business with his personal art collection and business with the Masterworks entities, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

●

Our Board of Managers may determine to sell one or more of our Whole Artwork Investments through a securitized Single-Asset Offering via the Masterworks Platform, in which case Masterworks would be entitled to receive a sales commission from us up to 11% of the fair market value of the Artwork at such time. The existence of the option to securitize Whole Artwork Investments may create conflicts for Masterworks in deciding whether to sell a Whole Artwork Investments to third party purchasers or securitize them or do neither, however, the existence of this option may provide the Company with an alternative means of obtaining liquidity for Whole Artwork Investments.

●

Our Board of Managers may determine to sell shares in Single-Asset Issuers via a Regulation A secondary offering conducted through the Masterworks Platform, which would have no effect on Masterworks’ compensation, but could create a conflict since Masterworks would need to determine the price at which such shares are offered in such secondary offering and such pricing will have an opposing financial impact on investors in the Company as compared to new investors in the secondary offering.

●	Masterworks may determine to sell Artwork without engaging a third-party intermediary, in which event, Masterworks would charge the buyer of the Artwork a reasonable fee not to exceed the lowest published buyer premium charged by Sotheby’s or Christie’s in effect at such time.

Therefore, the interests of the Administrator and the other Masterworks affiliates may differ significantly from those of investors in the Offering and subsequent holders of the Class A shares. As a result, we cannot assure investors that such conflicts will be resolved in a manner that you agree with.

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Competition

At the time we or Single-Asset Issuers attempt to sell Artwork, we and they may face substantial competition from other entities and individuals who are selling or seeking to sell similar artwork. These other parties may be better funded and may be able to buy their artworks at a lower price than us or sell their artworks at a higher price than us thereby generating higher returns. Further, we will face significant risks from other competitive factors, such as the available supply of similar artworks for sale. In addition, given the at market’s overall desire for confidentiality and the public nature of our operations and those of Single-Asset Issuers, we may face competitive disadvantages in finding buyers.

Government Regulation

Investment Company Act Considerations

We intend to conduct our operations such that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act (the “ICA”), which defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the ICA defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities”, among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the ICA.

The determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The ICA defines a “majority-owned subsidiary” of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The ICA further defines “voting securities” as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.

Whole Artwork Investments, if any, will be held through an intermediate level holding company, which will be formed at the time of our such investment. This holding company will be named Masterworks Artwork Holdco 001, LLC, or “Holdco” and will be a manager-managed Delaware limited liability company. The manager of Holdco shall be a board of managers comprised of the same individuals as our Board of Managers and the operating agreement of Holdco shall provide that the Company has the sole and exclusive right to appoint, remove, replace or reconstitute the Holdco board of managers. The Company will also own 100% of the voting membership interests of Holdco. Holdco will own 100% of the shares of a newly formed segregated portfolio of Masterworks Cayman, which will be designated the Collection 001 Segregated Portfolio, which will own title to Artwork. Based on the foregoing, we have determined that Holdco and the Collection 001 Segregated Portfolio of Masterworks Cayman will constitute “majority-owned subsidiaries” of the Company within the meaning of Section 3(a)(1)(C) of the ICA. Neither Holdco nor the Collection 001 Segregated Portfolio of Masterworks Cayman SPC will be investment companies or rely on the exception from the definition of investment company afforded by Section 3(c)(1) or Section 3(c)(7) of the ICA. Accordingly, we believe that the securities of Holdco owned by us and the securities of Collection 001 Segregated Portfolio of Cayman owned by Holdco are excluded from the definition of “investment securities” within the meaning of Section 3(a)(1)(C) of the ICA.

Single-Asset Issuer Investments will comprise a minority ownership interest in the class A shares of Single-Asset Issuers, which represent ordinary membership interests in such Single-Asset Issuers. Single-Asset Issuers will be manager-managed limited liability companies managed by a board of managers. Each Single-Asset Issuers will, in turn, own 100% of the shares of a segregated portfolio of Masterworks Cayman, which will own title to Artwork. The operating agreement of certain Single-Asset Issuers in which we invest will contain a provision that grants to us the sole and exclusive right to appoint, remove, replace or reconstitute the Board of Managers of such Single-Asset Issuer at any and all times during which we own any securities of such Single-Asset Issuer. We believe that despite our ownership of less than 50% of the economic membership interests in these Single-Asset Issuers, it is reasonable to conclude that, in light of our ability pursuant to the operating agreement of each applicable Single-Asset Issuer we can appoint, remove, replace or reconstitute the board of managers, those Single-Asset Issuers will be treated as “majority-owned subsidiaries” of the Company within the meaning of Section 3(a)(1)(C) of the ICA and, because each Single-Asset Issuer, is the sole shareholder of a segregated portfolio of Masterworks Cayman, the Segregated Portfolios owned by Single-Asset Issuers in which invest will also be treated as “majority-owned subsidiaries” of the Company within the meaning of Section 3(a)(1)(C) of the ICA. Neither any Single-Asset Issuer in which we invest nor the applicable segregated portfolio of Masterworks Cayman owned by such Single-Asset Issuer are investment companies or rely on the exception from the definition of investment company afforded by Section 3(c)(1) or Section 3(c)(7) of the ICA. Accordingly, we believe that the securities of these Single-Asset Issuers owned by us and the securities of segregated portfolios of Masterworks Cayman owned by such Single-Asset Issuers are excluded from the definition of “investment securities” within the meaning of Section 3(a)(1)(C) of the ICA.

We may also invest in Single-Asset Issuers in which we do not have the ability to remove, replace or reconstitute the board of managers. We believe that any such investments could be deemed to be “investment securities” within the meaning of Section 3(a)(1)(C) of the ICA and, therefore, we will take appropriate steps to ensure that the value of any such investments does not exceed 40% of the value of our total assets.

In addition, we believe that neither we, Holdco nor any Single-Asset Issuer or segregated portfolio of Masterworks Cayman will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold our Company or their companies out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and they will be primarily engaged in non-investment company businesses related solely to the ownership of artwork. Consequently, we and the entities through which we invest in artwork expect to be able to conduct our operations such that none will be required to register as an investment company under the ICA.

We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as investment securities, or whether Holdco, Single-Asset Issuers, or segregated portfolios of Masterworks Cayman, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment, we would need to adjust our strategy and our assets. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

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Organization

We were formed as a Delaware limited liability company on December 14, 2020 by Masterworks in order to facilitate an investment in a portfolio of Artwork. We are a manager-managed limited liability company managed by a Board of Managers. The Class A shares to be sold in this Offering when issued, together will represent 100% of our membership interests. Class A shares do not have approval or voting rights in connection with the sale or liquidation of Artwork Investments or the reinvestment of proceeds from a sale of Artwork or Artwork Investments that occurs within one-year of the closing of this Offering. Class A shareholders have limited voting and consent rights regarding on certain amendments to our operating agreement, administrative services agreement and other certain rights pursuant to our operating agreement.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers will not have the authority without first obtaining the prior approval or consent of holders of a majority of the voting shares, to amend, waive or fail to comply with any material provision of our operating agreement that adversely and disproportionately affects the shareholders, except as provided therein.

Employees

As of June 1, 2021, we had no full-time employees and no part-time employees. All of our day-to-day operations are administered by our Administrator.

Legal Proceedings

There are no legal proceedings currently pending against us which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Administrator to address such litigation as necessary. If the Administrator settles a case or receives and adverse judgment, the Administrator would then be reimbursed upon a sale or liquidation of Artwork Investments pursuant to the terms of the administrative services agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware limited liability company on December 14, 2020 by Masterworks to facilitate investment in the Portfolio. We have not conducted any operations prior to the date of this offering circular and will not conduct any business activities except for activities relating to the acquisition, ownership, maintenance, promotion and the eventual sale of Art Investments. We have not yet commenced operations and have no (or nominal) assets or liabilities at this time. Accordingly, we have not presented financial statements in this offering circular, though we have described below certain critical accounting policies that we intend to adopt following our acquisition of Art Investments. We plan to engage an auditor to audit our financial statements after the qualification of this Offering by the SEC. Following this Tier II Regulation A offering, we will include audited financial statements in our annual reports with the SEC on Form 1-K containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company.

Our strategy and the strategy of Single-Asset Issuers will be to display and promote the Artwork in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-Offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investments

Artwork Investments will consist of Single-Asset Issuer Investments and Whole Artwork Investments. Upon acquisition, Whole Artwork Investments will be recorded at the original cost basis. Whole Artwork Investments will be held in a segregated portfolio of Masterworks Cayman, which will be wholly owned by Holdco, a majority owned subsidiary of the Company. In accordance with ASC 810-10, the Company intends to consolidate Holdco and the Masterworks Cayman segregated portfolio it owns as if it were a separate legal entity and not consolidate any other segregated portfolio of Masterworks Cayman.

Whole Artwork Investments are determined to have an indefinite life. The Company will review the artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other paintings by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of a painting, to its carrying value; and
●	If the amount realizable upon sale of a painting is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of a painting and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the financial statements.

Single-Asset Issuer Investments relate to investments in equity securities issued by Single-Asset Issuers that account for their artwork the same way we account for Whole Artwork Investments. We will account for Single-Asset Issuer Investments in accordance with generally accepted accounting principles, or GAAP. The accounting treatment for each Single-Asset Issuer Investment will depend on the size of our ownership stake and whether or not we have the ability to remove, replace and reconstitute the board of managers of such Single-Asset Issuer.

As a general matter, we believe the majority of our Single-Asset Issuer Investments will be accounted for using the equity method of accounting. The equity method will be used unless we either own a controlling 50% or more financial interest in the Single-Asset Issuer, in which case the Single-Asset Issuer would be consolidated in our financial statements in accordance with ASC 810 or our interest is so minor that we have virtually no influence over the operating and financial policies of the Single-Asset Issuer, in which case the investment will be held at cost. For equity method investments, we will recognize our proportionate share in the net income (loss) of the Single-Asset Issuer as an increase (decrease) in investment and our proportionate share of distributions declared as a reduction of our carrying value. Distributions will be recognized in the period in which they are declared.

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Use of Estimates

In preparing our financial statements, management will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

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Income Taxes

We expect that we will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “Material U.S. Federal Tax Considerations”. The Administrator will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Administrator deems necessary or appropriate.

Liquidity and Capital Resources of the Administrator

Masterworks pays all costs associated with the development and operation of the Masterworks Platform, costs associated with the acquisition of Artwork by us and Single-Asset Issuers and all costs of our organization and this Offering. Masterworks will also be responsible for all ordinary and necessary costs for ongoing administrative expenses relating to our Company, Holdco, if formed, Single-Asset Issuers, Masterworks Cayman and the Artwork. In exchange for administrative and custodial services and paying all ordinary and necessary operating costs and expenses on behalf of Single-Asset Issuers and Holdco, if formed, Masterworks will receive equity interests in these entities. These equity issuances to Masterworks will indirectly result in dilution of 1.5% per annum to Class A shareholders. These dilutive issuances, in respect of Holdco, if formed, will begin following our consummation of a Whole Artwork Investment, and, in respect of Single-Asset Issuers, the final closing of the Single-Asset Offering in which we invest or an earlier closing on which such Single-Asset Offering is fully subscribed and at least 95% of the total offering amount has been received. Neither we nor Single-Asset Issuers anticipate maintaining any material liquid assets and, accordingly, we and they will rely upon the Administrator to pay for the maintenance of the Artwork and the administration of our respective businesses in accordance with our respective administrative services agreements.

The administrator has covenanted to provide us with selected unaudited balance sheet information on a semi-annual basis and we expect to include such information in reports we file with the SEC following the completion of this Offering. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2020 and 2019, respectively:

	December 31,
	2020	2019
Assets
Current assets	$1,508,559	$266,850
Property and equipment, net	198,079	181,498
Deposits	82,090	46,240
Other assets	217,704	10,780
Total assets	$2,006,432	$505,368

Liabilities
Current liabilities	$655,864	$209,032
Total liabilities	$655,864	$209,032

Member’s Equity
Total member’s equity	$1,350,568	$296,336

As of the final closing the Company will have no liabilities, commitments or obligations, other than obligations pursuant to the administrative services agreement as of such date. We and the Administrator believe that revenues and expense reimbursements from the Company and Single-Asset Issuers pursuant to the administrative services agreement, together with cash on hand, will be sufficient for the Administrator to perform its obligations under the administrative services agreement for at least the first five-years following the Offering. We do not believe we will need to raise any additional funds through the issuance and sale of securities in the foreseeable future and are not permitted to do so under our operating agreement without first obtaining the prior approval of the Class A shareholders.

Our Board of Managers may determine to borrow money if it believes it can do so on terms that would be expected to increase total returns for shareholders. The proceeds of any such borrowing would be used to make additional Artwork Investments and would not be used for operating activities or other purposes. Adding leverage to our capital structure increases the riskiness of an investment in our Class A shares. Any such borrowing will likely include pay-in-kind interest provisions and be secured by our Artwork Investments and would require full or partial repayment within a prescribed time frame, which could limit our flexibility to hold Artwork Investments for an indefinite time period and may require us to sell or dispose of Artwork Investments at an inopportune time. Our only means of servicing indebtedness obligations would be through refinancing, which may be unavailable, or through a sale of Artwork Investments. We do not currently have any long-term borrowing arrangements in place and there is no assurance we will be able to borrow money on attractive terms. We will not incur indebtedness following the initial closing of the Offering to the extent our consolidated debt to equity ratio would exceed 1:1.

The Administrator’s source of financing is equity contributions from Masterworks.io, LLC and affiliates. Masterworks.io, LLC is principally funded through a loan from Scott Lynn. The outstanding principal balance of the Scott Lynn loan as of December 31, 2020 was approximately $13.1 million. Because Scott Lynn controls Masterworks, the loan can effectively be declared due and payable at any time in the discretion of Mr. Lynn. The Administrator earns fees in the form of membership interests in Holdco, if formed, and Single-Asset Issuers, which it may periodically sell to obtain additional liquidity. The direct incremental costs incurred by the Administrator to satisfy its obligations under the administrative services agreement are expected to be less than its revenues, though such revenues may be insufficient to cover the Administrator’s overhead. In addition, the Administrator has covenanted in the administrative services agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the administrative services agreement to fund the Company’s operations until the sale of the Portfolio.

The Administrator expects to conduct other business activities, including the administration of other entities similar to the Company and expects that, with scale, the Administrator’s revenues will exceed its costs. Further, as noted in the foregoing, the Administrator intends to engage in other business activities, including performing services similar to those to be provided to the Company to other companies, and the Company cannot estimate at this time what the aggregate costs and expenses of the Administrator will be with respect to such activities as they will depend on many factors. Additionally, we intend to own Artwork Investments for an indefinite period, although the Artwork will be perpetually available for sale following the Offering and we and Single-Asset Issuers in which we invest will evaluate any reasonable third party offers to acquire the Artwork.

Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations until we sell or liquidate all Artwork Investments which is contained in the administrative services agreement.

Commitments from Affiliates to Fund Class A shares, Offering Costs and Expenses

The costs associated with this Offering shall be paid by Masterworks rather than from the net proceeds of the Offering. None of these fees, costs or expenses, including those payable to IndieBrokers will be reimbursable by the Company to Masterworks.

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MANAGEMENT

Our Administrator

Our day to day operations are managed by the Administrator. The Administrator performs its duties and responsibilities pursuant to our operating agreement and administrative services agreement. Masterworks appointed the Administrator and the Board of Managers can only terminate the administrative services agreement with the prior written consent of Masterworks Gallery, LLC. The Administrator and its affiliates have the exclusive right and power to manage and operate our Company, subject to the powers of our Board of Managers and other than limited voting rights reserved under our operating agreement for the holders of the Class A shares.

As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks. At the time of the initial closing of this Offering, all of Masterworks’ membership interest, which at that time will be in the form of Class A shares, will be redeemed by the Company for $100, which is the amount of its initial capital contribution.

Summary of Administrative Services Agreement

We plan to enter into an administrative services agreement with the Administrator prior to the initial closing of this Offering. The following summarizes some of the key provisions of the administrative services agreement. This summary is qualified in its entirety by the administrative services agreement itself, which is included as Exhibit 6.1 to the offering statement of which this offering circular forms an integral part. We will not pay any fees to the Administrator under the Administrative Services Agreement. In the event that we make a Whole Artwork Investment, we will form Holdco, which will issue shares representing its membership interests to the Administrator for services relating to a Whole Artwork Investment and Holdco and Masterworks Cayman on behalf its segregated portfolio that will hold title to any Whole Artwork Investments, will join as parties to the Administrative Services Agreement in accordance with its terms.

Services to be Provided

Pursuant to the administrative services agreement, the Administrator agreed to provide the Company, Holdco, if formed, and Masterworks Cayman, itself directly or through its affiliates, with Artwork-level services and provide entity-level services on the terms and conditions set forth in the administrative services agreement.

The services to be provided by the Administrator under the administrative services agreement include the following:

(i)	Artwork-level services with respect to Artwork underlying Whole Artwork Investments, including:

(A)	Custodial and storage services for the Artwork;
(B)	Maintaining asset-level insurance requirements for the Artwork;
(C)	Managing transport for the Artwork in the ordinary course of business, including the display and exhibition thereof;
(D)	Research services;
(E)	Appraisal and valuation services; and
(F)	Other services deemed necessary or appropriate by the Administrator at its discretion to maintain the Artwork.

(ii)	Entity-level services, including:

(A)	Oversight and management of banking activities;
(B)	Management of preparation and filing of SEC and other corporate filings;
(C)	Financial, accounting and bookkeeping services, including retention of an auditor for the Company;
(D)	Record keeping, shareholder registrar, investor relations and regulatory compliance;
(E)	Providing listing services, subject to the approval of the members of our Company as may be required by law;
(F)	Tax reporting services;
(G)	Bill payment;
(H)	Selecting and negotiating insurance coverage for our Company, including operational errors and omissions coverage and members of the Board of Managers’ and officers’ coverage;
(I)	Maintain our stock ledger and coordinating activities of our transfer agent, if any, escrow agent, if any, and related parties; and
(J)	Software services.

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(iii)	Non-routine services with respect to the Artwork and Artwork Investments, including:

(A)	Legal and professional transactional services;
(B)	Negotiation of terms of potential sales and the execution thereof;
(C)	Obtaining appraisals and statements of condition in connection with a sale transaction relating to the Artwork;
(D)	Other transaction-related services and expenditures relating to the Artwork and Artwork Investments;
(E)	Administrative services in connection with liquidation or winding up of our Company;
(F)	Managing litigation;
(G)	Conservation, restoration (as deemed necessary by the Administrator), reframing and other expenditures that increase the value of the Artwork; and
(H)	Other non-routine or extraordinary services.

Third Parties and Exclusivity

Pursuant to the administrative services agreement the Administrator may to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the administrative services agreement in which case, the costs and expenses of such third parties for providing such services shall be borne by the Administrator with it being understood that the Administrator shall not charge any fees in addition thereto with respect to such outsourced services.

The obligations of the Administrator to us are not exclusive. The Administrator may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

Rights of the Administrator

Pursuant to the administrative services agreement, the Administrator and its affiliates shall have the right to engage in the following activities, and will be responsible for all incremental costs associated with such activities (including taxes):

(a)	Rights to commercialize the Artwork for the duration of the operations of our Company;
(b)	Display rights; and
(c)	The right to lend the Artwork to museums, galleries, private entities or individuals, and the like; and
(d)	The right to lease the Artwork to companies, private entities and individuals.

For such rights, the Administrator will pay the segregated portfolio of Masterwork Cayman a royalty of $1.00 per annum. The Administrator will display or exhibit the Artwork if and when the Administrator reasonably believes that such display or exhibition would increase the exposure, profile and appeal of the Artwork. In the event that any revenues are generated from such activities, the Administrator may choose to retain all or a portion of such revenues.

Compensation of the Administrator and Reimbursement

If we make any Whole Artwork Investments, Holdco will be formed, and the Administrator will receive fees and expense reimbursement for its services in the form of membership interests in Holdco at a rate of 1.5% of the total membership interests in Holdco outstanding, after giving effect to such issuance, per annum, following the consummation of a Whole Artwork Investment in respect of administrative services. These shares will be subject to vesting provisions set forth in the administrative services agreement. The foregoing equity issuances will result in dilution to Class A shareholders of 1.5% per annum with respect to Whole Artwork Investments. For the avoidance of doubt, the Administrator will not be entitled to any compensation for administrative services with respect to activities performed solely for the Company or with respect to Single-Asset Issuer Investments for which it derives compensation directly from the applicable Single-Asset Issuers. Any extraordinary or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale or liquidation of Artwork, as applicable.

Ordinary and necessary administrative and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions;

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●	Costs associated with SEC filings and compliance with applicable laws;
●	Tax services;
●	Transfer agent fees;
●	Other fees associated with the Offering; and
●	Accounting.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether the Company is named as a defendant or party), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork or Artwork Investments; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork.

Provision of Financial Information

The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

Termination

The term of the administrative services agreement will terminate upon the first to occur of (i) the dissolution of our Company; or (ii) our termination of the administrative services agreement on the terms set forth in the agreement.

Under the administrative services agreement, we may terminate the agreement at any time upon a vote of our members pursuant to our operating agreement following any of the following:

(i) The commission by the Administrator or any of its executive officers of fraud, gross negligence or willful misconduct;

(ii) The conviction of the Administrator of a felony;

(iii) A material breach by the Administrator of the terms of the administrative services agreement which breach is not cured within 30 days after receipt by the Administrator of a notice of such breach from any member of our Company (provided that if such breach is not capable of cure within 30 days, and the Administrator is diligently taking steps to cure the breach, then no such event shall be deemed to have occurred unless and until the Administrator fails to cure such breach within 60 days after receiving notice thereof);

(iv) A material violation by the Administrator or any of its executive officers of any applicable law that has a material adverse effect on our business; or

(v) The bankruptcy or insolvency of the Administrator.

On the date of termination, or if we do not have the available funds on such date, then as soon as practicable after we do have the available funds, we will pay any accrued but unpaid costs subject to reimbursement owed to the Administrator through to such date. Any termination of the Administrative Services Agreement will require the prior written consent of Masterworks Gallery, LLC.

Indemnification

Under the administrative services agreement we agreed to indemnify, hold harmless, protect and defend the Administrator, its affiliates, any officer, member of the Board of Managers, employee or any direct or indirect partner, member or shareholder of the Administrator, any person who serves at the request of the Administrator on behalf of us (referred to herein as the “Indemnified Persons”) against any losses, claims, damages or liabilities, including legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing the Indemnified Persons’ rights to indemnification under the administrative services agreement. The indemnification under the administrative services agreement shall not apply to any actions, suits or proceedings in which one or more officers, member of the Board of Managers, partners, members or employees of the Administrator are making claims against the Administrator or one or more other officers, member of the Board of Managers, partners, members or employees of the Administrator.

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Amendment of Administrative Services Agreement

Amendments to the administrative services agreement may be proposed only by or with the consent of the Administrator and may be approved by the Board of Managers, provided that any amendment that would be adverse or detrimental to the interests of members of the Company must be approved by holders of a majority of voting shares.

Prohibited transactions under our operating agreement

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that adversely and disproportionately affects the shareholders, except as provided therein, without the prior written consent of the holders of a majority of the voting shares.

Executive Officers and Members of the Board of Managers of the Company

As of the date of this offering circular, the following sets forth the executive officers and members of the Board of Managers of the Company and their positions and offices are as follows:

Name	Age	Position

Nigel S. Glenday	38	Chief Executive Officer, Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	54	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	42	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since December 14, 2020 and as Chief Financial Officer and member of the Board of Managers of the Company since December 14, 2020 and has served as Chief Financial Officer of our affiliate Masterworks.io, LLC since April 2019. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since December 14, 2020 and has served in such capacities with our affiliate Masterworks.io, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since December 14, 2020 and has served as member of the Board of Managers of Masterworks.io, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

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The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

Key Employee of Masterworks

Scott W. Lynn. Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks.io, LLC since February 1, 2018, the Chief Executive Officer of Masterworks Investor Services since August 5, 2020, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. In 2017, portions of Mr. Lynn’s collection were exhibited at the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. In addition to Masterworks, during the past five years Mr. Lynn has served as Founder, controlling shareholder and a board member of v2 ventures (which is a holding company he controls that owns Adparlor, Inc., Giant Media, Inc., Reachmobi, Inc., Amply, Inc. and Sellozo, Inc.) and Payability, LLC (which he founded and is majority-owner). Mr. Lynn also serves as a board member of the Brooklyn Rail (a non-profit publication in the art industry) and the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, stockholder or employee of such person and the administrative services agreement limits the liability of the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Masterworks Collection 001, LLC operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as our Manager, for an indefinite term, but that a Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager.

Our members may only remove a member of the Board of Managers for “Cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares “Cause” is defined as:

●	The commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of a member of the Board of Managers of a felony;
●	A material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business; or
●	The bankruptcy or insolvency of a member of the Board of Managers.

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Masterworks Platform

Overview

We will conduct this Offering on the Masterworks Platform, which will host this Offering in connection with the distribution of the Class A shares offered pursuant to this offering circular. The Masterworks Platform is owned Masterworks.io, and is operated by the principals of Masterworks (including Masterworks Administrative Services, LLC). Through the Masterworks Platform, investors can:

●	Browse and screen potential investments,
●	Provide us with information, including information required to determine whether they are qualified to invest in an offering, and sufficient to satisfy our compliance obligations under applicable laws,
●	Obtain information about offerings, including current and future SEC filings; and
●	Indicate interest in participating in offerings and, with respect to offerings that have been qualified by the SEC, sign legal documents electronically.

We intend to distribute the Class A shares exclusively through the Masterworks Platform. We will not pay Masterworks, the owner of the Masterworks Platform, any sales commissions or other remuneration for distributing this Offering on the Masterworks Platform. Neither Masterworks.io, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares.

Secondary Market

Masterworks operates a bulletin board as part of the Masterworks Platform, referred to as the Masterworks “Secondary Market”. The Secondary Market is intended to facilitate secondary sales of Class A ordinary shares of Masterworks issuers, including the Company. Masterworks intends to make the Secondary Market available for transactions in the Company’s shares commencing on or after the later of (i) the three-month anniversary of the final closing of this Offering and (ii) the date on which substantially all of the proceeds of this Offering have been used to make Artwork Investments. The Secondary Market enables a holder of Class A shares to post an offer to sell those shares that is visible to other users of the Masterworks Secondary Market and provides a mechanism for potential buyers and sellers to communicate, negotiate and transact directly with one another. The Secondary Market does not match buy and sell orders or offers and does not enable the posting of “firm quotes”.

Masterworks will directly notify owners of the Class A shares when they are available for posting on the Secondary Market and will file a notification of such availability on Form 1-U at such time. For so long as the Company exists and its shares are available for posting on the Secondary Market, the Company will continue to file reports under Rule 257 of Regulation A. Masterworks will maintain records of all offers entered into the Secondary Market and transactions executed through the Secondary Market and will make those records available to the SEC upon reasonable request. Masterworks and its affiliates do not and will not: (i) charge or collect any fees or otherwise receive any compensation in connection with the operation or use of the Secondary Market; (ii) hold investor funds; (iii) use the Secondary Market, directly or indirectly, to offer or buy or sell Class A shares, except in compliance with applicable securities laws, including any applicable registration requirements (absent an available exemption therefrom); (iv) be involved in any purchase or sale negotiations arising from the Secondary Market; (v) provide information regarding the advisability of buying or selling Class A shares; or (vi) receive, transfer, or hold funds or securities as an incident of operating the Secondary Market, though transfers will be recorded by the Company, which acts as registrar. In addition, Masterworks will not characterize itself or the Secondary Market as being a “broker,” a “dealer,” or an “exchange.”

The screens and hard copy by which the Secondary Market is provided to participants includes a discussion of risk factors relating to an investment in Masterworks issuer securities, active hyper-links to all SEC filings of issuers whose shares are available on the Secondary Market and the following additional information:

● The shares that are available for secondary sale transactions on the Secondary Market are not listed on any national securities exchange;

● Masterworks is not a registered national securities exchange, securities information processor, broker, dealer or investment adviser;

● The information on the Secondary Market does not consist of firm quotes, but rather is merely a list of shares which shareholders have indicated a desire to sell, the proposed price at which they would sell such shares and a mechanism for potential buyers to communicate with these potential sellers. Masterworks does not assure any participant that any particular transaction will occur. All transactions between participants must be executed by the participants independent of Masterworks or the issuer or any of their respective affiliates;

● All applicable state and federal securities laws (including the anti-fraud and anti-manipulation provisions) apply to any offer made or transaction consummated using the bulletin board.

● The name, address and telephone number of the issuer’s transfer agent;

● Any person that is a broker-dealer, an associated person of a broker-dealer, or who has a state securities license is responsible for identifying that fact to Masterworks prior to participating on the Secondary Market; and

● The registration requirements of the federal securities laws apply to all offers and sales through the Secondary Market, absent an available exception or exemption.

The Secondary Market is currently only available for use by United States citizens with a United States bank account who are not “affiliates” of the Company within the meaning of Rule 405 of the Securities Act of 1933, as amended. Class A shares held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Company’s Class A shares, you may be deemed an affiliate of the Company and may be unable to participate on the Secondary Market or otherwise freely transfer your shares. The Company or its transfer agent, once a transfer agent is engaged, may require you to provide a legal opinion and or other information to determine your affiliate status.

Masterworks intends to refine and improve the Secondary Market’s functionality over time. There can be no assurance that the Secondary Market will provide an effective means of selling your Class A shares. In light of a variety of factors, including, without limitation, the relatively small market capitalization of the Company and the limited number of users participating on the Secondary Market, we do not expect the Secondary Market will provide a reliable or effective means of price discovery. In addition, the Company may suspend transactions on the Secondary Market for a period of time it becomes engaged in negotiations to sell or liquidate an Artwork Investment. Accordingly, any posted offer prices or historical transaction information reflected on the Secondary Market should not be construed as being representative of the fair value of the Company’s Class A shares or of the painting owned by the Company.

License Agreement

We will enter into a license agreement with Masterworks, effective upon the commencement of this Offering, pursuant to which Masterworks will grant us a non-exclusive, royalty free license to use the name “Masterworks”. Other than with respect to this license, we will have no legal right to use the “Masterworks” name. In the event that the Administrator ceases to administer our operations, we would be required to change our name to eliminate the use of “Masterworks”.

Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Managers, or significant employee or control person of our Company or the Administrator has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

MANAGEMENT COMPENSATION

The Administrator, and its affiliates will receive certain fees and expense reimbursements from us and/or our subsidiaries for services relating to the acquisition, maintenance and sale of Whole Artwork Investments and for extraordinary or non-routine services. The Administrator and its affiliates will also receive certain fees and expense reimbursements from Single-Asset Issuers that we invest in and/or their subsidiaries. These direct and indirect items of compensation are summarized below. Neither the Administrator nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Class A shares.

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The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
True-up Payment

Masterworks intends to charge the applicable acquiring segregated portfolio of Masterworks Cayman a true-up payment which is intended to be reasonable compensation for Masterworks’ capital and resource commitment and outlay in sourcing and acquiring Artwork. Masterworks receives no compensation or reimbursement for underwriting fees or other costs in connection with any securities offering.

Up to 11% of the Artwork purchase price. This amount cannot be presently determined.

Administrative Services and Expense Reimbursement Fee

In respect of ordinary administration of Single-Asset Issuers, Artwork and Whole Artwork Investments, membership interests in Single-Asset Issuers or Holdco, if formed, will be issued to the Administrator.

1.5% of the total ordinary membership interests outstanding or for which subscriptions have been received in the Single-Asset Issuer or Holdco, as applicable, after giving effect to such issuance, per annum, commencing, in the case of Holdco, on the date we acquire a Whole Artwork Investment and, in the case of a Single-Asset Issuer, on the date of the final closing of such Single-Asset Offering or the date of an earlier closing if, as of such earlier closing date, the Single-Asset Offering is fully subscribed and at least 95% of the subscription proceeds have been received by the Single-Asset Issuer.

Profits Interest	Masterworks owns a 20% “profits interest” in each Single-Asset Issuer and will own same in Holdco, if formed.	These amounts, if any, cannot presently be determined.

Reimbursement for Extraordinary and Non-Routine Costs

Extraordinary or non-routine costs, payments and expenses, if any, relating to our Company, and Single-Asset Issuer, Artwork Investments or any Artwork held by Holdco, if formed, will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed upon the sale or liquidation of the Artwork or Artwork Investment, as applicable.

These amounts, if any, cannot presently be determined.

Disposition of the Artwork without a third-party intermediary	Masterworks may determine to sell Artwork without engaging a third-party intermediary, in which event, Masterworks would charge the buyer of the Artwork a reasonable fee not to exceed the lowest published buyer premium charged by Sotheby’s or Christie’s in effect at such time. In addition, Masterworks may decide to securitize a Whole Artwork Investment pursuant to a Single-Asset Offering, in which event it would be entitled to a sales commission up to 11% of the fair market value of the Artwork. Any such securitization would have the same economic terms as those included in other Single-Asset Offerings offered via the Masterworks Platform at such time, except there would be no true-up payable to Masterworks.	These amounts, if any, cannot presently be determined.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we and Single-Asset Issuers or our subsidiaries pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we and Single-Asset Issuers or our subsidiaries pay to the Administrator, we do not intend to pay any compensation directly to this individual.

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SECURITY OWNERSHIP OF
MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information about the current beneficial ownership of the Company at June 1, 2021, and the estimated beneficial ownership of the Class A shares at after the Offering for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A shares entitled to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

As of the date of this filing, 100% of the membership interests of the Company are held by Masterworks. All of such membership interests will be redeemed for $100 on or prior to the initial closing of this Offering.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 497 Broome Street, New York, New York 10013. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all Class A shares that they beneficially own, subject to applicable community property laws.

We have presented the beneficial ownership of the Class A shares based on the assumption that all 500,000 Class A shares offered in this Offering will be sold to non-affiliates of the Company and all of such Class A shares will be eligible to vote. A member that beneficially owns 5% or more of the Class A shares (excluding shares beneficially owned by Masterworks, if any) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In subsequent reports we file pursuant to Regulation A that require beneficial ownership information, we will disclose the number and percentage of Class A shares that are eligible to vote as well as the number and percentage of Class A shares that are not eligible to vote as of such filing date. In addition, any member that irrevocably eliminates its voting rights or limits its voting rights to not more than 10% of the total voting power of the Class A shares, shall not be named or have its address or ownership reported in the beneficial ownership table included in the Company’s future SEC reports, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

In computing the number of Class A shares beneficially owned by a person and the percentage ownership of that person after this Offering, we deemed outstanding Class A shares subject to any securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of June 1, 2021, into Class A shares.

	Voting Membership Interests Beneficially Owned Prior to this Offering		Class A shares Beneficially Owned After this Offering
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	*	0	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	*	0	*

Eli D. Broverman, Independent Representative (1)	-	*	0	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	N/A	*	0	*

10% holders:
Masterworks Gallery, LLC(2)(3)	N/A	100%	0	*

*	Less than 1.0%

(1)	All named individuals are also members of the Board of Managers of the Company.

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(2)	In April 2018, Scott Lynn, the Founder of Masterworks sold 100% of his membership interests of Masterworks.io, LLC, which owns 100% of the membership interests in the other Masterworks entities, including Masterworks Gallery, LLC, to the Lynn Family Trust 001 (the “Trust”) for the benefit of the Lynn family. Mr. Lynn is the Chief Executive Officer of Masterworks.io, LLC and Masterworks Administrative Services, LLC. The Trust owns 100% of the voting interest in Masterworks.io, LLC and members of the Masterwork management team own non-voting interests. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks.

(3)	Masterworks.io, LLC owns 100% of the membership interests of Masterworks Gallery, LLC and Masterworks Administrative Services, LLC, which will be entitled to receive Class A shares of Holdco, if formed, at a rate of 1.5% of the total Holdco Class A shares outstanding, after giving effect to such issuance, per annum, for administrative services pursuant to an administrative services agreement following final closing of the first Whole Artwork Investment.

INTEREST OF MANAGEMENT AND
OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Masterworks. These conflicts are discussed below, and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to the Masterworks Collection 001, LLC “operating agreement” refer to the Masterworks Collection 001, LLC amended and restated operating agreement.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since December 14, 2020 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	The amount involved exceeds one percent of our total assets; and

●	In which any member of the Board of Managers or executive officer, of the Company or the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the Class A shares or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Funding of Masterworks

Scott W. Lynn is the individual responsible for funding Masterworks.io and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn is also the Chief Executive Officer of the Administrator.

Administrative Services Agreement and Fees Paid to Affiliates

Pursuant to an administrative services agreement between us and the Administrator to be entered into prior to the initial closing of the Offering, the Administrator will manage all of our administrative services and will maintain any Artwork constituting Whole Artwork Investments, if any. For the foregoing services, the Administrator will be entitled to receive an administrative fee which will be paid in the form of Class A ordinary membership interests in Holdco at a rate of 1.5% of the total ordinary membership interests of Holdco outstanding per annum following the consummation of any Whole Artwork Investment. These Holdco Class A shares will be subject to vesting provisions set forth in the administrative services agreement. Following the initial closing of the Offering, Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale or liquidation of Artwork or Artwork Investments or any sale, merger, third-party tender offer or other similar transaction involving us. Masterworks may determine to sell Artwork without engaging a third-party intermediary, in which event, Masterworks would charge the buyer of the Artwork a reasonable fee not to exceed the lowest published buyer premium charged by Sotheby’s or Christie’s in effect at such time. Any third-party costs incurred by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Artwork or Artwork Investment or our Company, as applicable.

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Beneficial Owner of Affiliated Entities

The Trust beneficially owns 100% of the equity of the Masterworks affiliated entities, except for less than 10% of non-voting membership interests owned by the management team. Scott W. Lynn, the Chief Executive Officer of Masterworks.io, LLC and Masterworks Administrative Services, LLC, may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. Mr. Lynn is the individual responsible for funding Masterworks.io and, is an art collector and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn could have conflicts with his personal art collection and the portfolio of Masterworks, or Mr. Lynn could simply stop funding Masterworks and cause it to cease to exist.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares beneficially owned by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided, that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares and could adversely affect the price at which you can sell your Class A shares on the Secondary Market. The qualification rights are set forth in the Company’s Operating Agreement.

Our Affiliates’ Interests in Other Masterworks Entities

General

The officers and members of the Board of Managers who perform services for us are also officers, members of the Board of Managers, managers, and/or key professionals of Masterworks and other Masterworks entities, including Single-Asset Issuers. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks has granted non-voting equity interests in Masterworks.io, LLC to certain management personnel performing services, including our executive officers.

Allocation of Our Affiliates’ Time

We rely on Masterworks and its key professionals who act on our behalf and on behalf of the Administrator, including Scott W. Lynn, Nigel S. Glenday and Joshua B. Goldstein for the day-to-day operations of our business. Messrs. Lynn, Glenday and Goldstein are also, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Administrator and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Administrator and other Masterworks entities and other business activities in which they are involved. However, we believe that the Administrator and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work. The Administrator also serves as the Administrator for other entities and the services to be provided to these entities are substantially similar to those to be provided to the Company.

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Duties Owed by Some of Our Affiliates to the Administrator and the Administrator’s Affiliates

Our officers and members of our Board of Managers and the key professionals performing services for us are also officers, members of the Board of Managers, managers and/or key professionals of:

●	Masterworks.io, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Administrator;

●	Masterworks Gallery LLC, an affiliate of Masterworks, which purchases and sells Artwork as agent for the Company; and

●	Other Masterworks entities.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

Certain Conflict Resolution Measures

Independent Manager

The Board of Managers is made up of Nigel S. Glenday, Joshua B. Goldstein and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares and our affiliates. The Independent Manager’s role is solely related to governance and he has no involvement in the operations of the Company or Masterworks and does not participate in any offering activities. The Independent Manager and any replacement Independent Manager if the Independent Manager resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

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Term of each Manager

Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each member of the Board of Managers may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a member of the Board of Managers under certain circumstances. In addition, our operating agreement provides that holders of two-thirds (2/3) of the voting shares may affirmatively vote to remove any members of the Board of Managers for “cause.”

DESCRIPTION OF SHARES

As of the date of this filing, 100% of our issued and outstanding membership interests are held by Masterworks. Prior to qualification of this Offering, we will adopt our Amended and Restated Operating Agreement, pursuant to which the membership interests issued to Masterworks will convert into 1,000 Class A shares. On the initial closing of the Offering, such shares will be redeemed for $100, which is the amount of Masterworks initial capital contribution.

Pursuant to our Amended and Restated Operating Agreement, to be entered into on or prior to the qualification of this Offering, the Company will have one class of membership interests: Class A membership interests (referred to herein as the “Class A shares” or “Shares”). We are offering 500,000 of our Class A shares, for an aggregate amount of $10,000,000 pursuant to this offering circular. The final closing of the Offering will occur on the earlier of (i) the earliest practical date following the date that subscriptions for the Class A shares offered hereby total $10,000,000 or (ii) a date determined by the Company in its discretion. The following description of the Shares is based upon our certificate of formation, our amended and restated operating agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this offering circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the amended and restated operating agreement, copies of which are filed with the SEC as exhibits to the offering statement of which this offering circular forms an integral part.

Membership Interests

We were formed as a Delaware limited liability company on December 14, 2020 by Masterworks Gallery, our founder, in order to facilitate investment in the Portfolio. We are a manager-managed limited liability company. Upon our formation, Masterworks Gallery was issued 100% of our membership interests in exchange for $100 capital contribution. At the time of the initial closing of this Offering, all of Masterworks’ membership interest will be redeemed by the Company for $100, which is the amount of its initial capital contribution.

Pursuant to our operating agreement we may not issue any additional Class A shares after the consummation of this Offering, other than as described in this offering circular.

Summary of Operating Agreement

We are governed by an agreement titled the “Amended and Restated Limited Liability Company Operating Agreement” of Masterworks Collection 001, LLC. As of the date of this filing, 100% of our issued and outstanding membership interests are held by Masterworks. Prior to qualification of this Offering, we will adopt our Amended and Restated Operating Agreement, pursuant to which the membership interests issued to Masterworks will convert into 1,000 Class A shares. On the initial closing of the Offering, such shares will be redeemed for $100, which is the amount of Masterworks initial capital contribution.

References throughout this offering circular to the Masterworks Collection 001, LLC “operating agreement” and the “amended and restated operating agreement” of Masterworks Collection 001, LLC, refer to the Masterworks Collection 001, LLC amended and restated operating agreement, the form of which is filed as Exhibit 2.2 to the offering statement of which this offering circular forms an integral part. The following summarizes some of the key provisions of the Masterworks Collection 001, LLC operating agreement. This summary is qualified in its entirety by our operating agreement itself, the form of which is included as Exhibit 2.2 to the offering statement of which this offering circular forms an integral part.

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Organization and Duration

We were formed on December 14, 2020, as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the Masterworks Collection 001, LLC operating agreement.

Purpose and Powers

Under the Masterworks Collection 001, LLC operating agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that we are prohibited from engaging in certain activities referred to as “Prohibited Acts” without obtaining the approval of the holders of a majority of the voting shares. “Prohibited Acts” consist of amending, waiving or failing to comply with any material provision of our operating agreement that adversely and disproportionately affects the shareholders subject to certain exceptions described therein.

Board of Managers and its Powers

We are a manager-managed limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Our amended and restated operating agreement appoints the Board of Managers of the Company.

We plan to enter into an administrative services agreement with our Administrator prior to the initial closing of this Offering which is further described in the “Summary of Administrative Services Agreement” section of this document. Pursuant to our operating agreement and the administrative services agreement, the Board of Managers will have complete and exclusive discretion in the management and control of our affairs and business, subject to the requirement to obtain consent for Prohibited Acts, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Masterworks Collection 001, LLC operating agreement, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, dispositions, winding up and dissolution, including any action with respect to the sale of the Artwork; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that adversely and disproportionately affects the shareholders, except as provided therein, without first obtaining the prior approval of the holders of a majority of the voting shares.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers with or without “Cause.” In addition, any member of the Board of Managers may be removed or replaced by the affirmative vote of members holding two-thirds (2/3) of the voting shares for “Cause” only, as such term is defined in our operating agreement “Cause” is defined as follows:

(a) the commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;

(b) the conviction of a member of the Board of Managers of a felony;

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(c) a material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business;

(d) the bankruptcy or insolvency of a member of the Board of Managers

Class A Shares

As of the date of this filing, 100% of our issued and outstanding membership interests are held by Masterworks. Prior to qualification of this Offering, we will adopt our Amended and Restated Operating Agreement, pursuant to which the membership interests issued to Masterworks will convert into 1,000 Class A shares. On the initial closing of the Offering, such shares will be redeemed for $100, which is the amount of Masterworks initial capital contribution.

We have one class of membership interests, Class A shares, which will represent in the aggregate 100% of our members’ capital accounts and a 100% interest in the profits we recognize upon any sale or liquidation of Artwork or Artwork Investments. There will be up to 500,000 Class A shares outstanding upon the final closing of the Offering, and no additional Class A shares may be issued by our Company following the Offering (except for issuances pursuant to stock-splits, recapitalizations or similar transactions).

Voting Rights

We refer to Class A shares, excluding Class A shares beneficially owned by Masterworks as our “voting shares.” On each matter where the members have a right to vote, each voting share shall be entitled to and shall constitute one (1) vote, and all voting shares shall vote together as a single class, except as otherwise set forth in our operating agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of voting shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the voting shares to constitute a quorum, provided, that in the case of a proposed removal of a member of the Board of Managers for “Cause”, an affirmative vote of holders of two-thirds (2/3) of the voting shares shall be required to authorize and approve such action. In determining the outcome of any vote at a meeting, shareholders that abstain or do not vote will effectively be counted as votes against such action.

Subject to the Delaware Act, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution and sale or liquidation of Artwork or Artwork Investments; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that adversely and disproportionately affects the shareholders, except as provided herein or therein, without obtaining the prior approval or consent of the of the holders of a majority of the voting shares.

A member that beneficially owns 5% or more of the Class A shares (excluding shares beneficially owned by Masterworks, if any) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A shares beneficially owned by such member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any member that irrevocably eliminates its voting rights or limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in an election of Managers or on any other matter put to a vote of the Class A shareholders, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Powers of the Board of Managers

The Board of Managers will have sole voting power over all matters relating to our Company, including: mergers, consolidations, acquisitions, winding up and dissolution and the Board of Managers will have control over the sale or liquidation of the Artwork and Art Investments and the reinvestment of proceeds from a sale of Artwork or Artwork Investments that occurs within one-year of the closing of this Offering; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that adversely and disproportionately affects the shareholders, except as provided herein or therein, without the consent of holders of a majority of the Class A shares.

Removal

A member of the Board of Managers may only be removed and replaced by a majority of the Board of Managers with or without “cause” and may also be removed and replaced for “cause” as defined in our operating agreement by a vote of the holders of two-thirds (2/3) of the voting shares.

Agreement to be Bound by the Operating Agreement

By purchasing a Class A share, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to the Masterworks Collection 001, LLC operating agreement. Pursuant to the Masterworks Collection 001, LLC operating agreement, each holder of Class A shares and each person who acquires a Class A share from a holder must agree to be bound by the terms and conditions of the Masterworks Collection 001, LLC operating agreement.

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Shareholder Voting

Voting shares have one vote per share. Voting shares do not include shares beneficially owned by Masterworks, if any, or shares owned by a member that has irrevocably limited or eliminated such member’s voting rights in excess of such member’s voting limit. Whenever holders of Class A shares are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting. The Company shall provide holders of voting shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of voting shares at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting shares eligible to vote on such matter or such higher percentage of voting shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting shares, the then holders of our voting shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Shares beneficially owned by Masterworks shall have no voting rights.

A member that beneficially owns 5% or more of the Class A shares (excluding shares beneficially owned by Masterworks, if any) may irrevocably limit or eliminate its voting rights by providing an irrevocable vote limit certificate to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A shares beneficially owned by such member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any member that irrevocably eliminates its voting rights or limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in an election of Managers or on any other matter put to a vote of the Class A shareholders, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting shares pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

Shareholder Distributions.

The Company does not expect to pay any distributions, other than distributions following a sale or liquidation Artwork or Artwork Investments. Promptly following the sale or liquidation of the final Artwork or Artwork Investment, the Company will pay a final liquidating distribution. There can be no assurance as to the timing of distributions or that we will pay any distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Masterworks Collection 001, LLC operating agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

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The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Masterworks Collection 001, LLC operating agreement.

Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our operating agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, managers of the Administrator, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person shall be liable to us or the Administrator or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Masterworks Collection 001, LLC operating agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i)	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii)	by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company or the Administrator, the independent representative, officer, employee, or agent of any Person;

unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

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Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of the Board of Managers and must be approved by a majority vote of holders of the voting shares. Further, the Board of Managers does not need consent of holders of voting shares to amend the Masterworks Collection 001, LLC, operating agreement in the following instances: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of shares by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions (iv) to reflect the naming of new managers, officers or replacement of officers of the Company; (v) in connection with the issuance of Class A shares to the Administrator pursuant to the administrative services agreement or (vi) as required to cause the Company to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes or (vii) any change the Board of Managers deems necessary or appropriate to enable trading of membership interests.

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Termination and Dissolution

We will continue as a limited liability company until terminated under the Masterworks Collection 001, LLC operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1) Upon the determination of the members with the approval of the Board of Managers;

(2) Our insolvency or bankruptcy;

(3) The sale of all or substantially all of our assets; or

(4) The entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of the Masterworks Collection 001, LLC operating agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as our Manager, for an indefinite term, but that any Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager, under certain circumstances.

Our members may only remove a member of the Board of Managers for “cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares excluding those beneficially owned by Masterworks “Cause” is defined as:

●	The commission by the applicable member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of the applicable member of the Board of Managers of a felony;
●	A material violation by the applicable member of the Board of Managers of any applicable law that has a material adverse effect on our business; and
●	The bankruptcy or insolvency of the applicable member of the Board of Managers.

Anti-Takeover Effects under Delaware Law

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A shares. The Board of Managers may elect to amend the Masterworks Collection 001, LLC operating agreement, subject to majority approval by the members holding the Class A shares, at any time to have Section 203 apply to the Company.

Binding Arbitration under Our Subscription Agreement

By purchasing Class A shares in this Offering, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that this arbitration provision does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

Waiver of Jury Trial under our Subscription Agreement

By purchasing Class A shares in this Offering, by executing the subscription agreement investors agree to waive their rights to a jury trial in claims against the Company or Masterworks. However, this waiver of rights to a jury trial does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be required to waive rights to a jury trial, except in connection with claims under the federal securities laws.

Exclusive Jurisdiction

Our amended and restated operating agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. By purchasing Class A shares in this Offering and by executing the subscription agreement, investors acknowledge that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares beneficially owned by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided, that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares and could adversely affect the price at which you can sell your Class A shares on the Secondary Market. The qualification rights are set forth in the Company’s Operating Agreement.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this Offering, there has been no public or private market for the Class A shares, and we cannot predict the effect, if any, that market sales of the Class A shares or the availability of Class A shares for sale will have on the market price of the Class A shares prevailing from time to time.

Upon the final closing of this Offering up to 500,000 Class A shares will be outstanding. All of the Class A shares sold in this Offering will be freely tradable under federal securities laws unless issued to our “affiliates” as such term is defined in Rule 405 of the Securities Act of 1933, as amended. Class A shares held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Company’s Class A shares, you may be deemed an affiliate of the Company and may be unable to participate on the Secondary Market or otherwise freely transfer your shares. The Company or its transfer agent, once a transfer agent is engaged, may require you to provide a legal opinion and or other information to determine your affiliate status.

If this Offering is fully subscribed, Masterworks will not own any Class A shares. If the Offering is not fully subscribed, Masterworks may be issued Class A shares. If Masterworks is issued Class A shares, Shares sold by Masterworks in private transactions that are exempt from the registration or qualification requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks by a non-affiliate. Masterworks has rights to require us to qualify the resale of any Class A shares they own, provided that they shall be responsible for all of the costs and expenses of any such qualification and or secondary offering.

Rule 144

In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period, a number of Class A shares that does not exceed the greater of:

●	1% of the then-outstanding Class A shares; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A shares that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares, the personal circumstances of the sellers and other factors. Prior to the Offering, there has been no public market for the Class A shares, and there can be no assurance that a significant, or any, public market for the Class A shares will develop or be sustained after the Offering. Any future sale of substantial amounts of the Class A shares in the open market may adversely affect the market price of the Class A shares offered by this offering circular.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Class A shares by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to the “Company,” “we,” “our,” and “us” refer only to Masterworks Collection 001, LLC and not its subsidiaries, including Holdco, and not to Masterworks Cayman which is a Cayman Islands segregated portfolio company. In this discussion of material U.S. federal income tax considerations, the term Holdco refers to the intermediate level holding company through which we will make Whole Artwork Investments, Masterworks Artwork Holdco 001, LLC, and Masterworks Collection 001 Cayman refers to the segregated portfolio of Masterworks Cayman that will hold title to the Artwork, if any. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold our Class A shares as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of our Class A shares with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of our Class A shares may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A share that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A share that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our Class A shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Class A shares.

PERSONS CONSIDERING AN INVESTMENT IN OUR CLASS A SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

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Taxation of Our Company

Taxation of Masterworks Collection 001, LLC. We expect that we and each Single-Asset Issuer in which we invest will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. We expect that Holdco will be treated as an entity disregarded from us or, once membership interests in Holdco are issued to the Administrator in respect of administrative services, as a partnership for U.S. federal income tax purposes, and in each case not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we, Holdco and each Single-Asset Issuer generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Class A shares”.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We may someday be publicly traded for purposes of these rules and each Single-Asset Issuer intends that it will be publicly traded for purposes of these rules. We intend that Holdco will not be publicly traded for these rules.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We and each Single-Asset Issuer intends to operate in a manner that will meet the qualifying income exception in each taxable year. We do not expect that the Company or any Single-Asset Issuer will earn any income in any taxable year other than qualifying income including (x) interest income with respect to certain short-term debt investments, (y) de minimis dividend income from Masterworks Collection 001 Cayman to the extent the applicable segregated portfolio of Masterworks Cayman to the extent that either earns any royalty or other income, and (z) an income inclusion from Masterworks Collection 001 Cayman or the applicable segregated portfolio of Masterworks Cayman in the year in which applicable Artwork is sold or liquidated. At present, we do not expect to seek a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought, and such ruling treats a sale of Artwork as qualifying income, we may structure Masterworks Collection 001 Cayman and each Single-Asset Issuer may structure the other segregated portfolios of Masterworks Cayman in each case as an entity that is disregarded for U.S. federal income tax purposes, in which case the tax consequences described herein could be materially different, as described below.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes. The same result would occur with respect to any Single-Asset Issuer to the extent such Single-Asset Issuer fails to meet the qualifying income exception or is required to register under the 1940 Act.

If we were treated as a corporation in any taxable year, items of income, gain, loss, deduction and credit would be reflected on our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to our Class A shares generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A share, and then as capital gain.

If any Single-Asset Issuer were treated as a corporation in any taxable year, its items of income, gain, loss, deduction and credit would be reflected on its tax return, rather than the returns of its shareholders subject to U.S. tax, and it would be subject to U.S. corporate income tax on its taxable income. Distributions of cash or other property to us, with respect to our ownership of shares in such Single-Asset Issuer, generally would be treated as a dividend to the extent such distribution was paid from its current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of our adjusted tax basis in such shares, and then as capital gain.

Accordingly, treatment of us or any Single-Asset Issuer in which we invest as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of our Class A shares.

The remainder of this discussion assumes that we and each Single-Asset Issuer will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Masterworks Cayman. Masterworks Cayman, which is a Cayman Islands segregated portfolio company, is referred to in this taxation section as “Masterworks Cayman,” and the specific portfolio that will hold title to any Artwork beneficially owned by us or any Single-Asset Issuer in which we invest is referred to generically as a “Segregated Portfolio”. Masterworks Collection 001 Cayman refers to the segregated portfolio of Masterworks Cayman that will hold title to the Artwork for any Whole Artwork Investments. Each Segregated Portfolio, including Masterworks Collection 001 Cayman, is expected to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. We, indirectly through Holdco, and Single-Asset Issuers, as the holders of Segregated Portfolio shares, will not be taxed directly on the earnings of the Segregated Portfolios. We and Single-Asset Issuers intend to treat each Segregated Portfolio as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that each Segregated Portfolio is so treated.

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Holders may be required to report directly income earned by a Segregated Portfolio in certain circumstances. See “— Controlled Foreign Corporations” and “Passive Foreign Investment Companies”.

Subject to the discussion below under “Controlled Foreign Corporations,” and “Passive Foreign Investment Companies,” distributions of cash or other property to Holdco or any Single-Asset Issuer sourced from a Segregated Portfolio (other than certain distributions of Segregated Portfolio shares or rights to acquire its shares) generally will be treated as a dividend for U.S. federal income tax purposes (without reduction for any non-U.S. tax withheld from such distribution) to the extent of such Segregated Portfolio’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of Holdco’s (or the Single-Asset Issuer’s) adjusted tax basis in the Segregated Portfolio’s shares and then as capital gain.

If, following receipt of a ruling from the IRS, we elected to treat Masterworks Collection 001 Cayman as an entity disregarded from Holdco or a Single-Asset Issuer elected to treat its subsidiary Segregated Portfolio of Masterworks Cayman as an entity disregarded as separate from such Single-Asset Issuer, Holdco or such Single-Asset Issuer, as applicable, would directly report to us its proportionate share of any income, gain, loss or deduction of such Segregated Portfolio, and its proportionate share of any distributions from the Segregated Portfolio would be disregarded for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of our Class A shares.

Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by our operating agreement (the “operating agreement”), provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our operating agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our operating agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A shares, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A shares to the possible detriment of certain Holders. The Board of Managers is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

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Adjusted Tax Basis of Class A shares. A Holder’s initial tax basis in its Class A shares will generally equal the amount such Holder paid for the Class A shares plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase our Class A shares in separate transactions must combine the basis of those Class A shares and maintain a single adjusted tax basis for all of those Class A shares. Upon a sale or other disposition of less than all of the Class A shares held by such Holder, a portion of that tax basis must be allocated to the Class A shares sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A shares below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

It is anticipated that our expenses generally will be investment expenses treated as miscellaneous itemized deductions, rather than trade or business expenses, with the result that any individual who is a Holder (either directly or through a Holder that is a partnership or other pass-through entity) will not be permitted to claim a U.S. federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in his or her ability to claim a U.S. federal income tax deduction for such expenses.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A shares. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of our Class A shares. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Class A shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A share. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A share for more than one year at the time of such sale, exchange or other disposition. Certain gain attributable to our investment in Masterworks Collection 001 Cayman will generally be characterized as ordinary income rather than capital gain. See “—Controlled Foreign Corporations”. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

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Holders who purchase our Class A shares at different times and intend to sell all or a portion of the Class A shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A shares, provided such Class A shares are divided into identifiable Class A shares with ascertainable holding periods, the selling Holder can identify the portion of the Class A shares transferred, and the selling Holder elects to use the identification method for all sales or exchanges of our Class A shares.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. We expect that each Segregated Portfolio will be considered a CFC, that Holdco will be considered a U.S. Shareholder of Masterworks Collection 001 Cayman and that each Single-Asset Issuer will be considered a U.S. Shareholder of its subsidiary Segregated Portfolio.

Because we expect each Segregated Portfolio to be treated as a CFC, a U.S. Holder of our Class A Shares may have current inclusions of undistributed “Subpart F” income of each Segregated Portfolio or other income of any Segregated Portfolio that exceeds certain thresholds (“global intangible low-taxed income” or “GILTI”). Subpart F income generally includes passive income such as dividends, interest, net gain from the sale or disposition of securities and non-actively managed rents. The Subpart F income of a CFC is limited to the CFC’s earnings and profits for the taxable year. GILTI consists of a U.S. Shareholder’s pro rata share of a CFC’s earnings, other than Subpart F income and certain other excluded types of income, that exceeds a 10% return on such U.S. Shareholder’s pro rata share of the CFC’s tangible assets that were used to generate such income. U.S. corporations may take a 50% deduction against GILTI, and a 37.5% deduction after 2025. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a Holder may be required to report as ordinary income its allocable share of a Segregated Portfolio’s Subpart F or GILTI income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of a Segregated Portfolio. A Holder’s tax basis in our Class A shares will be increased to reflect any required Subpart F or GILTI income inclusions. Such income generally will constitute income from sources within the United States for U.S. foreign tax credit purposes. Amounts included as such income would generally not be taxable again when actually distributed. We do not expect that any Segregated Portfolio will earn any income in any taxable year other than gain from the sale of Artwork in the year in which the Artwork is sold (other than de minimis dividend income from Masterworks Collection 001 Cayman or the applicable segregated portfolio of Masterworks Cayman to the extent either earns any royalty or other income). Therefore, we do not expect that there will be any material Subpart F or GILTI income of any Segregated Portfolio to be reported by U.S. Holders prior to a sale of the Artwork. However, we expect that gain from the sale of the Artwork would be treated as Subpart F income.

Because we expect Holdco and each Single-Asset Issuer to be treated as a U.S. Shareholder in a CFC for certain purposes other than for determining current inclusions, regardless of whether a Segregated Portfolio has Subpart F or GILTI income, any gain allocated to a Holder from Holdco’s or a Single-Asset Issuer’s disposition of a Segregated Portfolio (including any gain from a liquidating distribution by any Segregated Portfolio) will be treated as ordinary income to the extent of such Holder’s allocable share of the current and/or accumulated earnings and profits of such Segregated Portfolio. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules, if any. Net losses of a Segregated Portfolio will not pass through to our Holders.

If, following receipt of a ruling from the IRS, we elected to treat Masterworks Collection 001 Cayman as an entity disregarded from Holdco or a Single-Asset Issuer elected to treat its subsidiary Segregated Portfolio of Masterworks Cayman as an entity disregarded as separate from such Single-Asset Issuer, the CFC rules discussed above would not apply. Instead, Holdco or such Single-asset Issuer, as applicable, would directly report to us its proportionate share of any income, gain, loss or deduction of such Segregated Portfolio, and its proportionate share of any distributions from the Segregated Portfolio would be disregarded for U.S. federal income tax purposes.

Passive Foreign Investment Companies. In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

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If Masterworks Collection 001 Cayman or any Segregated Portfolio is a PFIC in any taxable year, gain on a disposition by Holdco or a Single-Asset Issuer of shares in any such Segregated Portfolio or gain on the disposition of our Class A shares by a Holder at a time when we own, directly or indirectly, shares of such Segregated Portfolio, as well as certain other defined “excess distributions,” will be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the Holder held its Class A shares or the period during which we, directly or indirectly, held our shares in such Segregated Portfolio. For a U.S. Holder that is required to include amounts in income with respect to a Segregated Portfolio, if any, pursuant to the subheading “Controlled Foreign Corporations”, the consequences described under this subheading would not apply. For U.S. Holders that are not required to include amounts in income with respect to a Segregated Portfolio, if any, pursuant to the subheading “Controlled Foreign Corporations”, such Holders may be subject to the PFIC rules in the event Masterworks Collection 001 Cayman or any other Segregated Portfolio is classified as a PFIC. The interaction of these rules is complex, and prospective Holders are urged to consult their tax advisors in this regard.

If, following receipt of a ruling from the IRS, we elected to treat Masterworks Collection 001 Cayman as an entity disregarded from Holdco or a Single-Asset Issuer elected to treat its subsidiary Segregated Portfolio of Masterworks Cayman as an entity disregarded such Single-Asset Issuer, the PFIC rules discussed above would not apply.

Taxation of Non-U.S. Holders of Class A shares

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of our Class A shares and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of our Class A shares to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in our Class A shares, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that distributions derived from Segregated Portfolios will not be treated as U.S. source dividends for withholding purposes.

Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that our activities and those of Single-Asset Issuers in which we invest, as currently contemplated, generally will not involve being engaged in a trade or business within the United States, and as a result we expect that no Segregated Portfolio nor any Non-U.S. Holder will be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. Our Class A shares that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our Class A shares.

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Administrative Matters

Tax Elections. The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Board of Managers deems necessary or appropriate. Accordingly, our Board of Managers can change our tax election to have our company taxed as a corporation in its sole and absolute discretion.

Nominee Reporting. Persons who hold our Class A shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit of us, Holdco or a Single-Asset Issuer in which we invest by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company Holdco or Single-Asset Issuer level in the year of such adjustment. In the event of any adjustment at the Company or Holdco level, under the operating agreement, the Board of Managers will allocate such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. In the event of any adjustment at the Single-Asset Issuer level, under the operating agreement of such Single-Asset Issuer, its Board of Managers will allocate such tax among the holders in such Single-Asset Issuer, including us, as equitably determined by such Board of Managers, our Board of Managers will allocate our share of such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for an adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Board of Managers of the Company or a Single-Asset Issuer may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

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Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A shares, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A shares), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of our Class A shares is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Certain Reporting Requirements

Certain U.S. Holders of our Class A shares who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of the Company, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Masterworks Collection 001 Cayman or another Segregated Portfolio held indirectly through a Single-Asset Issuer in which we invest.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of our Class A shares. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for our Class A shares, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our Class A shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Class A shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Class A shares and persons who desire to purchase them on the Secondary Market or any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Class A shares for an indefinite period of time.

We currently do not intend to and may not be able to qualify securities for resale in states which require Class A shares to be qualified before they can be resold by holders of Class A shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A shares offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain a website at the website address of Masterworks.io located at www.masterworks.io. After the completion of this Offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A shares:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Administrator will cause to be mailed or made available, by any reasonable means, to each holder of Class A shares as of a date selected by the Administrator, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A shares.

3.	Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each holder of Class A shares such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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Masterworks Collection 001, LLC

Best Efforts Offering of

$10,000,000 Maximum Offering Amount (500,000 Class A shares)

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

1.1	Form of Engagement Letter (IndieBrokers).**

2.1	Certificate of Formation of Masterworks Collection 001, LLC filed with Delaware Secretary of State on December 14, 2020.**

2.2	Form of Amended and Restated Operating Agreement of Masterworks Collection 001, LLC. *

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Form of Administrative Services Agreement. *

6.2	Form of Intercompany Agreement.**

10.1	Power of attorney.**

11.1	Consent of ANTHONY L.G., PLLC (included in Exhibit 12.1).*

12.1	Opinion of ANTHONY L.G., PLLC.*

13.1	Testing the Waters Materials.**

13.2	Testing the Waters Materials **

* Filed herewith

** Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 2 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 1, 2021.

Masterworks Collection 001, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Amendment No. 2 to Form 1-A has been signed by the following persons in the capacities indicated on June 1, 2021.

Name	Title

*	Chief Executive Officer of Masterworks Collection 001, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks Collection 001, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks Collection 001, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks Collection 001, LLC

* By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

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